As filed with the Securities and Exchange Commission on May 24, 1996
================================================================================
                                                       Registration No. 333-4574
                                                       =========================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________

                                AMENDMENT NO. 1
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                            _______________________

                          RECYCLING INDUSTRIES, INC.
                (Exact name of Registrant specified in charter)

          COLORADO                                            5093
 (State or other jurisdiction of                    (Primary Standard Industrial
incorporation or organization)                      Classification Code Number)


                                                    384 INVERNESS DRIVE SOUTH,
                                                            SUITE 211
                                                    ENGLEWOOD, COLORADO 80112
         84-1103445                                        (303) 790-7372
(I.R.S. Employer Identification No.)       (Address, including zip code, and
                                       telephone number, including area code, of Registrant's principal executive offices)


             THOMAS J. WIENS, CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                     384 INVERNESS DRIVE SOUTH, SUITE 211
                          ENGLEWOOD, COLORADO  80112
                                (303) 790-7372
           (Name, address and telephone number,including area code,
                             of agent for service)


  Copies of communication, including all communication sent to the agent for service, should be sent to:

             RAYMOND L. FRIEDLOB, ESQ.                              NORMAN BROWNSTEIN, ESQ.
                GERALD RASKIN, ESQ.                                  JOHN R. GARRETT, ESQ.
               JOHN W. KELLOGG, ESQ.                                 DAVID M. BROWN, ESQ.
FRIEDLOB SANDERSON RASKIN PAULSON & TOURTILLOTT, LLC      BROWNSTEIN HYATT FARBER & STRICKLAND, P.C.
           1400 GLENARM PLACE, SUITE 300                      410 SEVENTEENTH STREET, SUITE 2200
               DENVER, COLORADO 80202                               DENVER, COLORADO  80202
                   (303) 571-1400                                       (303) 534-6335

                             ____________________

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after the Registration Statement becomes effective.
                              ___________________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [_]

                               _________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                          RECYCLING INDUSTRIES, INC.

Cross Reference Sheet pursuant to Item 501 of Regulation S-K showing the location in the Prospectus of information required by Items 1 through 12, Part I of Form S-1.

  Form S-1
Item Number  Information Required          Location in Prospectus
- -----------  --------------------          ----------------------
    1        Forepart of the               Facing Page of Registration
             Registration Statement and    Statement; Outside Front Page of
             Outside Front Cover Page      Prospectus
             of Prospectus

    2        Inside Front and Outside      Inside Front and Outside Back Cover
             Back Cover Pages of           Pages of Prospectus
             Prospectus

    3        Summary Information, Risk     Prospectus Summary; Risk Factors;
             Factors and Ratio of          Prospectus Summary - Summary
             Earnings to Fixed Charges     Financial Information

    4        Use of Proceeds               Prospectus Summary; Use of Proceeds

    5        Determination of Offering     Not Applicable
             Price

    6        Dilution                      Dilution

    7        Selling Securityholders       Selling Securityholders

    8        Plan of Distribution          Cover Page; Underwriting

    9        Description of Securities     Prospectus Summary; Description of
             to be Registered              Capital Stock

   10        Interests of Named Experts    Not Applicable
             and Counsel

  Form S-1
Item Number  Information Required          Location in Prospectus
- -----------  --------------------          ----------------------
   11        Information with Respect      Business - Industry Overview,
             to the Registrant             Strategy, Operations, Transportation,
                                           Competition, Employees, Properties,
                                           Legal Proceedings, Environmental
                                           Matters, Recent Developments; Price
                                           Range of the Common Stock; Dividend
                                           Policy; Selected Financial
                                           Information; Management's Discussion
                                           and Analysis of Financial Condition
                                           and Results of Operations; Management
                                           - Executive Officers and Directors,
                                           Executive Compensation, Principal
                                           Shareholders; Certain Transactions.

   12        Disclosure of Commission      Not Applicable
             Position on
             Indemnification for
             Securities Act Liabilities

        SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED MAY 24, 1996

PROSPECTUS
                               4,892,448 SHARES

                          RECYCLING INDUSTRIES, INC.

                                    [LOGO]

                   COMMON STOCK (PAR VALUE $.001 PER SHARE)

     Of the 4,892,448 shares of Common Stock ("Common Stock") offered hereby (the "Offering"), 4,400,000 are being sold by Recycling Industries, Inc. (the "Company") and 492,448 are being sold by certain securityholders of the Company (the "Selling Securityholders"). The Company will not receive any proceeds from the sale of Common Stock by the Selling Securityholders.

     The Company's Common Stock has been approved for trading on the Nasdaq National Market and is currently traded on the Nasdaq SmallCap Market under the symbol "RECY." On May 1, 1996, the closing sale price of the Common Stock, as reported on the Nasdaq SmallCap Market, was $ 5.50 per share. See "Price Range of the Common Stock."

                             ____________________

     SEE "RISK FACTORS" COMMENCING ON PAGE SIX FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.
                             ____________________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
 ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
    PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================================================
                                                                                               Proceeds to
                                  Price to the      Underwriting     Proceeds to the             Selling
                                     Public         Discounts (1)      Company (2)          Securityholders (3)
- ----------------------------------------------------------------------------------------------------------------
 Per Share                           $ 5.50           $ .385             $ 5.115                   $ 5.115
- ----------------------------------------------------------------------------------------------------------------
 Total (3)                        $ 26,908,464       $1,883,592        $ 22,506,000              $ 2,518,872
================================================================================================================

(1) Does not include a 1 1/2% non-accountable expense allowance payable to the Underwriter and warrants to purchase 450,105 shares of Common Stock issuable to the Underwriter (the "Underwriter's Warrants"). The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting expenses, estimated at $1,025,000, including the non-accountable expense allowance of $363,000 payable by the Company.

(3) The Company's Chief Executive Officer has granted to the Underwriter an option, exercisable within 30 days of the date of this Prospectus, to purchase up to an aggregate of 733,867 additional shares of Common Stock on the same terms as set forth above, solely to cover over-allotments. The Company will not receive any proceeds from the exercise of the over-allotment option. See "Selling Securityholders" and "Underwriting."

                             ____________________

     The Shares of Common Stock are offered by the Underwriter, subject to prior sale when, as and if accepted by it and subject to certain conditions, the right to withdraw, cancel, modify or reject any order in whole or part, and subject to approval of certain legal matters by counsel. It is expected that delivery of the Common Stock will be made in New York, New York against payment therefor on or about May 31, 1996.

                             ____________________

                              PRIME CHARTER LTD.

                THE DATE OF THIS PROSPECTUS IS __________, 1996

                             AVAILABLE INFORMATION

     The Company is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; at the Commission's New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and at the Commission's Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Company has filed with the Commission a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Common Stock offered hereby of which this Prospectus constitutes a part. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock, reference is hereby made to such Registration Statement, exhibits and schedules. Any statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement of which this Prospectus forms a part, each such statement being qualified in all respects by such reference.

     IN CONNECTION WITH THE OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ SMALLCAP OR NATIONAL MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     IN CONNECTION WITH THE OFFERING, THE UNDERWRITER AND SELLING GROUP MEMBERS, IF ANY, MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON THE NASDAQ SMALLCAP OR NATIONAL MARKET IN ACCORDANCE WITH RULE 10b-6A UNDER THE EXCHANGE ACT. SEE "UNDERWRITING."

                              PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Concurrently with the closing of the Offering made by this Prospectus, the Company will acquire Weissman Industries, Inc. ("Weissman"), a metals recycler based in Waterloo, Iowa, for a purchase price of $12.4 million in a separate transaction (the "Acquisition"). Unless otherwise indicated, all references to the "Company" in this Prospectus include Weissman and all financial information and other data in this Prospectus have been adjusted to give pro forma effect to the Acquisition. Except as otherwise indicated, the information contained in this Prospectus assumes that neither the Underwriter's over-allotment option nor the Underwriter's Warrants are exercised. As used herein, the "Offering Price" means $ 5.50 per share of Common Stock.

                                  THE COMPANY

     Recycling Industries, Inc. is a full-service metals recycler engaged in the collection and processing of various ferrous and non-ferrous metals for resale to domestic and foreign steel producers and other metals producers and processors. The Company operates six metals recycling facilities in Las Vegas, Nevada; Brownsville, Harlingen, McAllen and San Juan, Texas; and Ste. Genevieve, Missouri and, upon consummation of the Acquisition, will operate a seventh facility in Waterloo, Iowa. In addition, the Company owns a 20% interest in a metals recycler in Athens, Georgia. The Company commenced its metals recycling operations in May 1994 and, upon consummation of the Acquisition, will have increased its revenues from $1.7 million for the quarter ended June 30, 1994 to pro forma revenues of $ 12.8 million for the quarter ended March 31, 1996. Over the same period, the Company's metals shredding capacity increased over 300% and its total metals processing capacity increased over 325%.

     The largest portion of the Company's operations involves the collection, processing and sale of ferrous scrap, the primary raw material for mini-mill steel producers who utilize electric arc furnace ("EAF") technology. The increase in domestic EAF capacity from 14.8 million net tons (11.0% of total domestic steel production) in 1966 to 40.6 million net tons (39.4% of total domestic steel production) in 1995 has resulted in strong demand and prices for processed ferrous scrap. According to industry reports, the anticipated continuing increase in EAF capacity to an estimated 50.0 million net tons by the year 2000 may cause global ferrous scrap shortages, resulting in further increases in processed ferrous scrap prices.

     The Company is also engaged in the processing of non-ferrous materials such as copper, aluminum and brass, which are sold to secondary smelters and other non-ferrous metals processors. The Company's non-ferrous operations complement its ferrous operations, as most unprocessed scrap contains ferrous and non-ferrous components which require separation in preparation for resale. The lower cost of producing non-ferrous metals from scrap relative to the cost of primary smelting has resulted in strong demand for processed non-ferrous scrap.

     The Company's objective is to become one of the largest metals recyclers in North America through targeted acquisitions of independent metals recyclers. The Company seeks to capitalize on the opportunity presented by the growing demand for processed ferrous scrap, the expanding markets created by the rapid proliferation of new EAF operations and the availability of metals recycling facilities. By pursuing a consolidation strategy within the metals recycling industry, the Company believes that it can significantly enhance the competitive position and profitability of the operations that it acquires through improved managerial and financial resources. The Company also believes that geographic diversity will reduce its vulnerability to the dynamics of any particular local or regional market. Furthermore, as EAF capacity and demand for processed ferrous scrap continue to increase, the Company believes that multi-regional and national EAF operators such as Nucor Corporation, Birmingham Steel Corporation and North Star Steel Co. will increasingly rely on suppliers who can provide a dependable quantity and quality of processed scrap as well as a high degree of service. The Company believes that it is the only metals recycler pursuing a consolidation strategy on a national basis and therefore will be in an ideal position to become a preferred supplier to the major EAF operators.

     The Company believes that there are over 3,000 independent metals recyclers in North America which generated more than $10 billion in revenues in 1995. Based upon reports published by the Institute for Scrap Recycling Industries ("ISRI"), approximately 200 of these independent metals recyclers operate heavy-duty automotive shredders, which constitute the primary equipment used in processing large volumes of ferrous and non-ferrous scrap for sale to steel and other metals producers. Because of the highly fragmented nature of the industry, the Company believes that no single metals recycler has a significant share of the national processed scrap market, although certain recyclers may have a dominant share of their local or regional market. Similar to the ongoing consolidation within the municipal solid waste industry, the metals recycling industry has recently begun to experience local market consolidation due to: (i) increasing capital requirements caused by more stringent environmental and governmental regulations, and (ii) the exit of aging independent recyclers who desire to sell closely-held businesses in the absence of a successor owner or operator.

     In implementing its acquisition strategy, the Company seeks to identify potential acquisition targets with:

     .    dominant or strategic positions in local or regional markets;

     .    excess or underutilized capacity;

     . the ability to supply an existing or planned metals production facility, such as an EAF;

     .    access to rail, water or interstate highway transportation systems;
          and

     . either operational shredding equipment, the ability to supply the Company's existing shredding equipment or adequate facilities to permit the installation of such equipment.

By continuing to acquire facilities that meet these criteria, the Company believes it can achieve rapid growth and expansion of its customer base.

     An essential component of the Company's acquisition strategy is improving the operating efficiency, output and capacity of each acquired facility by targeting three phases of the Company's operations: (i) the purchase of raw scrap; (ii) the processing of raw scrap into saleable product; and (iii) the sale of processed scrap. Each acquired facility is integrated into the Company's operations through a comprehensive program that targets these operating phases through the installation of management and financial reporting systems, the implementation of expanded purchasing and marketing programs, the centralization of operating functions to achieve economies of scale, selective reductions in personnel and improved inventory and other financial controls. Where necessary, the Company implements a capital improvements program to repair or replace outdated and inefficient equipment and to improve the facility's scrap processing operations and processed scrap output. Through these programs, the Company has realized significant improvements in operating results.

     Of the Company's pro forma revenues for the quarter ended March 31, 1995, approximately 68% was attributable to sales of ferrous scrap, 28% was attributable to sales of non-ferrous scrap, and the balance was primarily attributable to paper and plastic recycling and retail finished steel sales conducted at certain of the Company's facilities.

     The Company's executive offices are located at 384 Inverness Drive South, Suite 211, Englewood, Colorado 80112, and its telephone number is 303-790-7372.

                                 THE OFFERING

Common Stock Outstanding
     before the Offering..............   10,178,137 shares (1)

Common Stock Offered by
   the Company........................   4,400,000 shares

Common Stock Offered by the
   Selling Securityholders............   492,448 shares

Common Stock to be Outstanding
    after the Offering................   13,409,691 shares (1)(2)(3)

Use of Proceeds.......................   To pay a portion of the purchase price
                                         in connection with the Acquisition, to
                                         repurchase 1,544,586 outstanding shares
                                         of the Company's Common Stock, to
                                         redeem the Company's Series A
                                         Convertible Preferred Stock, to repay
                                         the Company's outstanding bridge and
                                         revolving credit indebtedness, to
                                         pursue other acquisitions in the metal
                                         recycling industry and for general
                                         corporate purposes.

Nasdaq National Market Symbol.........   RECY

__________

(1) Does not include Common Stock reserved for issuance upon exercise of the Underwriter's Warrants or: (i) 4,321,031 shares issuable upon exercise of currently outstanding warrants; (ii) 1,358,440 shares issuable upon exercise of currently outstanding options; (iii) 260,000 shares issuable upon the conversion of the Company's Series A Convertible Preferred Stock which will be redeemed upon consummation of the Offering; and (iv) shares reserved for additional options to be granted under the Company's stock option plans. See "Use of Proceeds," "Description of Capital Stock," and "Shares Eligible for Future Sale."

(2) Has been reduced to reflect the repurchase by the Company of 1,544,586 shares of Common Stock upon consummation of the Offering. See "Use of Proceeds."

(3) Includes 376,140 shares issuable in exchange for certain outstanding warrants concurrently with completion of the Offering. See "Description of Capital Stock - Warrants."

                         SUMMARY FINANCIAL INFORMATION

     The following information presents, for the periods and dates indicated, summary consolidated financial information of the Company. This information should be read in conjunction with "Capitalization," "Selected Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the Company's historical and pro forma financial statements and notes thereto included elsewhere herein.


                                               Fiscal Year Ended September 30,                       Six Months Ended March 31,
                                 -----------------------------------------------------------  --------------------------------------

                                                                              Pro Forma/(2)/                         Pro Forma/(2)/

                                 1993              1994            1995          1995         1995         1996           1996

                                 ----              ----            ----       -------------   ----         ----       --------------

                                                        (in thousands, except per share data and selling prices)

STATEMENT OF
 OPERATIONS DATA/(1)/:

  Revenues                       $    -0-          $4,831          $13,853       $52,222      $7,117       $10,763      $25,124
  Cost of Sales                       -0-           4,110           10,869        43,290       5,323         9,352       20,737
                                 --------          ------          -------       -------      ------       -------      -------
  Gross Profit                   $    -0-          $  721          $ 2,984       $ 8,932      $1,794       $ 1,411      $ 4,387

                                               Fiscal Year Ended September 30,                       Six Months Ended March 31,

                                 -----------------------------------------------------------  --------------------------------------
                                                                              Pro Forma/(2)/                         Pro Forma/(2)/
                                 1993              1994            1995          1995         1995         1996           1996
                                 ----              ----            ----       -------------   ----         ----       -------------
                                                        (in thousands except per share data and selling prices)
  Selling and
   administrative expenses       $  2,335           $1,660         $ 2,279      $ 4,016       $  911      $1,553           $ 2,497
  Loss from joint
   ventures and
   equity investee                    467              -0-             -0-          -0-          -0-         -0-               -0-
                                 --------           ------         -------      --------      ------      ------           -------

  Income (loss) from
   operations                    $ (2,802)          $ (939)        $   705      $ 4,916       $  883      $ (142)          $ 1,890
  Interest expense                   (156)            (203)           (407)      (1,046)        (198)       (245)             (557)
  Extraordinary gain                  475              218             806          806          222          48                48
                                 --------           ------         -------      -------       ------      ------            ------

  Income (loss) before
   income taxes                  $ (2,483)          $ (924)        $ 1,104      $ 4,676       $  907      $ (339)          $ 1,381
  Income tax provision
   (benefit)                          -0-              -0-            (711)        (638)         -0-        (437)              152
                                 --------           ------         -------      -------       ------      ------           -------

  Net income (loss)              $ (2,483)          $ (924)        $ 1,815      $ 5,314       $  907      $   98           $ 1,229
                                 --------           ------         -------      -------       ------      ------           -------

  Net income (loss) per share    $  (1.04)          $(0.37)        $  0.30      $  0.48       $ 0.26      $ 0.01           $  0.09
                                  -------           ------         -------      -------       ------      ------           -------

Weighted Average
Shares Outstanding                  2,377            2,505           6,100       11,013        3,495       9,790            13,347

OPERATING AND OTHER DATA:

 EBITDA/(3)/                     $ (2,445)           ($547)        $ 1,489      $ 5,903       $1,337      $  337           $ 2,711

 Shipments:
  Ferrous (tons)                      -0-           24,600          57,100      209,402       28,980      55,500           121,500
  Non-ferrous (pounds)                -0-        3,676,300       8,805,600   33,729,071    4,686,000   6,739,000        11,239,000

 Average Selling Price/(4)/:
  Ferrous (per ton)                   -0-             $100            $120         $120         $118        $123           $   123



                                                        At March 31, 1996
                                                 ------------------------------
                                                                   Pro Forma
                                                 Actual         As Adjusted (5)
                                                 ------         ---------------
BALANCE SHEET DATA:

  Working capital                               $   105               $ 7,174
  Total assets                                   19,938                41,203
  Property and equipment                          8,421                20,180
  Total liabilities                               9,045                22,797
  Stockholders' equity                           10,893                25,006

____________

(1) Prior to May 1994, the Company was engaged in the development of technology related to the recycling of municipal solid waste. For comparative purposes, financial data prior to fiscal 1994 reflects the Company's efforts to develop such technology. The Company's current metals recycling operations commenced in May 1994 with the acquisition of its Nevada facility. The financial information for fiscal 1994 reflects five months of operating results of the Nevada facility. The financial information for fiscal 1995 reflects 12 months of operating results of the Nevada facility and reflects the efforts of the Company to acquire other metals recycling facilities.

(2) The pro forma data gives effect to the acquisitions of Anglo Iron & Metal (December 1995), Mid-America Shredding (April 1996) and Weissman (upon consummation of the Offering) as if each had occurred at the beginning of the periods presented. In addition, the pro forma information is based upon available information and certain assumptions and adjustments. See the notes to the pro forma financial statements.

(3) EBITDA ("Earnings Before Interest, Taxes, Depreciation and Amortization") represents operating income plus depreciation and amortization. The Company has included EBITDA (which is not a measure of financial performance under generally accepted accounting principles) because it understands such data is used by certain investors to determine the Company's ability to service its indebtedness.

(4) Average selling price for non-ferrous scrap is not meaningful as there are significant differences in the price per pound of the various component non-ferrous metals (e.g., aluminum, copper, brass) produced by the Company.

(5) Gives effect to the consummation of the Offering at the Offering Price and the application of the net proceeds therefrom as described in "Use of Proceeds."

                                 RISK FACTORS

     Prospective investors should consider carefully the following Risk Factors, as well as the other information set forth in this Prospectus, before making an investment in the Common Stock.

LIMITED COMBINED OPERATING HISTORY

     The Company commenced its metals recycling operations upon the acquisition of its Nevada facility in May 1994. Prior to May 1994, the Company generated operating losses and negative cash flow as a development stage enterprise pursuing the development of technology to recycle municipal solid waste (the "MSW Technology"). Since May 1994, the Company has acquired metals recycling facilities in southern Texas and Missouri and a 20% interest in a metals recycling company in Georgia. The Company has entered into an agreement to acquire an additional metals recycling facility, Weissman, concurrently with the closing of the Offering. The Company has only a limited combined operating history for its current facilities and the Company's pro forma results of operations are not necessarily indicative of actual results. There can be no assurance that the Company's existing operations, or those of Weissman to be acquired in the Acquisition, will generate sufficient cash flow to fund the future operations of the Company.

RISKS RELATED TO THE COMPANY'S ACQUISITION STRATEGY

     The Company's objective is to increase its revenues and earnings and expand the markets it serves through the acquisition of additional metals recycling facilities. There can be no assurance that the Company will be able to identify, acquire or profitably manage additional facilities or successfully integrate their operations without substantial costs, delays or other unanticipated problems. There can be no assurance that Weissman or other acquired companies will achieve sales and profitability that justify the Company's investment. Acquisitions involve a number of risks, which may include: adverse short-term effects on the Company's reported operating results and cash flows; diversion of management's attention; dependence on retaining, hiring and training key personnel; risks associated with environmental or legal liabilities; and the effects of amortization of acquired intangible assets, such as goodwill. Some of these risks could have a material adverse effect on the Company's operations and financial performance. As the Company continues to expand, the Company will be required to supplement its current management team in order to effectively manage the acquired entities and successfully implement its acquisition and operating strategies. See "Business - Strategy" and "Management."

CAPITAL REQUIREMENTS AND LIMITED WORKING CAPITAL

     A substantial portion of the net proceeds of the Offering will be used to pay a portion of the purchase price in connection with the Acquisition, to repurchase certain outstanding shares of Common Stock, to redeem the Company's Series A Convertible Preferred Stock and to repay the Company's bridge financing. The Company will have limited proceeds remaining after such applications and will require additional debt or equity financing in order to continue implementing its acquisition strategy. There can be no assurance that the Company will be able to obtain such financing on terms the Company deems acceptable. If the Company does not have sufficient cash resources or if the Company is unable to use its capital stock as consideration for acquisitions, the Company may be unable to continue to pursue its acquisition strategy. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" and "Business - Strategy."

MARKET CONSIDERATIONS

     Sales prices for prepared scrap metal are cyclical in nature and are subject to local, national and international economic conditions. While recent increases in demand have resulted in strong sales prices for prepared ferrous scrap, the Company's operating results are dependent upon the strength of the national economy and, in particular, the domestic steel industry. A future downturn in the economy or in steel production could adversely affect the performance of the Company. The demand for processed ferrous and non-ferrous scrap is subject to general economic, industry and market-specific conditions beyond the Company's control which may result in periodic fluctuations in the sales prices of the Company's products. Although the Company seeks to maintain its operating margins by adjusting the purchase price for raw ferrous scrap in response to changing sales prices for prepared ferrous scrap, its ability to maintain these margins during periods of falling prices may be limited by the adverse impact of lower prices on the available supply of raw ferrous scrap. The Company is unable to hedge against changes in ferrous scrap prices and attempts to minimize this risk by maintaining low inventory levels of raw and processed scrap and by establishing firm prices with its larger customers at the beginning of each month.

COMPETITION

     The metals recycling business is highly competitive and subject to significant changes in market conditions. Certain of the Company's competitors have substantially greater financial, marketing and other resources. There can be no assurance that the Company will be able to obtain its desired market share or compete effectively in its markets.

ENVIRONMENTAL MATTERS

     Compliance with state and federal environmental laws is a significant factor in the metals recycling industry. Certain raw materials handled, processed and disposed of in the metals recycling industry, such as automobiles and appliances, may contain substances which are subject to a variety of federal, state and local governmental regulations concerning the discharge of hazardous materials into the environment. The Company has adopted standards and policies for accepting raw materials designed to ensure compliance with applicable environmental regulations. The Company's management does not believe that the costs associated with environmental compliance will have a material adverse impact on the Company. See "Business - Environmental Matters."

RELIANCE ON KEY PERSONNEL

     The Company's operations are dependent on a limited number of key personnel, including the Company's Chairman and Chief Executive Officer, Thomas
J. Wiens, and its President and Chief Operating Officer, Michael I. Price. The Company has not entered into employment agreements with either of such officers but has obtained key-man life insurance policies in the amount of $500,000 for Mr. Wiens and $1,000,000 for Mr. Price. See "Management."

DILUTION

     Purchasers of Common Stock in the Offering will experience immediate and substantial dilution in net tangible book value per share. As of March 31, 1996, the net tangible book value per share of the Common Stock was $.55. After giving effect to the sale of Common Stock offered by this Prospectus at the Offering Price, the deduction of underwriting discounts and the estimated expenses of the Offering and giving effect to: (i) the Acquisition; (ii) the anticipated use of proceeds of the Offering; and (iii) the issuance of 376,140 shares of Common Stock in exchange for certain outstanding warrants, the adjusted net tangible book value of the Company at March 31, 1996 would have been $1.47 per share. This represents an immediate increase in net tangible book value per share of $.92 to the Company's present shareholders and an immediate dilution of $4.03 per share to purchasers in the Offering. See "Dilution."

CONTROL BY PRINCIPAL SHAREHOLDER AND ANTI-TAKEOVER PROVISIONS

     As of the date of this Prospectus, Thomas J. Wiens, the Company's Chairman and Chief Executive Officer, beneficially owns 2,814,003 shares of the Company's Common Stock, representing approximately 27.7% of the issued and outstanding shares. Following consummation of the Offering, assuming no exercise of the Underwriter's over-allotment option, Mr. Wiens will beneficially own approximately 21.0% of the outstanding Common Stock.

     The Company's Amended and Restated Articles of Incorporation contain certain provisions which may inhibit a change of control of the Company. These include scaled voting provisions that, upon a determination by the Company's Board of Directors, may limit the voting rights of holders of more than 10% of the Company's outstanding Common Stock. These provisions may discourage a party from making a tender offer or otherwise attempting to take control of the Company. As of the date of this Prospectus, the Company's Board of Directors has not implemented the scaled voting provisions. The Company's Board of Directors has adopted an amendment to the Amended and Restated Articles of Incorporation to be voted upon at the Company's next annual meeting of shareholders to eliminate these provisions. See "Description of Capital Stock -Anti-Takeover Provisions." The Company's Amended and Restated Articles of Incorporation also authorize the issuance of 10,000,000 shares of preferred stock, the terms of which are to be determined by the Board of Directors at the time of issuance. The ability to issue preferred stock could be used by the Board as a means for resisting a change of control of the Company and may be considered an "anti-takeover" device. As of the date of this Prospectus, the Company has 13,000 shares of Series A Convertible Preferred Stock issued and outstanding, all of which are being redeemed upon consummation of the Offering. The Company may authorize additional series of preferred stock to issue as consideration for future acquisitions but has no commitment to do so at this time. See "Use of Proceeds" and "Description of Capital Stock - Preferred Stock."

OUTSTANDING STOCK OPTIONS AND WARRANTS

     The Company has outstanding options and warrants to acquire an aggregate of 5,658,946 shares of the Company's Common Stock, substantially all of which have exercise prices ranging from $.90 to $7.50 per share. Warrants to purchase 359,250 shares of Common Stock at a current exercise price of $1.05 per share and warrants to purchase 60,000 shares of Common Stock at $.90 per share are to be exchanged for 376,140 shares of Common Stock upon consummation of the Offering, representing an effective exercise price of $.60 per share. Of the remaining outstanding options and warrants, options and warrants to acquire an aggregate of 1,851,706 shares of Common Stock have exercise prices below the Offering Price. In addition, warrants to purchase an aggregate of 2,863,956 shares of Common Stock have adjustment provisions providing for reduction of their exercise prices in the event that the Company fails to register such shares under the Securities Act within specified time frames. The exercise of such options and warrants could have a substantial dilutive effect upon the purchasers of shares of Common Stock offered by this Prospectus. See "Description of Capital Stock - Warrants" and "Shares Eligible For Future Sale -Registration Rights."

SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the Offering, the Company will have approximately 442,000 shares of Common Stock outstanding that will be eligible for sale pursuant to Rule 144 under the Securities Act. In addition, holders of a total of 5,107,160 shares of Common Stock and warrants to purchase an additional 2,944,076 shares of Common Stock will have the right to require the Company to register such shares of Common Stock under the Securities Act on or before September 30, 1996. The utilization of Rule 144 and the exercise of registration rights by the holders of these shares will increase substantially the number of shares available for sale in the public markets and may have an adverse impact on the market price of the Common Stock. See "Shares Eligible for Future
Sale."

                                USE OF PROCEEDS

     The estimated net proceeds to the Company from the sale of the shares of Common Stock offered hereby, after deducting underwriting discounts and other offering expenses (estimated to be approximately $2.7 million), are approximately $21.5 million. Of this amount, $6.4 million will be used to pay a portion of the purchase price in connection with the Acquisition; $5.0 million will be used to repurchase 1,424,586 shares of the Company's Common Stock for $3.50 per share (including a $.10 per share solicitation fee payable to First Equity Capital Securities, Inc.); $2.4 million will be used to redeem all of the Company's outstanding Series A Convertible Preferred Stock and 120,000 shares of Common Stock issued in connection with the acquisition of its Nevada facility; $2.0 million will be used to pay down the Company's revolving credit line which bears interest at prime plus 2%; $438,000 will be used to repay the Company's outstanding bridge indebtedness and $200,000 will be used to maintain the Company's ownership interest in its Georgia facility. See "Business - Recent Developments." The remaining proceeds of approximately $5.2 million will be used for general corporate purposes, which are expected to include future acquisitions. The Company is continuously evaluating acquisition opportunities but at the present time has no commitment with respect to any future acquisition, other than Weissman. Pending such uses, the net proceeds will be invested in short-term, interest bearing, investment grade securities.

     The Company expects to finance the balance of the $12.4 million purchase price for Weissman with long-term debt and working capital financing obtained from a lending institution, for which the Company has a signed letter of intent. See "Business - Recent Developments." If for any reason such debt financing is not available at the closing of the Acquisition, the Company may be required to utilize the remaining proceeds of the Offering for such purpose. Such use of proceeds may increase the Company's need for additional working capital and may adversely affect the Company's ability to pursue its acquisition strategy.

                        PRICE RANGE OF THE COMMON STOCK

     The Common Stock is currently listed on the Nasdaq SmallCap Market System under the symbol "RECY" and has been approved for listing on the Nasdaq National Market System. In addition, the Common Stock has been trading on the Boston Stock Exchange since July 6, 1995 under the trading symbol "RCY." Prior to its approval for listing on the Nasdaq SmallCap Market and the Boston Stock Exchange, the Common Stock was quoted on the National Association of Securities Dealers OTC Bulletin Board (the "OTCBB") under the symbol "RECY".

     The majority of the Company's shares are held by management and affiliates and are subject to restriction on resale. The number of unrestricted shares of Common Stock is relatively low in relation to the total number of shares issued and, therefore, trading in the Common Stock is limited. As a result, the Company believes that historical market quotations for the Common Stock are not a reliable indicator of value. The quotations provided below are the high and low reported sales prices for the quarters indicated as reported on the OTCBB and the Nasdaq SmallCap Market and have been adjusted to reflect the Company's one-for-five reverse stock split effective June 27, 1995.


                                                Common Stock
                                             ------------------
                                             High          Low
                                             ----          ---
     Fiscal 1994:
        First Quarter                       $13.75        $6.25
        Second Quarter                       18.13         4.38
        Third Quarter                        18.75         7.50
        Fourth Quarter                       10.00         5.00

     Fiscal 1995:
        First Quarter                       $ 8.13        $2.00
        Second Quarter                        4.20         2.20
        Third Quarter                         5.63         2.50
        Fourth Quarter                        5.38         3.88

     Fiscal 1996:
        First Quarter                       $ 4.88        $2.88
        Second Quarter                        7.00         3.50
        Third Quarter (through
        May 22, 1996)                         5.63         4.25



     The last reported sale price of the Common Stock as quoted on the Nasdaq SmallCap Market System on May 1, 1996 was $5.50 per share. As of March 31, 1996, there were

737 record holders of Common Stock. Based upon the information available to it, the Company believes there are approximately 1,200 beneficial owners of its Common Stock.

                                DIVIDEND POLICY

     The Company has never paid cash dividends on its Common Stock and has no present intention to pay any cash dividends on its Common Stock for the foreseeable future. Instead, the Company intends to retain its earnings, if any, to support the growth and future development of its business and for general corporate purposes. The payment of any future dividends will be at the discretion of the Company's Board of Directors and will be dependent upon the Company's earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends and other factors that the Board of Directors deems relevant.

                                CAPITALIZATION

     The following table sets forth the capitalization of the Company as of March 31, 1996 and as adjusted on a pro forma basis to reflect: (i) the Acquisition of Mid-America Shredding, Inc. on April 15, 1996; (ii) the Acquisition; and (iii) the Offering and the application of the net proceeds therefrom as described under "Use of Proceeds." This table does not reflect Common Stock reserved for issuance upon the exercise of outstanding options and warrants or the Underwriter's Warrants. See "Shares Eligible for Future Sale," "Underwriting" and "Description of Capital Stock." This table should be read in conjunction with the historical and pro forma consolidated financial statements of the Company, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                            March 31, 1996
                                                     ---------------------------
                                                                      Pro Forma
                                                      Actual        As Adjusted
                                                     -------       -------------
                                                          (in thousands)

Short-term debt, including current
 portion of long-term debt                           $ 4,766          $ 5,261
                                                     =======          =======

Long-term debt, excluding current portion/(1)/       $ 1,576          $ 5,908
Note payable to related parties                          945              945

Stockholders' equity:
 Preferred Stock, no par value, 10,000,000 shares
  authorized; 13,000 Shares of Series A
  Convertible Preferred Stock issued and
  outstanding and no shares issued and
  outstanding pro forma as adjusted/(2)/               1,312            - 0 -
 Common Stock, $0.001 par value, 50,000,000
  shares authorized; 10,055,193 shares issued
  and outstanding and 13,409,691 shares pro
  forma as adjusted/(3)/                                  10               15
Additional paid-in capital                            17,909           33,329
Retained earnings (deficit)                           (8,338)          (8,338)
                                                     -------          -------

  Total stockholders' equity                          10,893           25,006
                                                     -------          -------

  Total capitalization                               $13,414          $31,859
                                                     =======          =======

- ------------

(1) For a description of the Company's long-term debt, see Note 14 to the Company's consolidated financial statements.

(2) The Company will redeem all of its outstanding Series A Convertible Preferred Stock upon the consummation of the Offering. See "Use of Proceeds."

(3) Excludes outstanding options and warrants to purchase Common Stock. See "Description of Capital Stock - Warrants and Stock Options."

                                   DILUTION

     The net tangible book value of the Company (total assets less total liabilities and intangible assets) on March 31, 1996 was $5,505,000 or $.55 per share. After giving effect to (i) the sale of the shares of Common Stock offered by this Prospectus, (ii) the Acquisition, (iii) the intended use of proceeds of the Offering and (iv) the issuance of 376,140 shares of Common Stock in exchange for certain outstanding warrants, the adjusted net tangible book value of the Company at March 31, 1996 would have been $1.47 per share, representing an immediate increase in net tangible book value per share of $.92 to existing shareholders and an immediate dilution of $4.03 to the purchasers of Common Stock in the Offering. The following table illustrates the per share dilution to investors in the Offering:


Offering price per share (1)                                       $5.50
   Net tangible book value per
     share before the Offering................................     $ .55
   Increase per share attributable
     to the sale of Common Stock
     in the Offering (2)......................................     $ .92
                                                                   -----
Adjusted net tangible book
     value per share (2)......................................     $1.47
                                                                   -----
     Dilution to new investors................................     $4.03
                                                                   =====

- ------------

(1) Before deductions of underwriting discounts and estimated offering expenses payable by the Company.

(2) After deductions of underwriting discounts and estimated offering expenses payable by the Company.

     The following table sets forth as of the date of this Prospectus the number of shares of Common Stock issued by the Company, the total consideration to the Company and the average price per share paid by existing shareholders and by the investors in the Offering:


                                    Shares Acquired          Total Consideration     Average
                                 ----------------------     --------------------
                                                                (In thousands)        Price
                                  Number       Percent       Amount    Percent      Per Share
                                  ------       -------      ---------  --------     ---------
Existing shareholders/(1)/         10,055,193     69.6        $18,588      43.4         $1.85
Investors in the
 Offering                           4,400,000     30.4         24,200      56.6          5.50
                              ---------------    -----        -------     -----         -----
          Total               14,455,193/(2)/    100.0        $42,788     100.0         $2.96

____________

(1) Total consideration from existing shareholders represents the consolidated shareholder's equity before the Offering.

(2) Has not been adjusted to reflect the repurchase of 1,544,586 shares of Common Stock upon consummation of the Offering. See "Use of Proceeds."

                        SELECTED FINANCIAL INFORMATION

     The statement of operations and balance sheet data included in the following table for each of the five years ended September 30, 1995 have been derived from the consolidated financial statements of the Company which have been audited by independent accountants. The statement of operations and balance sheet data included in this table for the six months ended March 31, 1996 and 1995 have been obtained from unaudited financial statements which, in the opinion of management, include all adjustments necessary for a fair presentation of the financial position and results of operations for these periods. The results for the six months ended March 31, 1996 are not necessarily indicative of the results that may be expected for the full year. The pro forma financial data set forth below has been derived from the Company's unaudited pro forma consolidated financial statements included elsewhere herein.


                                               Fiscal Year Ended September 30,                       Six Months Ended March 31,
                                 -----------------------------------------------------------   -------------------------------------

                                                                               Pro Forma/(2)/                         Pro Forma/(2)/

                                 1991       1992     1993       1994     1995     1995         1995        1996/(3)/       1996
                                 ----       ----     ----       ----     ----  -------------   ----        ---------  --------------
                                                   (in thousands, except per share data and selling prices)
STATEMENT OF
 OPERATIONS DATA/(1)/:

    Revenues                     $   -0-   $   -0-   $   -0-    $4,831   $13,853   $52,222     $7,117       $10,763      $25,124
    Cost of Sales                    -0-       -0-       -0-     4,110    10,869    43,290      5,323         9,352       20,737
                                 -------   -------   -------    ------   -------   -------     ------       -------      -------
    Gross Profit                 $   -0-   $   -0-   $   -0-    $  721   $ 2,984   $ 8,932     $1,794       $ 1,411      $ 4,387

 Selling and
   administrative expenses     $   774    $ 2,951   $ 2,335     $ 1,660    $  2,279    $  4,016    $   911    $ 1,553    $ 2,497
  Loss from joint
   ventures and
   equity investee                 839        462       467         -0-         -0-         -0-        -0-        -0-        -0-
                               -------    -------   -------     -------    --------    --------    -------    -------    -------

 Income (loss) from
   operations                  $(1,613)   $(3,413)  $(2,802)    $  (939)   $    705    $  4,916    $   883    $  (142)     1,890
  Interest expense                 (78)      (114)     (156)       (203)       (407)     (1,046)      (198)      (245)      (557)

 Extraordinary gain                424      2,380       475         218         806         806        222         48         48
                               -------    -------   -------     -------    --------    --------    -------    -------    -------

  Income (loss) before
   income taxes                $(1,267)   $(1,147)  $(2,483)    $  (924)   $  1,104    $  4,676    $   907    $  (339)   $ 1,381
  Income tax provision
   (benefit)                       -0-        -0-       -0-         -0-        (711)       (638)       -0-       (437)       152
                               -------    -------   -------     -------    --------    --------    -------    -------    -------

Net income (loss)              $(1,267)   $(1,147)  $(2,483)    $  (924)   $  1,815    $  5,314    $   907    $    98    $ 1,229
                               -------    -------   -------     -------    --------    --------    -------    -------    -------

Net income (loss) per
   share                       $ (0.70)   $ (0.56)  $ (1.04)      (0.37)   $   0.30    $   0.48    $  0.26    $  0.01    $  0.09
                               -------    -------   -------     -------    --------    --------    -------    -------    -------

Weighted average shares
outstanding                      1,811      2,043     2,377       2,505       6,100      11,013      3,495      9,790     13,347

OTHER DATA:
 EBITDA/(4)/                   $(1,176)   $  (599)  $(2,445)    $  (547)   $  1,489    $  5,903    $ 1,337    $   337    $ 2,711

 Shipments:
  Ferrous (tons)                   -0-        -0-       -0-      24,600      57,100     209,402     28,900     55,500    121,500
  Non-ferrous (pounds)             -0-        -0-       -0-   3,676,300   8,805,600  33,729,071  4,686,000  6,739,000 11,239,000

 Average Selling
  Price/(4)/:
  Ferrous (per ton)                -0-        -0-       -0-        $100        $120        $120       $118       $123       $123



                                                            At September 30,                           At March 31, 1996
                                           -----------------------------------------------        -------------------------
                                            1991     1992       1993       1994      1995                      Pro Forma
                                           -----    -----      -----      ------    ------        Actual   As Adjusted/(6)/
                                                                                                  ------   -----------
BALANCE SHEET DATA:
  Working capital (deficit)               $(3,310)  $(2,721)   $(3,853)   $ (4,175)  $  376        $  105       $7,147
  Total assets                              2,982     1,975      1,147       9,618   10,297        19,938       41,203
  Property and equipment                       66        43         30       6,590    6,686         8,421       20,180
  Total liabilities                         7,737     2,801      3,853       6,852    3,843         9,045       22,797
  Stockholders' equity (deficit)          $(4,755)  $  (936)   $(2,706)      2,766    6,454        10,893       25,006

_____________

(1) Prior to May 1994, the Company was engaged in the development of the MSW Technology. For comparative purposes, financial data prior to 1994 reflects the Company's efforts to develop such technology. The Company's current operations commenced in May 1994 with the acquisition of its Nevada facility. The financial information for fiscal 1994 reflects five months of operating results of the Nevada facility. The financial information for fiscal 1995 reflects 12 months of operating results of the Nevada facility and reflects the efforts of the Company to acquire other metals recycling facilities.

(2) The pro forma data gives effect to the acquisitions of Anglo Iron & Metal (December 1995), Mid-America Shredding (April 1996) and Weissman (upon consummation of the Offering) as if each had occurred at the beginning of the periods presented. In addition, the pro forma information is based upon available information and certain assumptions and adjustments. See the notes to the pro forma financial statements.

(3) The operating results for the six month period ended March 31, 1996 are not comparable to those of the corresponding 1994 period due to the acquisition of Anglo Iron & Metal that occurred in December 1995.

(4) EBITDA ("Earnings Before Interest, Taxes, Depreciation and Amortization") represents operating income plus depreciation and amortization. The Company has included EBITDA (which is not a measure of financial performance under generally accepted accounting principles) because it understands such data is used by certain investors to determine the Company's ability to service its indebtedness.

(5) Average selling price for non-ferrous scrap is not meaningful as there are significant differences in the price per pound of the various component non-ferrous metals (e.g., aluminum, copper, brass) produced by the Company.

(6) Gives effect to the consummation of the Offering at the Offering Price and the application of the net proceeds therefrom as described in "Use of Proceeds."

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the "Selected Financial Information," the Company's consolidated financial statements and the notes thereto and the Company's pro forma financial statements and the notes thereto, all included elsewhere herein.

     The information set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" below includes "forward looking statements" within the meaning of Section 27A of the Securities Act, and is subject to the safe harbor created by that section. Factors that could cause actual results to differ materially from those contained in the forward looking statements are set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" and "Risk Factors."

OVERVIEW

     The Company is a full-service metals recycler primarily engaged in the collection and processing of various ferrous and non-ferrous metals for resale to domestic and foreign steel producers and other metals producers and processors. Prior to May 1994, the Company was a development stage enterprise engaged in the development of the MSW Technology. Although the Company continues to own this technology, the Company is no longer actively engaged in its development.

     The Company's current operations commenced in May 1994 with the acquisition of its Nevada metals recycling facility. Since that time, the Company has experienced significant growth from the acquisition of other metals recycling facilities. On June 30, 1995, the Company acquired a 20% interest in a metals recycling facility located in Georgia. On December 11, 1995, the Company acquired its four southern Texas facilities and, on April 15, 1996, the Company acquired its Missouri facility. These acquisitions, except for the 20% ownership interest in the Georgia facility, are accounted for under the purchase method for business combinations and, accordingly, the results of operations for such acquired businesses are included in the Company's financial statements only from the applicable date of acquisition. As a result, the Company's historical results of operations for the periods presented are not directly comparable.

     The Company believes these acquisitions will have a positive impact on its future results of operations, and accordingly believes that the Company's historical results should be considered in conjunction with the pro forma financial statements and the notes thereto included elsewhere herein. Additionally, neither the historical nor the pro forma results of operations fully reflect the operating efficiencies and improvements that are expected to be achieved by integrating the acquired businesses into the Company's operations. See "Business - Strategy."

RESULTS OF OPERATIONS

     The Company's operating results depend in large part on its ability to effectively manage the purchase, processing and sale of scrap metals. The demand for processed ferrous and non-ferrous scrap is subject to general economic, industry and market-specific conditions beyond the Company's control which may result in periodic fluctuations in the sales prices of the Company's products. The Company seeks to maintain its operating margins by adjusting the purchase price for raw ferrous and non-ferrous scrap in response to such fluctuations, subject to local market conditions. Although the Company is unable to hedge against changes in market prices, it seeks to minimize this risk by maintaining low inventory levels of raw and processed scrap.

Six months ended March 31, 1996 and 1995

     The results of operations for the six months ended March 31, 1996 were impacted by a number of factors, including delays in processed scrap shipments and lower gross margins at the Company's Nevada facility. In addition, profitability was negatively affected by transition expenses incurred in conjunction with the acquisition of its southern Texas facilities on December 11, 1995.

     Revenues. Revenues increased $3.7 million or 51.2%, to $10.8 million for the six months ended March 31, 1996 from $7.1 million for the six months ended March 31, 1995. This increase in revenues is primarily due to the acquisition of the Company's southern Texas facilities on December 11, 1995. The operations of the southern Texas facilities provided an additional $4.4 million of revenues, which were partially offset by a $700,000 decrease in revenues from the operations of the Nevada facility. The main factors responsible for the decline in revenues at the Nevada facility were a decrease in paper sales of $467,000 and a decrease in non-ferrous scrap revenues of $648,000 which were partially offset by an increase in ferrous revenues of $421,000.

     For the six months ended March 31, 1996, ferrous scrap revenues increased $3.7 million, or 109.0%, as shipments increased approximately 26,600 tons to 55,500 tons and the average selling price rose approximately $5 per ton to $123 per ton. Non-ferrous scrap revenues increased approximately $412,000, or 14.0%, reflecting a 2.1 million pound increase in non-ferrous shipments to 6.7 million pounds which was partially offset by a $.13 per pound decrease in average non-ferrous selling prices to $.50 per pound. Paper sales decreased approximately $467,000, or 66.5%, for the six months ended March 31, 1996 as average sales prices and volumes declined relative to the comparable period of 1995.


     Cost of Sales. Overall cost of sales increased $4.0 million, or 75.7%, to $9.4 million for the six months ended March 31, 1996 from $5.3 million for the six months ended March 31, 1995, and increased as a percentage of revenues to 86.9% from 74.8%. This increase in cost of sales was primarily due to decreases in ferrous and non-ferrous sales prices at the Company's Nevada facility, without corresponding declines in raw material and direct production costs. In addition, increased raw material costs incurred upon the acquisition of the Company's southern Texas facilities combined with shipping delays at the facilities to further increase cost of sales. As a result, gross profit decreased to $1.4 million for the six months ended March 31, 1996 compared with $1.8 million for the six months ended March 31, 1995.

     Selling and Administrative Expenses. Selling and administrative expenses increased to $1.5 million, or 14.4% of revenues, for the six months ended March 31, 1996 from $900,000, or 12.6% of revenues, for the six months ended March 31, 1995. This increase resulted from additional expenses associated with acquired operations and expenses incurred in connection with the Company's increase in personnel in anticipation of additional acquisitions. Specifically, $205,000 of the increase was attributable to compensation paid upon consummation of the acquisition of the Company's southern Texas facilities.

     Interest Expense. Interest expense was $245,000 for the six months ended March 31, 1996 compared to $198,000 for the six months ended March 31, 1995. Interest expense increased primarily due to higher average interest rates on the Company's debt as well as additional debt incurred to finance the purchase of the southern Texas facilities in December 1995.



     Extraordinary Item. An extraordinary gain was recognized during the six months ended March 31, 1996 of approximately $48,000. For the six months ended March 31, 1995 an extraordinary gain of $222,000 was recognized. Both gains resulted from the settlement of debts primarily related to services provided to the Company during its development stage.

     Benefit From Income Taxes. For the six months ended March 31, 1996, the Company recorded an increase to its net deferred tax asset of $441,000 which resulted in a net deferred tax benefit of $437,000. As a result, at March 31, 1996, the Company has recognized a net deferred tax asset of $1.2 million, as management has determined that the net operating loss carryforward was more likely than not to be used in the near future due to the future taxable income to be generated by the Company's southern Texas facilities. The net income for the six months ended March 31, 1996 decreased the net operating loss carryforward by $387,000 leaving approximately $8.2 million available through 2010. No benefit from deferred income taxes was recognized for the six months ended March 31, 1995.


     Net Income. For the six months ended March 31, 1996, the Company had net income of $98,000, or $.01 per share, compared to net income of $907,000, or $.26 per share, for the six months ended March 31, 1995. The principal reasons for this decrease were the higher cost of sales and selling and administrative expenses in the 1996 period described above.

Three months ended March 31, 1996 and 1995

     The results of operations for the three months ended March 31, 1996 include the effects of the acquisition of the Company's southern Texas facilities for the entire period whereas the March 31, 1995 results relate primarily to the operations of the Nevada facility only. Following is a summary of the key operating results for each of the three month periods:


                                          1996         1995
                                          ----         ----
Revenues                              $ 7,304,000  $ 3,700,000
Cost of sales                           5,936,000    2,668,000
Gross profit                            1,368,000    1,032,000
Selling and administrative
  expenses                                799,000      588,000
Income before income
  taxes and extraordinary
  gains                                   422,000      325,000
Net income                                466,000      486,000
Net income per share
                                      $       .05    $     .13

Weighted average
  shares outstanding                   10,266,844    3,879,354



     Revenues. For the three months ended March 31, 1996, revenues increased $3.6 million, or 97.4%, to $7.3 million from $3.7 million for the three months ended March 31, 1995. This increase was primarily the result of the acquisition of the Company's southern Texas facilities on December 11, 1995. The operations of the southern Texas facilities generated $3.9 million of revenues during the three months ended March 31, 1996. Revenues for the Nevada facility declined slightly from $3.7 million for the three months ended March 31, 1996 compared to $3.4 million for the three months ended March 31, 1995, a decrease of 8.3%.


     Ferrous scrap revenues increased $3.3 million, or 181.1%, to $5.1 million for the three months ended March 31, 1996, from $1.8 million for the three months ended March 31, 1995. Total tons shipped increased to 38,300 tons for the three months ended March 31, 1996 from 14,800 tons for the three months ended March 31, 1995. The average selling price rose approximately $2 per ton to $124. Non-ferrous scrap revenues rose approximately $612,000, or 40.7%, reflecting the southern Texas acquisition which were partially offset by a decrease in average non-ferrous selling prices from $.65 to $.48 per pound. Total shipments for non-ferrous materials increased 2.0 million pounds to a total of 4.3 million pounds for the three months ended March 31, 1996. Paper sales decreased approximately $280,000, or 72.5%, for the three months ended March 31, 1996 as average sales prices and volumes declined relative to the comparable period in 1995.


     Cost of Sales. For the three-month period ended March 31, 1996, cost of sales increased $3.2 million to $5.9 million compared to $2.7 million for the three months ended March 31, 1995, and increased as a percentage of revenues to 81.3% from 72.1%. This increase in cost of sales was primarily due to increased raw material and production costs. The increase in cost of sales as a percentage of revenue was driven by decreased sales prices without corresponding decreases in raw materials costs beginning in the quarter ended December 31, 1995. The Company has adjusted purchase prices for raw material over the course of the quarter ended March 31, 1996 and believes that future margins will reflect such changes. Overall gross profit improved by $336,000 for the three months ended March 31, 1996 to $1.4 million compared to $1.0 million for the three months ended March 31, 1995.


  Selling and Administrative Expenses. Selling and administrative expenses increased to $799,000, or 10.9% of revenues, from $588,000, or 15.9% of revenues, for the three months ended March 31, 1995. This increase was the result of increased personnel, selling and overhead costs from acquired operations and overhead added in anticipation of additional growth.


     Net Income. For the three months ended March 31, 1996, the Company had net income of $466,000, or $.05 per share, compared to net income of $486,000, or $.13 per share, for the three months ended March 31, 1995. Income from operations before taxes and extraordinary gains improved to $422,000 for the three months ended March 31, 1996 from $325,000 for the three months ended march 31, 1995.

Fiscal Years Ended September 30, 1995, 1994 and 1993

     The results of operations for the years ended September 30, 1995, 1994 and 1993 have been driven primarily by the Company's acquisition activity. Prior to the Company's acquisition of its Nevada facility in May 1994, the Company was a development stage enterprise without revenues. Subsequent to the acquisition of the Nevada facility in fiscal 1994, the results of operations reflect the implementation of the Company's current metals recycling acquisition and operation strategy.

     Revenues. For the year ended September 30, 1995, the Company had revenues of $13.9 million compared to $4.8 million for the year ended September 30, 1994, which reflected only five months of operations of the Nevada facility. There were no revenues generated by the Company for the year ended September 30, 1993, as the Company was unsuccessful in permitting a facility utilizing the MSW Technology. For the year ended September 30, 1995, the increase in revenues was due primarily to the inclusion of a full year's results of operations of the Nevada facility, as well as generally higher demand and market prices for scrap metal.

     Revenues per month for ferrous scrap for the year ended September 30, 1995 increased to $572,000, compared to $494,000 for the year ended September 30, 1994 as a result of general increases in the market prices and demand for processed ferrous scrap combined with increased shredder volume. For the year ended September 30, 1995, the average sales price per ton of prepared ferrous scrap was $123, a 7.9% increase compared to $114 per ton for the year ended September 30, 1994. Non-ferrous revenues increased to $471,000 per month for the year ended September 30, 1995 from $373,000 per month for the year ended September 30, 1994. This increase was primarily due to price increases for non-ferrous scrap, such as copper and aluminum, which contributed to higher monthly revenues. For the year ended September 30, 1995, the average sales price for non-ferrous scrap was $.64 per pound, representing a 25.5% increase compared to $.51 per pound for the year ended September 30, 1994.

     Cost of Sales. For the year ended September 30, 1995, the Company incurred cost of sales of $10.9 million compared to $4.1 million for the year ended September 30, 1994. The Company had no cost of sales for the year ended September 30, 1993. Cost of sales decreased to 78.5% of revenues for the year ended September 30, 1995 from 85.1% of revenues for the year ended September 30, 1994. This decrease was caused by an increase in the sales price of ferrous and non-ferrous scrap as well as by the substantial increases in paper selling prices without proportional increases in the Company's raw scrap and paper acquisition costs. The Company's increased production volume in 1995 also contributed to improved gross margins, as fixed production costs were spread over a larger volume of processed scrap. As a result of these factors, gross profit increased to $3.0 million for the year ended September 30, 1995 from $721,000 for the year ended September 30, 1994.

     Selling and Administrative Expenses. Selling and administrative expenses were $2.3 million, or 16.5% of revenues, for the year ended September 30, 1995 compared to $1.7 million, or 34.4% of revenues, for the year ended September 30, 1994, primarily due to the purchase of the Nevada facility in May 1994 and other acquisition and financing activities. The largest component of the increase was salary and related expenses, which rose $417,000 due to increased staffing at the corporate level and to the additional seven months of personnel costs at the Nevada facility. Selling and administrative expense for the year ended September 30, 1993 was $2.3 million, primarily related to the development and permitting of the MSW Technology.

     Interest Expense. For the year ended September 30, 1995, the Company had interest expense of $407,000 compared to $203,000 for the year ended September 30, 1994. This increase was caused by additional outstanding debt, primarily related to the acquisition of the Nevada facility. Interest expense for the year ended September 30, 1993 was $156,000.

     Extraordinary Items. The Company had extraordinary gains of $806,000, $218,000 and $475,000 for the years ended September 30, 1995, 1994 and 1993, respectively. These gains are related to the settlement of various amounts owed by the Company to vendors primarily in connection with services provided to the Company during its development stage.

     Benefit From Income Taxes. The Company has generated a net operating loss carryforward due to operating losses incurred prior to fiscal 1995. During fiscal 1995, management determined that the net operating loss carryforward was more likely than not to be used in the near future due to taxable income to be generated in the future by the Company's Nevada facility. Therefore, a net deferred tax asset of $800,000, net of a $221,000 valuation allowance, and a benefit from income taxes of $711,000 was recorded which correspondingly increased income for the period. No benefit from deferred income taxes was recognized for the year ended September 30, 1994.

     Net Income. For the year ended September 30, 1995, the Company generated net income of $1.8 million, or $.30 per share, compared to a net loss of $924,000, or $.37 per share, for the year ended September 30, 1994, and a loss of $2.5 million, or $1.04 per share, for the year ended September 30, 1993. This significant increase in profit is the result of the Company's acquisition of its Nevada facility in May 1994.

PRO FORMA COMBINED RESULTS OF OPERATIONS

     The Company's pro forma combined operating results reflect the acquisitions of Anglo, Mid-America and Weissman as if each had occurred at the beginning of each period presented. The pro forma operating results for the 12 months ended September 30, 1995 includes the 12 months ended September 30, 1995 for the Company and the 12 months ended December 31, 1995 for Anglo, Mid-America and Weissman. The pro forma operating results for the six months ended March 31, 1996 includes the operating results of the Company, Anglo, Mid-

America and Weissman for such period. Adjustments to the pro forma combined operating results include changes in depreciation and amortization to reflect the new cost basis of assets acquired; changes to selling and administrative expenses to remove non-recurring salaries and benefits to officers and stockholders; changes in interest expense to reflect debt incurred in financing the acquisitions; and changes to the provision for income taxes to reflect the utilization of the Company's net operating loss carryforward and alternative minimum tax requirements. In addition, weighted average shares outstanding have been adjusted to reflect the consummation of the acquisitions, private placements completed by the Company and the Offering as of the beginning of the periods presented. No adjustments have been made to reflect synergies or operating efficiencies. The pro forma operating results are not necessarily indicative of the actual results which would have been reported had the Company owned Anglo, Mid-America and Weissman in the periods presented.
Six Months Ended March 31, 1996 and Fiscal Year Ended September 30, 1995

     Revenues. For the six months ended March 31, 1996, pro forma revenues for the Company were $25.1 million. During the six month period, the Company generated $10.8 million, Anglo generated $2.8 million, Mid-America generated $1.2 million and Weissman generated $10.4 million of the pro forma revenues. For the twelve months ended September 30, 1995, pro forma revenues for the Company were $52.2 million. In the twelve month period, the Company generated $13.9 million, Anglo generated $15.3 million, Mid-America generated $3.9 million and Weissman generated $19.2 million of the pro forma revenues.

     Cost of Sales. For the six months ended March 31, 1996, pro forma cost of sales for the Company was $21.0 million, or 83.7% of pro forma revenues. In the six month period (prior to adjustment), the Company contributed $9.4 million, Anglo contributed $2.9 million, Mid-America contributed $1.2 million and Weissman contributed $8.3 million to pro forma cost of sales. For the six months ended March 31, 1996, gross profit was $4.1 million and the gross margin was 16.3% on a pro forma basis. For the twelve months ended September 30, 1995, pro forma cost of sales for the Company was $43.3 million, or 82.9% of pro forma revenues. In the twelve month period (prior to adjustment), the Company contributed $10.9 million, Anglo contributed $13.7 million, Mid-America contributed $3.6 million and Weissman contributed $15.1 million to pro forma cost of sales. For the twelve months ended September 30, 1995, gross profit was $8.9 million and the gross margin was 17.1% on a pro forma basis.

     Selling and Administrative Expenses. For the six months ended March 31, 1996, pro forma selling and administrative expenses for the Company were $2.0 million, or 8.1% of pro forma revenues. In the six month period (prior to adjustment), the Company contributed $1.5 million, Anglo contributed $284,000, Mid-America contributed $75,000 and Weissman contributed $512,000 to pro forma selling and administrative expenses. For the twelve months ended September 30, 1995, pro forma selling and administrative expenses for the Company were

$4.0 million, or 7.7% of pro forma revenues. In the twelve-month period (prior to adjustment), the Company contributed $2.3 million, Anglo contributed $732,000, Mid-America contributed $277,000 and Weissman contributed $728,000 million to pro forma selling and administrative expenses.

     Interest Expense. For the six months ended March 31, 1996, pro forma interest expense for the Company was $557,000. For the twelve months ended September 30, 1995, pro forma interest expense for the Company was $1.0 million.

     Extraordinary Item. For the six months ended March 31, 1996, the Company recognized an extraordinary gain on a pro forma basis of $48,000. For the twelve months ended September 30, 1995, the Company recognized an $806,000 gain on a pro forma basis.

     Benefit from Income Taxes. For the six months ended March 31, 1996, the Company recognized a $152,000 provision for income taxes on a pro forma basis. For the twelve months ended September 30, 1995, the Company recognized a $338,000 benefit from income taxes on a pro forma basis.

     Net Income. Pro forma net income for the Company was $1.2 million, or $.09 per share, for the six months ended March 31, 1996, and $5.0 million, or $.45 per share, for the twelve months ended September 30, 1995.

LIQUIDITY AND CAPITAL RESOURCES

     As the Company's business has grown, overall cash requirements for internal growth and acquisitions have been met through a combination of private placements of debt and equity securities, equipment and receivables financing and cash flow from operations. Since commencement of its metals recycling operations in May 1994, the Company has raised net cash proceeds of $6.3 million through the sale of its equity securities. Through March 1995, the Company was also funded in part by $887,000 of borrowings from First Dominion Holdings, Inc., a company controlled by the Company's Chairman and Chief Executive Officer ("First Dominion"), all of which has been repaid. At March 31, 1996, the Company had $7.3 million of debt outstanding, of which $4.8 million is due in the next twelve months.

     Prior to the acquisition of its Nevada facility, the Company generated operating losses and negative operating cash flow. As a result, the Company experienced significant shortages of working capital to fund its day to day operations. The shortages of working capital and insufficient cash flow prevented the Company from making payments necessary to meet its obligations.
As a result, the Company has been subject to legal claims for collection of past due amounts, the majority of which arose from services performed for the Company during its development stage. During the year ended September 30, 1994, the Company was successful in settling a number of these legal claims. The Company subsequently negotiated with all of its remaining vendors and all outstanding claims were settled as of September 30, 1995.

     On May 11, 1994, the Company acquired its Nevada facility by purchasing all of the outstanding common stock of Nevada Recycling, Inc. As restructured, the purchase price for the Nevada facility consisted of debt of $5.0 million and the issuance of 13,000 shares of the Company's Series A Convertible Preferred Stock valued at $1.3 million. In addition, the Company issued to the sellers a warrant to acquire 20,000 shares of Common Stock at an exercise price of $1.25 per share.

     On June 30, 1995, the Company acquired its 20% interest in a Georgia metals recycling facility through its investment in The Loef Company ("Loef"). This investment has been valued at $277,000, the amount of costs incurred by the Company in pursuing its acquisition of Loef. The Company's ownership interest in Loef will be reduced to 15% if the Company fails to invest an additional $200,000 in Loef by June 30, 1996. The Company expects to make such payment from the proceeds of the Offering.

     On December 11, 1995, the Company acquired its southern Texas facilities by acquiring substantially all of the assets of Anglo Metals, Inc., d/b/a Anglo Iron & Metal, for $6.1 million. The purchase price was paid as follows: (i) $2.1 million in cash; (ii) $1.9 million of secured equipment financing bearing interest at approximately 12% and payable in 60 consecutive monthly installments of $41,000; (iii) a $446,000 secured promissory note bearing interest at 8% and payable in 60 monthly installments of $9,000; (iv) a $750,000 unsecured promissory note and non-compete agreement payable in 72 consecutive installments of $10,416; and (v) 227,693 shares of the Company's Common Stock valued at $925,000.

     On April 15, 1996, the Company acquired its Missouri facility by acquiring substantially all of the assets of Mid-America Shredding, Inc. for $1.9 million. The purchase consideration consisted of cash of $660,000 and assumed debt of $1.3 million.

     For the six months ended March 31, 1996, net cash used by operations was $748,000. During this period the Company generated net income of $98,000 and depreciation and amortization of $479,000, which were partially offset by deferred income tax of $441,000 and an extraordinary gain of $48,000. Increases in accounts receivable, inventory, prepaid expenses, and current assets amounted to $1,643,000, offset by an increase in accounts payable and accrued liabilities of $807,000. Inventories and accounts receivable increases were primarily related to the acquisition of the Company's southern Texas facilities on December 11, 1995.

     Cash provided by operations was $113,000 for the year ended September 30, 1995 compared to cash used by operations of $918,000 for the year ended September 30, 1994. Net income of $1.8 million plus depreciation and amortization of $784,000 were the primary sources of cash from operations. Major uses of this cash included increases in accounts receivable and inventories and reductions in accounts payable and other accrued liabilities.

     For the six months ended March 31, 1996, the Company used net cash in investing activities of $978,000 compared to $464,000 for the six months ended March 31, 1995. This increase reflects $302,000 of additions to equipment, $200,000 paid in connection with the purchase of the southern Texas facilities in December 1995, and $604,000 paid for acquisition costs and goodwill.

     For the year ended September 30, 1995, the Company used net cash in investing activities of $926,000 compared to net cash used in investing activities of $199,000 for the year ended September 30, 1994. The Company had capital expenditures of $472,000 for the year ended September 30, 1995 for the purchase of equipment and property to increase production capacity compared to $25,000 for additions to equipment for the year ended September 30, 1994. The Company also expended $238,000 during the year ended September 30, 1995 as advances against future compensation payable to the Company's chief executive officer.

     The Company had a positive net worth of approximately $10.9 million at March 31, 1996, compared to $6.5 million at September 30, 1995, and $2.8 million at September 30, 1994. This improvement in net worth is due to the issuance of $2.3 million (net) of Common Stock during the quarter ended March 31, 1996, the conversion of $1.1 million of bridge loan debt to equity, and the issuance of $925,000 of Common Stock in connection with the acquisition of the southern Texas facilities.

     Working capital at March 31, 1996 was $105,000 as compared to $376,000 at September 30, 1995. The decrease in working capital is primarily the result of an increase in current maturities of acquisition indebtedness, including $1.8 million of notes payable issued in connection with the Nevada acquisition and $1.5 million of notes payable issued in connection with the purchase of inventory for the southern Texas facilities.

     The planned capital expenditures over the next 12 to 24 months for the Company's existing facilities, including the Weissman facility to be acquired in the Acquisition, are estimated to be $2.0 million. Included in this amount are capital improvements for the Company's shredders and materials handling equipment designed to increase capacity and improve operating efficiencies.

     The Company believes that the proceeds from the Offering, cash flow from operations and availability under various credit facilities will be sufficient to meet its currently anticipated working capital and capital expenditure needs for existing operations, including the operations of Weissman, for at least 12 to 24 months. The Company may, however, need to raise additional capital to fund the acquisition and integration of additional metals recycling businesses which is an integral component of the Company's strategy. The Company may raise such funds through warrant exercises, bank financings or public or private offerings of its securities. There can be no assurance that the Company will be able to secure such additional financing. If the Company is not successful in securing such financing, the Company's ability to pursue its acquisition strategy may be impaired and the results of operations for future periods may be adversely affected.

INFLATION AND PREVAILING ECONOMIC CONDITIONS

     To date, inflation has not had a significant impact on the Company's operations. The Company believes it should be able to implement price increases sufficient to offset most raw material cost increases resulting from inflation, although there may be some delay between raw material cost increases and sales price increases and competitive factors may require the Company to absorb at least a portion of these cost increases. Management believes that a sustained economic slowdown would negatively impact the operations and financial performance of the Company.

SEASONALITY

     The Company believes that its operations can be adversely affected by protracted periods of inclement weather which could reduce the volume of material processed at its facilities. In addition, periodic maintenance shutdowns by the Company's larger customers may have a temporary adverse impact on the Company's operations.

NEW ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board has recently issued SFAS No. 123, "Accounting for Stock Based Compensation." SFAS No. 123 encourages the accounting for stock-based employee compensation programs to be reported within the financial statements on a fair value-based method. If the fair value-based method is not adopted, then SFAS No. 123 requires pro forma disclosure of net income and earnings per share as if the fair value-based method had been adopted. The Company has not yet determined how SFAS No. 123 will be implemented or its impact on the financial statements. SFAS No. 123 is effective for transactions entered into after December 15, 1995.

                                   BUSINESS

     Recycling Industries, Inc. is a full-service metals recycler engaged in the collection and processing of various ferrous and non-ferrous metals for resale to domestic and foreign steel producers and other metals producers and procssors. The Company was formed in December 1988 as a Colorado corporation and commenced its metals recycling operations in May 1994. Upon consummation of the Acquisition, the Company will have increased its revenues from $1.7 million for the quarter ended June 30, 1994 to pro forma revenues of $12.8 million for the quarter ended March 31, 1996. Over the same period, the Company's monthly metals shredding capacity has increased over 300% and its total monthly metals processing capacity increased over 325%.

     Giving effect to the Acquisition, upon completion of the Offering, the Company will have the following operating subsidiaries:

     Nevada Recycling, Inc., acquired by the Company in May 1994, operates a metals recycling facility in Las Vegas, Nevada, serving the Las Vegas market and steel mills located throughout the western United States ("NRI").

     Recycling Industries of Texas, Inc. d/b/a Anglo Iron & Metal, formed by the Company to acquire the assets of Anglo Metals, Inc. in December 1995, operates four metals recycling facilities in Brownsville, Harlingen, McAllen and San Juan, Texas, serving steel mills and markets in the Rio Grande Valley in southern Texas and northern Mexico ("Anglo").

     Recycling Industries of Missouri, Inc. d/b/a Mid-America Shredding, formed by the Company to acquire the assets of Mid-America Shredding, Inc. in April 1996, operates a metals recycling facility in Ste. Genevieve, Missouri, serving midwestern steel mills and markets along the Mississippi River ("Mid-America").

     Weissman Industries, Inc. d/b/a Weissman Iron & Metal, to be acquired in the Acquisition, operates a metals recycling facility in Waterloo, Iowa, serving midwestern steel mills.

     In addition, the Company has a 20% interest in The Loef Company, which operates a metals recycling facility in Athens, Georgia, serving steel mills and markets in the southeastern United States ("Loef"). The Company's interest in Loef will be reduced to 15% if the Company fails to invest an additional $200,000 in Loef by June 30, 1996. See "Use of Proceeds."

     Of the Company's pro forma revenues for the three months ended March 31, 1996, approximately 68% was attributable to sales of ferrous scrap, 28% was attributable to sales of non-ferrous scrap, and the balance was attributable to the Company's paper and plastic recycling and retail finished steel sales conducted at certain of the Company's facilities.

INDUSTRY OVERVIEW

     The Company believes that there are over 3,000 independent metals recyclers in North America which generated more than $10 billion in revenues in 1995. Based upon reports published by the Institute for Scrap Recycling Industries ("ISRI"), approximately 200 of these independent metals recyclers operate heavy-duty automotive shredders, which constitute the primary equipment used in processing large volumes of ferrous and non-ferrous scrap for sale to steel and other metals producers. Because of the highly fragmented nature of the industry, the Company believes that no single metals recycler has a significant share of the national processed scrap market, although certain recyclers may have a dominant share of their local or regional market. Similar to the ongoing consolidation within the municipal solid waste industry, the metals recycling industry has begun to experience local market consolidation due to: (i) increasing capital requirements caused by more stringent environmental and governmental regulations, and (ii) the exit of aging independent recyclers who desire to sell closely-held businesses in the absence of a successor owner or operator.

The Ferrous Scrap Market

     The largest portion of the Company's operations involves the collection, shredding and sale of ferrous scrap, the primary raw material for mini-mill steel producers who utilize EAF technology. All of the Company's facilities process ferrous scrap. The increase in EAF capacity from 14.8 million net tons in 1966 to 40.6 million net tons in 1995 has resulted in strong demand and prices for processed ferrous scrap. Demand for ferrous scrap is expected to increase as a number of new EAFs come on line in the next several years, such as North Star Steel Co.'s Kingman, Arizona plant (scheduled to begin production during the second quarter of 1996) located approximately 100 miles from the Company's Nevada facility. According to industry estimates, the anticipated continuing increase in EAF capacity to an estimated 50 million net tons by the year 2000 may cause global ferrous scrap shortages, resulting in further increases in processed ferrous scrap prices.

     The growth in EAF capacity has been fueled by the historically low prices for prepared ferrous scrap, which give EAFs a production cost advantage over integrated steel producers which operate blast furnaces whose primary raw materials are coke and iron ore. Recent increases in prepared ferrous scrap prices have eroded much of the EAFs' production cost advantage. As a result, many EAF operators are examining alternatives to prepared steel scrap, such as pre-reduced iron pellets, as a feedstock for EAFs. The Company believes, however, that such alternatives to prepared ferrous scrap will be used primarily as a supplemental feedstock to permit EAFs to utilize lower grades of prepared scrap, and will not significantly reduce demand for prepared ferrous scrap in the foreseeable future. Industry analysts' reports continue to predict rising demand for prepared ferrous scrap over the next several years. Because ferrous scrap represents the largest portion of the metals recycling industry, the economic conditions of the industry are directly tied to the strength of domestic steel producers utilizing EAF technology. Accordingly, any decrease in domestic steel production may have an adverse impact on the demand and price for prepared ferrous scrap.

     Raw ferrous scrap is sourced primarily on a local basis, typically from small independent salvage operations located near major developed urban areas. These operations supply raw ferrous scrap to the Company in the form of automobile bodies, appliances and structural steel. The geographic market for prepared ferrous scrap is larger, tending to be within a 100 to 150 mile radius of the metals recycler, but may include shipments to Asian markets via deep water port facilities located on the west coast of the United States. The primary limitation on the geographic size of the supply and resale markets in the metals recycling industry are the transportation costs of raw and processed ferrous scrap. For this reason, metal scrap processing facilities tend to be located on or near key rail, interstate highway or water transportation routes.

     Although somewhat determined by local factors, the average domestic price for prepared ferrous scrap has increased significantly in the past several years from approximately $80 per ton in 1992 to over $140 per ton during 1995. The current prices for prepared ferrous scrap range from $116 to $138 per ton depending on the region and the quality of the prepared material.

The Non-Ferrous Scrap Market

     Non-ferrous metals include copper, aluminum, brass, stainless steel, high temperature alloys and other exotic metals. The non-ferrous scrap market is less fragmented than the ferrous scrap market due to the higher intrinsic values of the non-ferrous metals and the available commodity market prices for these metals. Although supply sources are still local, the higher value of these metals makes the shipment of prepared non-ferrous scrap economical over longer distances, both domestically and internationally. The primary consumers of prepared non-ferrous scrap are domestic and foreign secondary smelters. All of the Company's facilities process non-ferrous scrap, primarily copper, aluminum, brass and stainless steel.

     Prices for non-ferrous scrap change based upon the daily publication of spot and futures prices for the primary types of non-ferrous metals on the COMEX or London Metal Exchange. These exchanges also permit suppliers and consumers of non-ferrous metals to hedge against price variations through the purchase and sale of futures contracts on such exchanges. The Company does not participate in the non-ferrous futures markets and, instead, sells its non-ferrous processed scrap at a negotiated spot price. Current prices for prepared prime grade aluminum scrap range from $.46 to $.68 per pound, and current prices for No. 1 prepared copper scrap range from $1.15 to $1.18 per pound. The Company seeks to protect against price fluctuations by managing its raw and processed non-ferrous scrap inventory levels.

     Sales prices for non-ferrous scrap are cyclical in nature and are driven by demand for finished non-ferrous metal goods and by levels of general economic activity. Secondary smelters, utilizing processed non-ferrous scrap as raw material, can produce non-ferrous metals at a lower cost than primary smelters producing such metals from ore due to significant savings in energy consumption, environmental compliance and labor costs. These cost advantages and the long lead time necessary to construct new non-ferrous primary smelting capacity result in sustained demand and increased prices for processed non-ferrous scrap during periods of high demand for finished non-ferrous metal products.

The Paper Recycling Market

     The Company's paper recycling operations, currently conducted at its Nevada facility, acquire waste paper products primarily through local industrial accounts where roll-off boxes are placed to collect waste materials. The primary grades of waste paper include corrugated cardboard, newspaper, blank newspaper, hard white, white ledger, computer paper and rolls. The Company sorts the collected waste paper by grade for shipment to domestic paper mills. Prices for waste paper vary by grade and the Company purchases and sells such grades at the spot price.

STRATEGY

     The Company's objective is to become one of the largest metals recyclers in North America through targeted acquisitions of independent metals recyclers. The Company seeks to capitalize on the opportunity presented by the growing demand for processed ferrous scrap, the expanding markets created by the rapid proliferation of new EAF operations and the availability of metals recycling facilities. By pursuing a consolidation strategy within the metals recycling industry, the Company believes that it can significantly enhance the competitive position and profitability of the operations that it acquires through improved managerial and financial resources. The Company also believes that geographic diversity will reduce its vulnerability to the dynamics of any particular local or regional market. Furthermore, as EAF capacity and demand for processed ferrous scrap continue to expand, the Company believes that multi-regional and national EAF operators such as Nucor Corporation, Birmingham Steel Corporation and North Star Steel Co. will increasingly rely on suppliers who can provide a dependable quantity and quality of processed scrap as well as a high degree of service. The Company believes that it is the only metals recycling company pursuing a consolidation strategy on a national basis and therefore will be in an ideal position to become a preferred supplier to the major EAF operators.

Identification and Acquisition of Metals Recycling Facilities

     The Company seeks to identify potential acquisition targets with: (i) dominant or strategic positions in local or regional markets; (ii) excess or underutilized capacity; (iii) the ability to supply an existing or planned metals production facility, such as an EAF; (iv) access to rail, water or interstate highway transportation systems; and (v) either operational shredding equipment, the ability to supply the Company's existing shredding equipment or adequate facilities to permit the installation of such equipment. Generally, the target should have sufficient asset value to enable the Company to obtain acquisition financing on reasonable terms and should not present the risk of significant environmental or other contingent liabilities. The Company is continuously evaluating acquisition opportunities in light of the above criteria. At the present time, the Company has no agreements with respect to any future acquisition, other than Weissman.

     Once an acquisition candidate has been identified, the Company commences an in-depth due diligence evaluation of the target's operations, markets, profitability and environmental history. The Company's due diligence evaluation includes independent third party appraisals for both fair market and orderly liquidation values of the machinery and equipment, and Phase I and II environmental studies of the operations and facilities of the target company.

     The Company has successfully commenced its industry consolidation strategy by acquiring six metals recycling facilities over the past 24 months, and will acquire a seventh facility upon consummation of the Offering. By continuing to acquire facilities that meet the Company's criteria, the Company believes that it can achieve rapid growth and expand its existing customer base.

Integration of Acquired Facilities

     An essential component of the Company's acquisition strategy is improving the operating efficiency, output and capacity of each acquired facility by targeting three phases of the Company's operations: (i) the purchase of raw scrap; (ii) the processing of raw scrap into saleable product; and (iii) the sale of processed scrap. Each acquired facility is integrated into the Company's operations through a comprehensive program that targets these operating phases through the installation of management and financial reporting systems, the implementation of expanded purchasing and marketing programs, the centralization of operating functions to achieve economies of scale, selective reductions in personnel and improved inventory and other financial controls. When necessary, the Company implements a capital improvements program to repair or replace outdated and inefficient equipment to improve the facility's scrap processing operations and processed scrap output. Through these programs, the Company has realized significant improvements in operating results.

     To achieve and monitor improvements in operating efficiency, the Company is developing a reporting and training program designed to integrate the typically unsophisticated management information systems of an acquired facility into the Company's operations. In order to ensure a smooth transition and maintain customer and supplier relationships, the Company generally seeks to retain the acquired facility's existing operating management.

     The Company utilizes a decentralized operating strategy that relies on local managers experienced in the day-to-day operations of a particular facility and its local markets. These managers are responsible for operating decisions such as pricing and purchasing and for the profitability and growth of that location. The Company will centralize certain administrative, equipment acquisition, personnel and benefits functions at its corporate headquarters to reduce overhead, eliminate redundant activities and personnel and increase financial controls. The Company believes that, over the long term, such centralization will result in reductions in administrative overhead and the ability to reduce the cost of equipment and replacement parts.

OPERATIONS

Raw Scrap Purchasing

     The primary sources of raw scrap are automobile salvage and wrecking yards, demolition firms, ordinance depots, military bases, public utilities, industrial facilities, metal fabricators, machine shops, railroads, refineries, shipyards and numerous independent scrap collectors. Raw or unprepared scrap is acquired from these sources in the form of automobile bodies, structural steel from demolition sites, industrial scrap steel, appliances and other goods fabricated from steel and other metals. The Company purchases scrap at each of its facilities from industrial accounts and in negotiated bulk purchases from large suppliers such as demolition sites, military bases and railroads as well as smaller purchases from drive-in sellers.

     Industrial and governmental sources of raw scrap supply are the result of long-term supply relationships and competitive bidding. Retail sources of supply are paid spot prices for their items at the Company's facilities. The Company employs full-time buyers to manage existing supply relationships and secure new industrial and governmental supply accounts.

     Due to the low value of unprepared scrap compared to its shipping cost, the Company's facilities are strategically located near sources of supply, such as major urban areas, and near major railway, interstate highway or water transportation routes.

     The continued availability of raw scrap is dependent upon, among other things, the local economy, the level of demolition activity and the ability to maintain supply relationships with local industrial and governmental sources and automobile wreckers. Consistent with industry practice, the Company has long-term supply arrangements with certain suppliers, although none of these arrangements is material to the Company's operations.

Scrap Processing

     Raw scrap metal is prepared for resale by sorting, cleaning, shearing and shredding the metal into various sized pieces according to customer specifications and market demand. Metal scrap that is ready for shipment to the Company's customers is referred to as "prepared scrap."

     The Company's sorting operations prepare the raw scrap for further processing by a variety of methods according to the nature of the material (i.e., ferrous or non-ferrous), size and composition. Raw scrap is handled within the Company's facilities using conveyor systems, front-end loaders and crane mounted electromagnets. Through the sorting process, the Company determines whether particular items require preliminary preparation before being shredded.

     The Company's processing operations at each of its facilities are primarily based upon the use of heavy-duty automotive shredders which are capable of shredding an entire automobile body into fist-sized pieces of metal within 45 seconds. Through the operation of shredders, ferrous and non-ferrous items such as automobiles, appliances and vending machines are shredded into various sized pieces according to customer specifications. The shredded material is then magnetically separated into ferrous and non-ferrous metals and non-metallic items. The non-ferrous metals are further separated utilizing eddy current separators. The prepared ferrous scrap is then sold to the Company's customers. The prepared non-ferrous scrap is recovered as a mixture of aluminum, zinc die-cast, stainless steel and copper and sold to the Company's customers who further process and separate the mixture into constituent metals for resale. The non-metallic portion of the shredded materials, referred to as shredder fluff, is disposed of off site. The Company currently operates four heavy duty automotive shredders with a monthly output capacity of approximately 21,500 tons of prepared ferrous scrap.

     Items which are too large or too heavy to be introduced into the shredder are reduced by either torching or shearing, utilizing crane-mounted alligator or stationary guillotine shears, into smaller pieces according to customer specifications or to a size and weight that may be further processed by shredding. Generally, non-ferrous items prepared by these methods are sold to the Company's customers without further processing.

     Many non-ferrous metals, such as copper, brass, aluminum, stainless steel, zinc die-cast, and insulated wire (aluminum and copper), are purchased by the Company in a form that is not capable of being processed through a shredder. Each of the Company's facilities processes these items through a variety of methods, including manual and automatic sorting, shearing, torching, baling, wire stripping or a combination of these methods. Prepared non-ferrous items are either sold in their separated form or baled into low-density bales in accordance with customer specifications.

     The Company's paper operations involve the sorting and baling of various grades of waste paper and removing all off-grade material and foreign matter. The sorted product is weighed, tagged and sold to domestic paper mills and foreign paper brokers.

Processed Scrap Sales

     The Company sells processed ferrous scrap primarily to regional and local steel mills operating EAFs, although integrated steel manufacturers utilize some ferrous scrap in their blast furnace operations. The price for processed ferrous scrap is dependent upon the uniformity of the processed material, its cleanliness and the non-ferrous content of the processed material. The Company has established relationships with regional steel producers for the sale of processed ferrous scrap and anticipates that its national strategy will improve these relationships. Most steel producers purchase processed ferrous scrap on a 30-day basis at the beginning of each month, thereby locking in the price and quantity purchased for such period. Sales of processed ferrous scrap accounted for 68% of the Company's pro forma revenues for the quarter ended March 31, 1996.

     The Company sells processed non-ferrous scrap primarily to foundries, aluminum sheet and ingot manufacturers, copper refineries and smelters, brass and bronze ingot manufacturers and other consumers. Non-ferrous scrap is sold on a spot market basis. Sales of non-ferrous materials accounted for 28% of the Company's pro forma revenues for the quarter ended March 31, 1996.

     Scrap paper is sold to paper mills at spot prices dependent upon the grade of the baled product. In addition, the Company's southern Texas facilities utilize covered warehouse space to store and sell small quantities of finished steel products such as angle iron, channel, flat bar, rounds and concrete reinforcing bar. Paper and plastic recycling and retail finished steel sales accounted for 4% of the Company's pro forma revenues for the quarter ended March 31, 1996.

     Three of the Company's customers accounted for approximately 46.3% of the Company's pro forma revenues (17.1%, 15.5% and 13.7%, respectively) during the three month period ended March 31, 1996. The loss of any one of these customers could have a material adverse effect on the Company's business. Sales of processed scrap are generally not seasonal but are affected by periodic maintenance shutdowns of certain major customers.

TRANSPORTATION

     Transportation cost is a significant factor in the sale of processed scrap and limits the geographic market in which processed ferrous scrap may be sold. Processed ferrous and non-ferrous scrap is shipped by the Company to its customers by truck, rail car and barges. The Company competes for available shipping space on each of these methods of transportation.

COMPETITION

     The scrap market is regionally competitive both in the purchase of raw scrap and the sale of processed scrap. The Company competes for purchases of raw scrap with numerous independent recyclers as well as with smaller scrap yards. The Company's primary competition for processed scrap sales to its customers are other regional or local metals recyclers.

     The primary competitive factors in both the purchase and sale of scrap are price, shipping costs and availability. In addition, the sale of processed scrap is affected by the reliability of the metals recycler as a source of supply and the quality of its processed scrap. The Company believes that its professional management team, quality of processed scrap and emphasis on customer service enable it to compete favorably in its markets. In addition, the Company believes that its national growth strategy will increase its market exposure to large purchasers of processed scrap, thereby giving it a competitive advantage relative to independent local and regional metals recyclers.

     The Company believes that, because of the economic, environmental and zoning impediments to establishing a new metals recycling facility, few new facilities will be constructed in the foreseeable future. In addition, the Company does not believe that substitutes for processed ferrous scrap, such as pre-reduced iron pellets, will have a significant impact on the demand for ferrous scrap in the foreseeable future.

EMPLOYEES

     The Company has approximately 300 full-time employees, most of whom are employed by the Company's wholly-owned subsidiaries. The 60 employees of Weissman are represented by the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (the "UAW") under a three-year collective bargaining agreement which expires on November 30, 1996. Although negotiations have not yet commenced, the Company has no reason to believe it will not reach a satisfactory agreement with the UAW prior to expiration of the current contract. The Company believes its and Weissman's relationships with their respective employees are good.

PROPERTIES

     The Company's metals recycling facilities generally are comprised of administrative offices, warehouses for the storage of repair parts and certain types of raw and processed scrap, covered and open storage areas for raw and processed scrap, a machine or repair shop for the maintenance and repair of the facility's vehicles and equipment, scales for the weighing of scrap, and loading and unloading facilities. Each facility has specialized equipment for the processing of all grades of raw scrap which may include a heavy duty automotive shredder to process both ferrous and non-ferrous scrap, crane mounted alligator or stationary guillotine shears to process large pieces of heavy scrap, wire stripping and chopping equipment, baling equipment and torch cutting facilities. The Company believes its facilities are adequate for its anticipated production. The following is a summary of the processing capabilities at each of the Company's properties based on a single shift:

                                                                                     Monthly
                             Facility Size       Materials                          Shredding
     Facility Location          (acres)          Processed                        Capacity (tons
- --------------------------   -------------  ----------------------             -------------------

Las Vegas, Nevada/(1)/            13         Ferrous and                              5,000
                                             non-ferrous
                                             scrap, paper
Brownsville, Texas                12         Ferrous and                              /(2)/
                                             non-ferrous scrap

Harlingen, Texas                   7         Ferrous and                              6,500
                                             non-ferrous scrap

McAllen, Texas                     1         Ferrous and                              /(2)/
                                             non-ferrous scrap
San Juan, Texas                    8         Ferrous and                              /(2)/
                                             non-ferrous scrap

Ste. Genevieve, Missouri          32         Ferrous and
                                             non-ferrous scrap                        5,000

Waterloo, Iowa/(3)/               34         Ferrous and non-ferrous scrap, paper     5,000
                                  --                                                  -----
Totals                           107                                                 21,500


     (1) The former owners of the Las Vegas facility have the right to reacquire such facility under certain circumstances, which right will be extinguished upon the repurchase of 13,000 shares of Series A Convertible Preferred Stock and 120,000 shares of Common Stock issued in connection with the Company's acquisition of such facility. See "Use of Proceeds" and Note 2 to the Company's consolidated financial statements.

     (2) The Company's four Texas facilities are an integrated operation serving the markets of southern Texas and northern Mexico. All shredding of raw scrap purchased by these facilities occurs at the Harlingen, Texas location.

     (3)  Represents the Weissman facility to be acquired in the Acquisition.

     Due to the nature of the items handled by the Company and the operation of shredding equipment, each of the Company's facilities maintains a comprehensive maintenance program. To reduce costs, each facility has its own maintenance and repair personnel. The Company also has the ability to fabricate certain parts of its operating equipment tailored to meet the needs of a particular facility.

     The Company leases approximately 3,350 square feet of office space in Englewood, Colorado as its corporate office. The Company's lease expires on June 30, 2000. Terms of the lease call for the Company to pay a base rent plus additional pro rata occupancy costs such as building operating costs, taxes and utilities. Average total rents for the remaining term of the lease are $13.50 per square foot per year.

LEGAL PROCEEDINGS

     The Company is not currently a party to any material litigation and is not aware of any threatened litigation that could have a material adverse effect on the Company's business, operating results or financial condition.

ENVIRONMENTAL MATTERS

     In the course of processing ferrous and non-ferrous metals, the Company inspects all inbound material several times prior to and during processing to screen out matter that may be considered "hazardous materials" under various environmental laws. Such materials may be contained in unprocessed items such as automobile bodies, light fixtures, construction debris, industrial machinery and other items manufactured or fabricated primarily out of ferrous or non-ferrous metals that are acquired and processed by the Company through its shredder operations (the "feed stream"). While the Company screens the feed stream for hazardous materials and rejects high-risk items such as transformers and batteries, certain items in the feed stream may inadvertently contain hazardous materials that end up in shredder fluff, the by-product of shredder operation. To avoid classification as a hazardous waste, shredder fluff must pass toxic leaching tests under certain environmental laws. Because of the Company's screening of the feed stream, it believes that the shredder fluff produced from its operations does not contain hazardous materials in excess of allowable limits and is suitable for disposal in municipal or private landfills. Changes in the environmental laws or testing methods with respect to shredder fluff, however, may change the classification and availability of suitable disposal sites for shredder fluff, resulting in significant additional expense to the Company. In addition, the premises upon which shredder operations are conducted may become contaminated by hazardous materials through inadvertent spillage or improper disposal, although the Company believes that such contamination is unlikely.

     The facilities and equipment of the Company are believed to be in substantial compliance with the current requirements of all applicable environmental laws and regulations. There are no capital expenditures planned for new environmental control equipment, although changes in environmental laws may require such expenditures in the future. The Company cannot predict the amount of such expenditures, if any, to comply with future changes in environmental laws or whether such costs can be passed on to its customers through increases in the price of processed scrap. Accordingly, there can be no assurance that such costs will not have a material adverse effect on the Company.

     In addition to the costs of compliance, certain environmental laws may result in liability arising out of the past operations of the Company's facilities, whether or not such operations were lawful at the time, and create public rights of action against the Company for environmental contamination. Generally, if the Company's past or present operations cause environmental damage, the Company may be subject to fines and may be required to remediate the damage. Such costs may have a material adverse effect on the Company.

     The Company has implemented extensive procedures to ensure compliance with applicable environmental laws. These procedures include screening all raw scrap for hazardous materials prior to purchase and acceptance. Any hazardous materials found in this process, such as automobile batteries, suspected PCB contaminated transformers and equipment containing freon, are segregated and rejected. The Company refuses to accept any sealed or closed-end barrels of material which may have contained a hazardous material. In addition to the screening process, the Company retains environmental engineering firms to perform periodic independent site reviews and sampling to ensure continued operational compliance and detect any contamination that may have occurred on the Company's facilities.

     Prior to and as a condition to the consummation of any acquisition, the target company's facilities will be tested and evaluated under the American Society for Testing and Materials ("ASTM") standards for Phase I and Phase II environmental site assessments to ascertain compliance with all environmental laws and regulations. In addition, as many metals recyclers may be subject to remediation liability with respect to their current or former sites as well as off-site disposal of hazardous materials, the Company also performs an ASTM Transaction Screen Process and regulatory action review to determine the operating history of each target company and whether such companies have been or are subject to any pending regulatory action for environmental contamination.

     The Phase I and Phase II environmental evaluations performed in connection with the acquisition of the Company's Texas facilities indicated possible contamination of portions of the real property associated with such facilities. To allow sufficient time for further evaluation and the completion of any necessary remediation, the Company has subleased those portions of the real property which are free of contamination, as indicated by the environmental studies performed prior to closing, and will acquire the balance of the real property only upon completion of environmental studies and any necessary remediation. In that connection, the Company has placed the shares of Common Stock given as consideration for the Texas facilities into escrow until the resolution of all environmental issues.

     Loef, in which the Company has a 20% investment, is a potentially responsible party with respect to two superfund sites. The Company has been indemnified by the former owners of Loef to the extent Loef's liability for such matters as well as other non-environmental matters exceeds $375,000 up to a maximum of $1 million. In addition, the real property upon which the Loef facilities are located may have been contaminated with certain hazardous materials. The former owners of Loef have agreed to pay for the remediation of the contamination to the extent remediation costs exceed $125,000 up to $400,000.

     Weissman is a potentially responsible party with respect to one superfund site. Based upon information Weissman has been able to obtain from the Environmental Protection Agency and other potentially responsible parties at the site, Weissman believes that its estimated cleanup liability is approximately $30,000.

     The environmental assessments performed with respect of the Company's Nevada and Missouri facilities and Weissman's Iowa facility indicated no reportable levels of contamination at such facilities.

RECENT DEVELOPMENTS

     In April 1996, the Company reached agreement regarding the purchase of Weissman for a cash purchase price of $12.4 million. Weissman operates a metals recycling business through its Weissman Iron & Metal division. Approximately $6.4 million of the $12.4 million purchase price will be funded through the proceeds of the Offering. The balance of the purchase price for the Acquisition will be financed with long-term debt and working capital financing obtained from a lending institution secured by the equipment and real property acquired. The Company has signed a letter of intent for this financing. The acquisition of Weissman, which had 1995 revenues of $19.3 million, will increase the Company's monthly shredding capacity by 5,000 tons.

     On April 15, 1996, the Company acquired substantially all of the assets of Mid-America Shredding, Inc., a metals recycler with operations in Ste. Genevieve, Missouri, for total consideration of $1.9 million. The acquisition of Mid-America, which had 1995 revenues of $3.9 million, increased the Company's monthly shredding capacity by 5,000 tons.

     On December 11, 1995, the Company acquired substantially all of the assets of Anglo Metal, Inc., a metals recycler with operations in Brownsville, Harlingen, McAllen and San Juan, Texas, for total consideration of $6.1 million. The acquisition of Anglo, which had 1995 revenues of $15.3 million, increased the Company's monthly shredding capacity by 6,500 tons.

     On January 17, 1996, the Company borrowed $1.6 million in short-term bridge financing, which indebtedness bears interest at 10% per annum, with principal and accrued interest due December 13, 1996 or upon the Company receiving gross proceeds of $3.0 million or more through the sale of its securities prior to that date. In connection with the bridge financing, the Company issued its Series I warrants to purchase 359,250 shares of Common Stock at $1.50 per share, exercisable through the end of a three-year period commencing on the effective date of a registration statement covering the shares issuable upon their exercise. The proceeds from this bridge financing were used to complete the acquisition of Anglo and for general working capital purposes. Because the Company failed to register the Common Stock underlying the Series I warrants by March 31, 1996, the exercise price was reduced by $.15 per share and will be reduced by an additional $.15 per share on the last day of each month until such registration is effected. Upon consummation of the Offering, the holders of the Series I warrants have agreed to exchange their warrants for 316,140 shares of Common Stock, representing an effective exercise price of $.60 per share (the anticipated exercise price as of September 30, 1996 in the absence of registration). The Company has agreed to register the shares of Common Stock received upon such exchange within 120 days from the closing of the Offering.

     On January 31, 1996 and April 8, 1996, the Company completed two private placements of an aggregate of 1,454,156 shares of Common Stock and warrants to purchase an additional 727,078 shares of Common Stock at $7.50 per share for total consideration of approximately $4.0 million, including conversion of $1,137,000 of the bridge financing indebtedness discussed above. The remaining $438,000 principal amount of the bridge indebtedness plus accrued interest will be repaid from the proceeds of the Offering. The proceeds from these private placements were used to complete the acquisition of Mid-America and for general working capital purposes.

     In December 1995, the Company agreed to purchase 1,424,586 shares of Common Stock from certain of its securityholders for $3.40 per share in cash on or before May 31, 1996. In connection with this repurchase, the Company will pay a solicitation fee of $.10 per repurchased share to First Equity Capital Securities, Inc., an NASD member firm who acted as placement agent for certain private placements of the Company's securities. See "Use of Proceeds." The Company also agreed to repurchase 71,130 outstanding warrants held by the placement agent at a cash purchase price of $5.00 per warrant. In the event that the Company fails to repurchase such shares by May 31, 1996, certain securityholders will be released from contractual "lock-up" restrictions with respect to a total 5,727,912 shares of Common Stock, the exercise prices of the Series G and J warrants will be reduced from $7.50 to $5.40 per share, and the Company will be obligated to register the shares of Common Stock held by such persons (including shares underlying the Series G and Series J warrants) by June 30, 1996. See "Shares Eligible for Future Sale - Registration Rights."

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     Upon consummation of the Offering, the Company's Board of Director's will be expanded from six to seven, three of whom will not be officers or employees of the Company or any of its subsidiaries ("Independent Directors").

     The directors and executive officers of the Company and their positions are set forth below:


Name                   Age  Position(s)
- ---------------------  ---  ------------------------------------------------

Thomas J. Wiens         44  Chairman of the Board, Chief Executive Officer
Michael I. Price        54  Director, Chief Operating Officer, President
Jerome B. Misukanis     53  Director, Chief Financial Officer, Treasurer (1)
Rebekah L. Coe          34  Director of Corporate Development, Secretary
Graydon H. Neher        46  Director (1)
Barry L. Plost          50  Director (1)
Sylvan Schefler         58  Director (2)

____________
(1)  Member of the Audit Committee.

(2) Mr. Schefler will be elected as a director upon consummation of the Offering.

     Each director is elected to hold office until the next annual meeting of stockholders, or until his successor is elected and qualified. Officers serve at the discretion of the Board of Directors.

     Certain information concerning the directors, executive officers and certain key employees of the Company are set forth below:

     Thomas J. Wiens. Mr. Wiens has served as Chairman of the Board and Chief Executive Officer of the Company since its inception. Mr. Wiens has served as President of First Dominion Holdings, Inc. since 1987. Prior to founding the Company, Mr. Wiens was involved in various entrepreneurial pursuits including banking, communications, insurance and retail. Mr. Wiens has over ten years of experience in the recycling industry. Mr. Wiens received a BA in Political Science from American University and a MDIV from Yale University. Mr. Wiens serves on the Board of Advisors of the Yale Divinity School and on the boards of directors of various charitable organizations.

     Michael I. Price. Mr. Price has served as President of the Company since March 1996 and as Chief Operating Officer and President of the Metals Division since March 1994. Mr. Price was elected to the Board of Directors of the Company in March 1994. Prior to joining the Company, Mr. Price was President of Recovermat Technologies, Inc., a solid waste technology company, from 1992 to 1994. Previously, Mr. Price served in various capacities in his 29 years in the metals recycling industry with Joseph Smith & Sons, Inc. and The David J. Joseph Company. Mr. Price received a BSIE from the General Motors Institute and completed an Executive MBA program at Indiana University. Mr. Price is a director of ERS Industries, Inc., a railroad supply company.

     Jerome B. Misukanis. Mr. Misukanis has served as a member of the Company's Board of Directors since March 1994 and as Treasurer and Chief Financial Officer since February 1996. Prior to joining the Company, Mr. Misukanis was a principal of Misukanis and Dodge, P.A., CPA, a public accounting firm, since 1991. Mr. Misukanis has worked in the recycling industry for 12 years. Mr. Misukanis received a BA in accounting from the University of St. Thomas and graduated from the Harvard Business School's Executive Management Program. Mr. Misukanis also attended the William Mitchell College of Law. Mr. Misukanis is a Certified Public Accountant.

     Graydon H. Neher. Mr. Neher was elected to the Board of Directors in June 1995. Mr. Neher has been President and a director of Chemco, Inc., a privately-held oil and gas company since 1980. Mr. Neher is a director of Compa Food Ministry, a non-profit food bank. Mr. Neher received a BA degree from the University of Puget Sound.

     Barry L. Plost. Mr. Plost was elected to the Board of Directors of the Company in December 1995. Mr. Plost has served as Chairman, President and Chief Executive Officer of SeraCare, Inc., a group of plasma collection centers, since February 1996. Previously,

Mr. Plost was with David Barrett, Inc., a management consulting firm, from 1994 to 1996. Mr. Plost was President and Chief Executive Officer of Country Wide Transportation Services, Inc., a transportation and distribution company from 1991 to 1994. Mr. Plost is a director of Care Concepts, Inc. Mr. Plost received a BA in Political Science from the University of Illinois and an MBA from Loyola University.

     Sylvan Schefler. Mr. Schefler is Vice Chairman of Prime Charter Ltd., an investment banking firm and the underwriter of the Offering. Mr. Schefler has served as Chairman of the Investment Banking Division and as a member of the Executive Committee of Prime Charter Ltd. since September 1994. Mr. Schefler has been a partner of Crystal Asset Management Group, Ltd., a merchant banking firm since 1990. Previously, Mr. Schefler was Chief Executive Officer of Hampshire Securities Corporation, an investment banking firm, from 1992 to 1994 and Co-Chairman of Dabney/Resnick and Wagner, Inc., an investment banking firm, from 1990 to 1992. Mr. Schefler previously served in various capacities with Drexel Burnham Lambert Incorporated for over thirty years, including as a member of its Executive Committee and Board of Directors. Mr. Schefler has served as a Director of GSE Systems, Inc., a supplier of software systems for manufacturing industries, since August 1995. Mr. Schefler received a BA in Political Science from Cornell University.

     Rebekah L. Coe. Ms. Coe has served as Director of Corporate Development for the Company since August 1995. Prior to joining the Company, Ms. Coe was Executive Director of Alpine Mutual Fund Trust Receivership, a mutual fund company, from 1992 to 1995. Prior to 1992, Ms. Coe served as Controller and General Business Manager for Production Geophysical Services, a public oil and gas company. Ms. Coe has over 10 years of experience in finance and accounting. Ms. Coe received her BBA degree in accounting from Abilene Christian University.

The Company's operating management is comprised of the following individuals:

     Barry D. Cummings. Mr. Cummings, age 59, joined the Company upon the acquisition of Anglo Iron & Metal in December 1995. Mr. Cummings has served as Plant Manager of Anglo since 1994, and was the Controller of Anglo from 1986 to December 1995. Mr. Cummings has over 25 years of experience in financial and plant management. Mr. Cummings received a BA in Business Administration from Texas A&M University.

     Lawrence E. Emch. Mr. Emch, age 53, has served as General Manager of the Company's Nevada facility since December 1995. Prior to joining the Company, Mr. Emch was an independent consultant in the metals recycling industry from July 1994 through November 1995. Mr. Emch was Plant Manager for The David J. Joseph Company, a leading metals broker and recycler, where he served as manager of four different facilities from prior to 1991 to 1994. Mr. Emch has served in various industrial engineering capacities for the past 30 years. Mr. Emch attended Youngstown State University.

     Ronald W. Kralovetz. Mr. Kralovetz, age 56, has served as the General Manager of the Company's four southern Texas facilities since February 1996. Prior to joining the Company, Mr. Kralovetz was a General Superintendent for Midwest Steel Co., Inc., a dismantling company, from prior to 1991 to 1996. Mr. Kralovetz began his career in the metals recycling business over 25 years ago as a Plant Manager with Luria Brothers Co., Inc.

     Peter F Prinz. Mr. Prinz, age 49, has served as Vice President of Recycling Industries of Missouri, Inc. and General Manager of the Company's Missouri facility since May 1996. Prior to joining the Company, Mr. Prinz was President of Hawco Manufacturing Company of Baton Rougue, LA, a manufacturer of equipment for the metals recycling, dredging and mining industries. Mr. Prinz was also employed by the David Joseph Company, Inc. for seven years as manager of their Newport, Kentucky metals recycling plant. Mr. Prinz received a BS in Mechanical Engineering from the University of Wisconsin.

     Charles N. Ruth. Mr. Ruth, age 66, has served as Plant Engineer for the Company's Nevada facility since January 1996. Prior to joining the Company, Mr. Ruth was Plant Engineer at Joseph Smith & Sons, Inc., a metals recycling company, from prior to 1991 to 1996. Mr. Ruth has over 20 years of experience in the metals recycling business, including engineering management at Luria Brothers Co., Inc. and Vulcan Materials Company. Mr. Ruth received a BS in Mechanical Engineering from Texas Tech University and is a registered professional mechanical engineer.

     Clifford D. Vellinga. Mr. Vellinga, age 54, has served as Assistant Manager for the Company's Nevada facility since October 1995. Previously, Mr. Vellinga served as Chief Financial Officer from 1987 to 1995. Mr. Vellinga has over 20 years experience in the construction and recycling industries. Mr. Vellinga received a BA in Accounting from Weber State University.

     As the Company expands, it will hire additional qualified individuals with industry experience to manage the different segments of its operations. In connection with the Acquisition and any future acquisitions, the Company anticipates retaining the principals of the acquired company to facilitate integration of the acquired operations into its consolidated group.

COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee

     The Board of Directors has established an Audit Committee comprised of Messrs. Neher and Plost, both of whom are Independent Directors, and Mr. Misukanis. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans of the audit engagement, approves professional services provided by the independent accountants, reviews the independence of the independent public accountants and reviews the adequacy of the Company's internal accounting controls.

Compensation Committee

     Promptly following the consummation of the Offering, the Board of Directors will establish a Compensation Committee which will be comprised solely of Independent Directors.

The Compensation Committee will determine compensation for the Company's executive officers in addition to administering the Company's Stock Option Plans, described below.

EXECUTIVE COMPENSATION

          The following table sets forth certain information regarding compensation paid to the Company's chief executive officer and all other executive officers of the Company whose salary and bonus compensation for the year ended September 30, 1995 exceeded $100,000:


                          SUMMARY COMPENSATION TABLE

                                              Annual Compensation           Long-Term Compensation
                                              -------------------           ----------------------
     Name and               Fiscal                        Other Annual           Securities
Principal Position           Year          Salary         Compensation        Underlying Options
- -------------------------   ------         ------         -------------       ------------------
Thomas J. Wiens              1995          $222,000        $1,257,197 (1)                  -0-
Chief Executive              1994            47,000 (1)           -0-                      -0-
Officer and                  1993               -0- (1)           -0-                      -0-
Chairman of the
Board of Directors

Michael I. Price             1995          $223,000 (2)           -0-                  150,000 (3)
Chief Operating Officer      1994           112,000 (4)           -0-                  150,000
and President                1993               -0-               -0-                      -0-

   __________

   (1) Although accrued, the Company did not pay any cash compensation to Mr. Wiens during fiscal 1994 and fiscal 1993. During fiscal 1995, the Company paid to Mr. Wiens $47,000 of the unpaid 1994 salary. The remaining unpaid salary for 1994 and 1993 of $260,000 was forgiven by Mr. Wiens along with the transfer of certain technology to the Company in exchange for the right to acquire shares of the Company's Common Stock, which right was exercised on August 8, 1995. The amount reported as "Other Annual Compensation" represents the difference between the purchase price of the Common Stock under such right and the market value of the Common Stock on August 8, 1995 related to the forgiven salary. See "Certain Transactions."

   (2)    $210,000 was paid during fiscal 1995.

   (3) Represents the repricing of the option granted to Mr. Price in fiscal 1994. See "Certain Transactions."

   (4)    Paid during fiscal 1995.

         OPTION GRANTS DURING THE FISCAL YEAR ENDED SEPTEMBER 30, 1995

          The following table provides information regarding stock options granted to the named executive officers during the fiscal year ended September 30, 1995. In addition, in accordance with the rules and regulation promulgated by the Commission, the table shows hypothetical gains or "option spreads" that would exist for the respective options based upon assumed annual rates of appreciation for the price of the Common Stock of 5% and 10% from the date the options were granted over the full option term.

                                                                       Individual Grants
                               --------------------------------------------------------------------------------------------------
                                                 Percent of                                                Potential Realizable
                                 Number of      Total Options              Market                        Value at Assumed Annual
                                 Securities       Granted to               Price                           Rates of Stock Price
                                 Underlying      Employees In   Exercise   on Date     Expiration        Appreciation For Option
Name                           Options Granted    Fiscal Year    Price     of Grant        Date          0%         5%        10%
- ----                           ---------------  -------------   --------   --------    ----------        ------------------------
Thomas J. Wiens                      --             --            --          --         --              --         --         --

Michael I. Price                 150,000 (1)        79%           $.90    $3.15/(2)/   12/31/98   $337,500    $439,327   $556,787

     ____________

   (1) Represents repricing of option originally granted on January 1, 1994. See "Certain Transactions."

   (2) At the time of the repricing of the option, the Company was selling shares of Common Stock in a private placement at approximately $.90 per share. Accordingly, the Company believes the fair market value of the Common Stock on that date was $.90 per share.

    STOCK OPTION EXERCISES DURING THE FISCAL YEAR ENDED SEPTEMBER 30, 1995,
             OUTSTANDING GRANTS AND GAINS AS OF SEPTEMBER 30, 1995

          The following table shows stock options exercised by named executive officers during the fiscal year ended September 30, 1995. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of September 30, 1995 and the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the price of the Common Stock at September 30, 1995.

                                                                 Number of Securities       Value of Unexercised
                       Shares Acquired          Value          Underlying Unexercised       In-The-Money Options
Name                    Upon Exercise         Realized         Options at Fiscal Year End    at Fiscal Year End
- ----                  ----------------        --------        ---------------------------   --------------------
Thomas J. Wiens               --                   --                             --                        --

Michael I. Price              --                   --                      0/150,000                0/$795,000


     DIRECTOR COMPENSATION

          Independent Directors will receive an annual fee of $7,500 for their services in that capacity and $1,500 for each Board of Directors or committee meeting attended. In addition, the Independent Directors will be granted options under the Company's 1995 Non-Employee Director Stock Option Plan, described below. All directors are reimbursed for travel expenses incurred in attending meetings.

STOCK OPTION PLANS

          The Company has established two stock option plans, the Incentive Stock Option Plan (the "Incentive Plan") and the Non-Qualified Stock Option Plan (the "Non-Qualified Plan"). In addition, on December 27, 1995, the Board of Directors adopted, subject to shareholder approval, the 1995 Non-Statutory Stock Option Plan (the "1995 Plan") and the 1995 Non-Employee Director Stock Option Plan (the "Director Plan"). The terms of each of these stock option plans are discussed further below. All of the Company's stock option plans are currently administered by the Board of Directors and will be administered by the Compensation Committee upon its establishment as discussed above.

Incentive Plan

          The Incentive Plan provides for the grant of stock options to officers, regional managers, department heads, corporate counsel and other key employees of the Company. An aggregate of 200,000 shares of Common Stock are authorized for issuance under the Incentive Plan. As of the date of this Prospectus, options to purchase 20,000 shares of Common Stock at an exercise price of $2.50 per share and 12,000 shares of Common Stock at an exercise price of $6.25 per share have been granted under the Incentive Plan.

          Options granted under the Incentive Plan are "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. As a result, options granted under the Incentive Plan must have an exercise price of not less than the fair market value of the Common Stock on the date of grant or, if the optionee is the owner of more than 10% of the outstanding Common Stock, the exercise price of the options must not be less than 110% of the fair market value of the Common Stock on the date of grant. Incentive stock options permit the optionee to defer taxable income related to the exercise of the option until subsequent disposition of the shares acquired in connection with such exercise. Payment of the exercise price for options granted under the Incentive Plan must be made in cash.

          Options granted under the Incentive Plan are not exercisable for a period of one year from the date of grant and, thereafter, vest at a rate of not less than 25% per year for the remaining four years of the option term. The term of any option granted under the Incentive Plan may not exceed five years. The Incentive Plan provides that the aggregate fair market value of the shares of Common Stock that may be granted to any single optionee under the Incentive Plan may not exceed $200,000 during any calendar year. Options granted under the Incentive Plan are exercisable only by the optionee during the optionee's lifetime and are not transferable, except under limited circumstances. Options that are exercisable as of the date the optionee's employment by the Company terminates, other than by death, expire three months after such termination or immediately if such termination was for cause. If the optionee dies, the options shall be exercisable by the optionee's heirs for a six-month period following the optionee's death. The Incentive Plan terminates on March 19, 2002.

Non-Qualified Plan

          The Non-Qualified Plan provides for the grant of stock options to persons who are not eligible for grants under the Incentive Plan, including the Company's Independent Directors or persons who are closely related to the Company, such as consultants and independent contractors, and who are recommended to receive grants by the Company's Chief Executive Officer and Treasurer. An aggregate of 50,000 shares of Common Stock are authorized for issuance under the Non-Qualified Plan. As of the date of this Prospectus, no options have been granted under the Non-Qualified Plan.

          Options granted under the Non-Qualified Plan must have an exercise price of not less than the fair market value of the Common Stock on the date of grant or, if the optionee is the owner of more than 10% of the outstanding Common Stock, the exercise price of the options must not be less than 110% of the market price of the Common Stock on the date of grant. Payment of the exercise price may be made in cash or other non-cash consideration as may be approved and valued by the Compensation Committee.

          Options granted under the Non-Qualified Plan are not exercisable for a period of one year from the date of grant and, thereafter vest at a rate of not less than 25% per year for the remaining four years of the option term. The term of any option granted under the Non-Qualified Plan may not exceed five years. The Non-Qualified Plan provides that the total number of shares of Common Stock as to which options granted under the plan may not exceed an aggregate value of $200,000. Options granted under the Non-Qualified Plan are exercisable only by the optionee during the optionee's lifetime and are not transferable, except under limited circumstances. Options that are exercisable as of the date the optionee's relationship with the Company terminates, other than by death, expire three months after such termination. If the optionee dies, the options shall be exercisable by the optionee's heirs for a six-month period following the optionee's death. The Non-Qualified Plan terminates on March 19, 2002.

1995 Plan

          The 1995 Plan provides for the grant of stock options to employees, officers and employee directors of the Company. An aggregate of 2,000,000 shares of Common Stock are authorized for issuance under the 1995 Plan. Concurrently with the adoption of the 1995 Plan by the Board of Directors on December 27, 1995, options to acquire 300,000 shares of Common Stock at an exercise price of $2.87 per share were granted to Mr. Wiens, the Company's Chairman and Chief Executive Officer, and options to acquire 450,000 shares of Common Stock at an exercise price of $2.87 per share were granted to Mr. Price, the Company's Chief Operating Officer and President. These options and the 1995 Plan are subject to approval by the Company's shareholders at the 1996 annual meeting of shareholders. The 1995 Plan terminates on December 27, 2006.

          Options granted under the 1995 Plan must have an exercise price of not less than 80% of the fair market value of the Common Stock on the date of grant. Payment of the exercise price may be made in cash, in shares of the Company's Common Stock having a fair market value equal to the aggregate exercise price, a combination of cash and shares of Common Stock or, subject to the approval of the Compensation Committee, in whole or in part with monies received from the Company as a compensatory cash payment.

          The term of any option granted under the 1995 Plan may not exceed ten years. Options granted under the 1995 Plan are not transferable, except under limited circumstances. If the optionee ceases to be an employee, officer or employee director of the Company or a subsidiary or parent corporation of the Company, other than by reason of death, disability or cause, all unexercised options granted under the 1995 Plan shall terminate 90 days thereafter. If the optionee is terminated for cause, all unexercised options shall immediately terminate. If the optionee's employment is terminated by reason of death, disability or retirement, all unexercised options shall terminate one year thereafter.

Director Plan

          The Director Plan provides for the grant of stock options to existing and future Independent Directors of the Company. Each Independent Director will receive an initial grant of options under the Director Plan to acquire up to 5,000 shares of the Company's Common Stock having an exercise price equal to the fair market value of the Common Stock on the date such person first becomes an Independent Director. Thereafter, each independent director who is serving as a director on December 31 of each calendar year, commencing with December 31, 1996, will automatically be granted an option to acquire up to 5,000 shares of Common Stock at an exercise price per share equal to the fair market value per share of Common Stock on such date. Each Independent Director joining the Board of Directors within 30 days of the consummation of the Offering will receive options having an exercise price equal to the Offering Price. Messrs. Misukanis, Neher and Plost, who were serving as Independent Directors on December 27, 1995, each received an initial grant of 5,000 options under the Director Plan having an exercise price of $2.87 per share, the fair market value per share of the Common Stock on that date. These options and the Director Plan are subject to approval by the Company's shareholders at the 1996 annual meeting of shareholders. The Director Plan terminates on December 27, 2006.

          Payment of the exercise price for options granted under the Director Plan may be made in cash, in shares of the Company's Common Stock having a fair market value equal to the aggregate exercise price, a combination of cash and shares of Common Stock or, subject to the approval of the Compensation Committee, in whole or in part with monies received from the Company as a compensatory cash payment.

          Options granted under the Director Plan will be exercisable commencing six months after the date of grant and continuing for five years from the date of grant. Options granted under the Director Plan are not transferable, except under limited circumstances. If the optionee ceases to an Independent Director other than by reason of death, disability or cause, all unexercised options shall terminate 90 days thereafter. If the optionee is removed from the board for cause, all unexercised options shall immediately terminate. If the optionee's service as a director is terminated by reason of death, disability or retirement, all unexercised options shall terminate one year thereafter.

                            PRINCIPAL SHAREHOLDERS

          As of March 31, 1996, the Company's only class of outstanding voting securities was its Common Stock, $.001 par value. The following table sets forth information as of March 31, 1996 with respect to the ownership of the Common Stock by all executive officers, directors and persons known by the Company to beneficially own more than five percent of the Common Stock. The following shareholders have sole voting and investment power with respect to the shares, unless indicated otherwise:

                                         Shares of                 Percentage of          Shares of
                                        Common Stock                Common Stock         Common Stock           Percentage of
                                         Beneficially                Ownership            Beneficially           Common Stock
                                        Owned Prior to              Prior to the          Owned Prior to        Ownership After
     Name of Beneficial Owner            the Offering                 Offering            the Offering           the Offering
     -----------------------            ---------------            -------------          ------------           ------------
Stanley Becker                             913,475 (1)                      8.7%               694,536 (1)                5.1%
55 East End Avenue, #7A
New York, New York 10028

Caside Associates                          841,990 (2)                      7.9%               817,990 (2)                5.9%
373 North Main St.
Fall River, MA 02720

J.E. McConnaughy, Jr.                      739,800 (3)                      7.1%               575,400 (3)                4.2%
c/o JEMC Corporation
1011 High Ridge Road
Stamford, Connecticut 06905

Samuel Benjamin                            673,200 (4)                      6.5%               523,600 (4)                3.8%
2763 Roscomare Road
Los Angeles, California 90077

                                           Shares of                 Percentage of          Shares of
                                          Common Stock                Common Stock         Common Stock           Percentage of
                                           Beneficially                Ownership            Beneficially           Common Stock
                                           Owned Prior to             Prior to the          Owned Prior to        Ownership After
     Name of Beneficial Owner              the Offering                 Offering            the Offering           the Offering
     -----------------------              ---------------            -------------          ------------           ------------
CERTAIN DIRECTORS AND EXECUTIVE
- -------------------------------
OFFICERS (5)
- ------------

Thomas J. Wiens                            2,814,003 (6)                    27.7%           2,814,003 (11)                21.0%

Michael I. Price                             154,000 (7)                     1.5%                  154,000                 1.1%

Jerome B. Misukanis                           18,000 (8)                      .2%                   18,000                  .1%

Graydon H. Neher                              36,000 (9)                      .4%               28,000 (9)                  .2%

Barry D. Plost                                18,000 (10)                     .2%              14,000 (10)                  .1%

Directors and Executive Officers as a           3,040,003                   29.4%                3,028,003                22.3%
group

____________

(1) Includes 297,659 shares underlying common stock purchase warrants. Upon consummation of the Offering, the Company will purchase 198,439 shares of Common Stock from Mr. Becker for $3.40 per share as part of the Company's repurchase of 1,424,586 shares of Common Stock upon consummation of the Offering. See "Use of Proceeds." Mr. Becker is also selling 20,500 shares in the Offering. See "Selling Securityholders."

(2) Includes 304,440 shares underlying a stock option and 210,000 shares underlying common stock purchase warrants. The shares held by Caside Associates may be deemed to be beneficially owned by the partners of Caside Associates, which are John Silvia Jr., Louis G. Carreiro, Joseph L. Vinagro, Ronald Rapoza, Dwight D. Silvia, Louis Goncalo, Patricia Mello, Ilene Hayes and Recycling Associates Trust. Upon consummation of the Offering, the Company will purchase 24,000 shares of Common Stock from Caside Associates for $3.40 per share as part of the Company's repurchase of 1,424,586 shares of Common Stock upon consummation of the Offering. See "Use of Proceeds."

(3) Includes 246,600 shares underlying common stock purchase warrants. Upon consummation of the Offering, the Company will purchase 164,400 shares of Common Stock from Mr. McConnaughy for $3.40 per share as part of the Company's repurchase of 1,424,586 shares of Common Stock upon consummation of the Offering. See "Use of Proceeds."

(4) Includes 224,400 shares underlying common stock purchase warrants. Upon consummation of the Offering, the Company will purchase 149,600 shares of Common Stock from Mr. Benjamin for $3.40 per share as part of the Company's repurchase of 1,424,586 shares of Common Stock upon consummation of the Offering. See "Use of Proceeds."

(5) The business address of all directors and executive officers is 384 Inverness Drive South, Suite 211, Englewood, Colorado 80112.

(6) Includes 1,664 shares owned by Real Heroes, Inc., a non-profit corporation controlled by Thomas J. Wiens, and 227,414 shares owned by First Dominion, a corporation controlled by Thomas J. Wiens. In the event that the Underwriter's over-allotment option is exercised in full, following the Offering Mr. Wiens will beneficially own 2,089,136 shares of Common Stock, representing approximately 15.8% of the outstanding Common Stock.

(7)  Includes 150,000 shares underlying options.

(8)  Includes 12,000 shares underlying options.

(9) Includes 12,000 shares underlying common stock purchase warrants. Upon consummation of the Offering, the Company will purchase 8,000 shares of Common Stock from Mr. Neher for $3.40 per share as part of the Company's repurchase of 1,424,586 shares of Common Stock upon consummation of the Offering. See "Use of Proceeds."

(10) Includes 6,000 shares underlying common stock purchase warrants. Upon consummation of the Offering, the Company will purchase 4,000 shares of Common Stock from Mr. Plost for $3.40 per share as part of the Company's repurchase of 1,424,586 shares of Common Stock upon consummation of the Offering. See "Use of Proceeds."

(11) Assumes that the Underwriter's over-allotment option is not exercised. See "Selling Securityholders."

                              CERTAIN TRANSACTIONS

          On December 1, 1991 the Company entered into exclusive perpetual license agreements related to the MSW Technology with First Dominion, a company owned and controlled by Thomas J. Wiens. Under the original terms of the license agreements, the Company was to pay certain license fees and royalties, provided that the Company had raised additional equity and had constructed operational facilities utilizing the MSW Technology. On January 25, 1995, the Company paid $750,000 to First Dominion in exchange for ownership of the MSW Technology and certain other technology related to the recycling of shredder fluff, 291,333 shares of Series B preferred stock owned by First Dominion and the forgiveness of $750,000 of accrued salary, royalties and other amounts due from the Company to Thomas J. Wiens and First Dominion. In connection with this purchase, the Company granted to Mr. Wiens the right to acquire $1,187,500 of Common Stock at a price equal to the lesser of 50% of the fair market value of the Common Stock or $.90 per share, exercisable on the day the Company reported gross revenues in excess of designated amounts. On January 25, 1995, the last reported sales price of the Common Stock was $3.15 per share. The Company met the gross revenue requirement on August 8, 1995 upon filing of its Form 10-Q for the quarter ended June 30, 1995. At that time, Mr. Wiens exercised his right and acquired 1,319,445 shares of Common Stock at an acquisition price of $.90 per share.

          During the fiscal years ended September 30, 1994 and September 30, 1995, the Company received bridge loans from First Dominion in an aggregate amount of $887,000. During fiscal 1994, $887,000 of this loan amount was converted to 591,333 shares of Series B preferred stock at the request of First Dominion. The rights, designations and preferences of the Series B preferred stock provided that the Series B preferred stock was convertible into Common Stock on a five-for-one share basis. The Company reacquired 291,333 shares of Series B preferred stock from First Dominion in the transaction described above, and the remaining shares of Series B preferred stock were transferred by First Dominion to a third party and were subsequently converted into Common Stock.

          On July 15, 1994, the Company issued to Caside Associates an option to acquire 360,000 shares of Common Stock at an exercise price of $2.50 per share. On January 25, 1995, to reflect the then-current offering price of the Company's Common Stock in a private placement of its securities, the exercise price of this option was reduced to $.90 per share and the Company issued to Caside Associates warrants to acquire up to 180,000 additional shares of Common Stock at an exercise price of $7.50 per share.

          On January 25, 1995, the Company repriced an option previously granted to Michael I. Price and granted an option to Jerome B. Misukanis, executive officers of the Company, to purchase up to 150,000 and 12,000 shares of Common Stock, respectively, exercisable for nominal consideration. On August 3, 1995, these options were amended to revise the exercise price to $.90 per share. At the time of the repricing of these options, the Company was selling shares of Common Stock in a private placement at approximately $.90 per share. Accordingly, the Company believes the fair market value of the Common Stock on that date was $.90 per share. The options expire on December 31, 1998.

                            SELLING SECURITYHOLDERS

          The following table sets forth, as of the date of this Prospectus, certain information with respect to the total number of shares of Common Stock beneficially owned by each of the Selling Securityholders before and after consummation of the Offering. All post-Offering totals reflect the Company's agreement to repurchase shares from certain of the Selling Securityholders following consummation of the Offering as described above in "Recent Developments." Except for Stanley Becker, none of the Selling Securityholders is an officer or director of the Company or the beneficial owner of five percent or more of the outstanding Common Stock. The Underwriter will receive a discount of seven percent of the Offering Price and a non-accountable expense allowance of 1 1/2 percent of the Offering Price of the Shares of Common Stock sold for the account of the Selling Securityholders, which discounts and expenses will be withheld from the proceeds of the shares sold by the Selling Securityholders. See "Underwriting." The Company will not receive any of the proceeds of the sales of Common Stock by the Selling Securityholders.

                                                                                       NUMBER OF SHARES         PERCENT OF
                                     NUMBER OF SHARES                                   OF COMMON STOCK        COMMON STOCK
                                      OF COMMON STOCK              NUMBER OF              BENEFICIALLY          BENEFICIALLY
                                     BENEFICIALLY OWNED             SHARES                 OWNED AFTER          OWNED AFTER
       SELLING SECURITYHOLDER        PRIOR TO OFFERING              OFFERED                 OFFERING             OFFERING
- ------------------------------------------------------------------------------------------------------------------------------------
Becker, Marshall                               305,082 (1)             30,000                    275,082 (1)                2.0

Becker, Stanley                                913,475 (2)             20,500                    694,536 (2)                5.1

Bender, Merrill                                 19,600                 19,600                          0                      0

Eddie Mahe Company                               7,600                  7,600                          0                      0

Fru-Con Construction, Inc.                     145,001                145,001                          0                      0

Gelin, Peter                                    19,500                 19,500                          0                      0

Heller, Matthew                                 13,000                 13,000                          0                      0

Levine, Kenneth                                305,082 (1)             30,000                    275,082 (1)                2.0

Morse, Clayton                                   4,600                  4,600                          0                      0

Nathanson, Barry F.                            358,823 (3)              5,250                    275,001 (3)                2.1

NCO Investors III, LP                           60,000                 60,000                          0                      0

Rome, Robert C. (4)                            227,693                100,000                    127,693                    1.0

Schafran, Hank                                   5,391                  5,391                          0                      0

Smart & Thevenet, P.C.                          13,600                 13,600                          0                      0

The Stockbrokers Society,                        2,276                  2,276                          0                      0
 Inc.

Strong, Albert                                   2,000                  2,000                          0                      0

Wittenstein, Frederick M.                      312,852 (5)             13,500                    232,829 (5)                1.8

Worden, Andrew B.                               16,160 (6)                630                     12,079 (6)                  0



     (1) Represents shares underlying warrants. Upon consummation of the Offering, 15,000 of these warrants will be exchanged into 30,000 shares of Common Stock and 15,000 Series H Warrants.

     (2) Includes shares underlying warrants to acquire 297,659 shares of Common Stock. Upon consummation of the Offering, the Company will purchase 198,439 shares from Mr. Becker at $3.40 per share as part of the Company's repurchase of 1,424,586 shares of Common Stock. See "Use of Proceeds."

     (3) Includes shares underlying warrants to acquire 117,858 shares of Common Stock. Upon consummation of the Offering, the Company will purchase 78,572 shares from Mr. Nathanson at $3.40 per share as part of the Company's repurchase of 1,424,586 shares of Common Stock. See "Use of Proceeds."

     (4) Shares issued in connection with the Company's acquisition of its southern Texas facilities.

     (5) Includes shares underlying warrants to acquire up to 99,784 shares of Common Stock. Upon consummation of the Offering, the Company will purchase 66,523 shares from Mr. Wittenstein at $3.40 per share as part of the Company's repurchase of 1,424,586 shares of Common Stock. See "Use of Proceeds."

     (6) Includes shares underlying warrants to acquire up to 5,177 shares of Common Stock. Upon consummation of the Offering, the Company will purchase 3,451 shares from Mr. Worden at $3.40 per share as part of the Company's repurchase of 1,424,586 shares of Common Stock. See "Use of proceeds."

                         DESCRIPTION OF CAPITAL STOCK

     COMMON STOCK

          The Company is authorized to issue up to 50,000,000 shares of Common Stock, $.001 par value. At May 15, 1996, 10,178,137 shares of Common Stock were outstanding. The shares of Common Stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. On liquidation of the Company, each holder of Common Stock is entitled to receive a pro rata share of the Company's assets available for distribution to common shareholders after payments with respect to the preferential rights of the Company's then outstanding preferred stock, if any.

          Unless the holder is a "Substantial Stockholder" (as discussed below under "Anti-Takeover Provisions"), all shares of Common Stock have equal voting rights and have one vote per share in all matters to be voted upon by shareholders. Cumulative voting in the election of directors is not allowed, which means that the holders of a majority of the outstanding shares represented at any meeting at which a quorum is present will be able to elect all of the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any directors.

          A vote by the holders of a majority of the shares of Common Stock present at a meeting at which a quorum is present is necessary to take action, except for certain extraordinary matters which require the approval of a majority of the outstanding shares of voting stock.

     PREFERRED STOCK

          The Company is authorized to issue up to a total of 10,000,000 shares of preferred stock, no par value, issuable in one or more series designated by the Board of Directors. Material provisions concerning the terms of any series of preferred stock which may be issued, such as dividend rate, conversion features and voting rights, are to be determined by the Board of

     Directors of the Company at the time of such issuance. The ability of the Board to issue preferred stock could also be used by it as a means for resisting a change of control of the Company and, therefore, can be considered an "anti-takeover" device.

          The Company has issued and outstanding 13,000 shares of Series A Convertible Preferred Stock (the "Series A Shares"), which were issued in connection with the Company's acquisition of its Nevada operations. The Series A Shares have no dividend rights, liquidation preference or voting rights, except in certain limited circumstances. The Series A Shares will be redeemed along with 120,000 shares of Common Stock issued in connection with the acquisition of the Company's Nevada facility for $2.4 million upon consummation of the Offering. See "Use of Proceeds."

     ANTI-TAKEOVER PROVISIONS

          The Company's Amended and Restated Articles of Incorporation authorize the Company's Board of Directors to limit the voting rights of any person or entity that becomes a "Substantial Stockholder," defined as any stockholder designated by the Board of Directors who is the direct or indirect beneficial owner of 10% or more of the Company's Common Stock, including shares of Common Stock which may be issuable pursuant to any agreement or upon the exercise of conversion rights, options or warrants. All shares of Common Stock beneficially owned by a Substantial Stockholder in excess of 10% will not be entitled to any voting rights and will be deemed not outstanding for purposes of determining a quorum. As of the date of this Prospectus, the Company's Board of Directors had not determined any person or entity to be a Substantial Stockholder.

          In addition to restricting the voting rights of a Substantial Stockholder, the Company has the right to redeem all or a portion of the Common Stock beneficially owned by a Substantial Stockholder at a redemption price equal to the lesser of the average market price of the shares for each of the preceding 30 days prior to the date of the written redemption notice or the average market price of the shares for each of the 30 trading days during which shares of the Common Stock have been traded immediately preceding the date upon which the Substantial Stockholder beneficially owned more than 5% of the issued and outstanding Common Stock. A Substantial Stockholder has no rights, voting or otherwise, regarding shares subject to a redemption notice.

          The Company's Board of Directors has adopted an amendment to its Articles of Incorporation to eliminate these provisions. This amendment will be submitted to the Company's shareholders for approval at the 1996 annual meeting of shareholders. The amendment will require the affirmative vote of holders of two-thirds of the outstanding Common Stock and, if any preferred stock is outstanding, two-thirds of the outstanding preferred stock.

     WARRANTS

          The Company has the following outstanding warrants to acquire an aggregate of 4,321,031 shares of Common Stock:


                                  EXPIRATION        EXERCISE                       SECURITIES ISSUABLE UPON   COMMON STOCK ISSUABLE
                                  ----------        --------                       ------------------------   ---------------------
TITLE OR SERIES                      DATE             PRICE        OUTSTANDING            EXERCISE               UPON EXERCISE
- ---------------                      ----             -----        -----------            --------               -------------
Series A                              (1)               $37.50        22,969       1 share of Common Stock            22,969
                                                                                     and 1 Series B Warrant
Series B                              (2)               $75.00        22,969              Common Stock                22,969

Series G                              (3)               $ 7.50     2,136,878              Common Stock             2,136,878

Series H                              (4)               $ 7.50       286,096              Common Stock               286,096

Series I                              (5)               $ 1.05       359,250              Common Stock               359,250

Series J                              (6)               $ 7.50       727,078              Common Stock               727,078

Ally Capital                     November 3,            $ 5.00        53,600              Common Stock                53,600
                                     1999

Caside Associates               January 5,              $ 7.50       180,000              Common Stock               180,000
                                    1998

Nevada Recycling                January 4,              $ 1.25        20,000              Common Stock                20,000
                                   2004

Placement Agent's (7)            April 17,              $ 1.80       139,828       2 Shares of Common Stock          279,656
                                   1998

Placement Agent's                July 31,               $ 1.80        73,560       2 Shares of Common Stock          147,120
                                   1998                                              and 1 Series H Warrant

Placement Agent's               January 31,             $ 2.75        65,445       2 Shares of Common Stock          130,890
                                   1999                                              and 1 Series H Warrant

Placement Agent's                April 8,               $ 2.75         4,500       2 Shares of Common Stock            9,000
                                   1999                            ---------         and 1 Series H Warrant        ---------
   Total Outstanding                                               4,092,173                                       4,375,506
                                                                   =========                                       =========


          (1) Exercisable for a three-year period commencing on the effective date of a registration statement covering the Series A Warrants or the shares issuable upon their exercise.

          (2) Exercisable for a three-year period commencing on the effective date of a registration statement covering the Series B Warrants or the shares issuable upon their exercise.

          (3) Currently exercisable and continuing for a three-year period commencing on the effective date of a registration statement covering the shares issuable upon their exercise and the shares of Common Stock purchased by the holders of the Series G Warrants in the Company's February and May 1995 private placements. The exercise price of the Series G warrants will be reduced to $5.40 per share in the event that the Company fails to repurchase certain shares of Common Stock by May 31, 1996 and will reduce by $.35 per share for each month subsequent to September 1996 (June 1996 in the event such stock purchase is not effected by May 31) in which a registration statement covering the shares issuable upon exercise of the Series G warrants is not effective. See "Business - Recent Developments" and "Use of Proceeds."

          (4) Exercisable for a three-year period commencing on the exercise of the Placement Agent's Warrants. Additional Series H Warrants will be issued upon exercise of the Placement Agent's Warrants.

          (5) Upon consummation of the Offering, the Series I Warrants will be exchanged by the Company for 316,140 shares of Common Stock. The exercise price of the Series I warrants was originally $1.50 per share, but has been reducing by $.15 per share for each month subsequent to March 31, 1996 in which a registration statement covering the Common Stock issuable upon exercise of the warrants is not effective.

          (6) Exercisable for a three-year period commencing on the effectiveness of a registration statement covering the shares received upon their exercise. The exercise price of the Series J Warrants will be reduced to $5.40 per share in the event that the Company fails to repurchase certain shares of Common Stock by May 31, 1996 and will reduce by $.35 per share for each month subsequent to September 1996 (June 1996 in the event such stock purchase is not effected by May 31) in which a registration statement covering the shares issuable upon exercise of the Series J warrants is not effective. See "Business - Recent Developments" and "Use of Proceeds."


          (7) Upon consummation of the Offering, the Company will exchange 30,000 Placement Agent's warrants for 60,000 shares of Common Stock and 30,000 Series H Warrants. See "Selling
               Securityholders".
STOCK OPTIONS

          The Company has granted options to purchase an aggregate of 1,283,440 shares of Common Stock at exercise prices ranging from $.90 to $6.25 per share, including options to Messrs. Wiens, Price, Misukanis, Neher and Plost to purchase 300,000, 450,000, 5,000, 5,000 and 5,000 shares of Common Stock, respectively, at an exercise price of $2.87 per share. See "Management - Stock Option Plans."

TRANSFER AGENT

          The transfer agent for the Company's Common Stock and warrant agent for the Company's warrants is American Securities Transfer, Inc., 938 Quail Street, Suite 101, Lakewood, Colorado 80215.

                        SHARES ELIGIBLE FOR FUTURE SALE

          Upon completion of the Offering, the Company will have 13,409,691 outstanding shares of Common Stock, based on the number of shares outstanding on May 15, 1996. Of these shares, the 4,892,448 shares of Common Stock sold in the Offering will be freely tradeable under the Securities Act, except for any shares held by "affiliates" of the Company, as that term is defined under the Securities Act and the regulations promulgated thereunder (an "Affiliate"). The remaining 8,517,243 shares (the "Restricted Shares") held by existing stockholders were sold by the Company in reliance on exemptions from the registration requirements of the Securities Act and are "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act.

          As of the closing of the Offering, a total of 3,028,003 shares of Common Stock (including shares underlying outstanding options) held by the existing stockholders will be subject to lock-up agreements in favor of the Underwriter which provide that none of such shares may, without the prior written consent of the Underwriter, be sold or otherwise disposed of for a period of 12 months from the date of this Prospectus. Upon the expiration of the lock-up agreements, all of such shares will be eligible for resale in the public market subject to the provisions of Rule 144. The Underwriter may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to the lock-up agreements.

          In general, under Rule 144, as currently in effect, any holder of Restricted Shares, including an Affiliate of the Company, as to which at least two years have elapsed since the later of the date of the acquisition of such Restricted Shares from the Company or an Affiliate, is entitled within any three-month period to sell a number of shares that does not exceed the greater of 1% of the then-outstanding shares of Common Stock or the average weekly trading volume of the Common Stock in the Nasdaq National Market during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. Affiliates of the Company must comply with the requirements of Rule 144 (except for the two-year holding period requirement) in order to sell shares of Common Stock which are not "restricted securities" (such as shares acquired by Affiliates in the Offering).

          Further, under Rule 144(k) a person who holds Restricted Shares as to which at least three years have elapsed since the date of their acquisition from the Company or an Affiliate, and who is not deemed to have been an Affiliate of the Company at any time during the three months preceding a sale, is entitled to sell such shares under Rule 144 without regard to volume limitations, manner of sale provisions, notice requirements or availability of current public information concerning the Company.

REGISTRATION RIGHTS

          As described below, the holders of certain shares of the Company's Common Stock and certain outstanding warrants and options are entitled to certain rights with respect to the registration under the Securities Act of their shares of Common Stock (the "Registerable Common Stock") or the shares of Common Stock issuable upon exercise of their warrants or options (the "Registerable Warrant Stock"). These rights are granted under the terms of agreements between the Company and the holders of the Registerable Common Stock or the Registerable Warrant Stock. In connection with such rights, the Company has agreed to pay all registration expenses, other than fees of the holder's own counsel, transfer taxes, and underwriting discounts and commissions payable in connection with the registration of any shares of Registerable Common Stock or Registerable Warrant Stock. In addition, the Company has agreed to indemnify the holders of such securities against certain liabilities arising under the Securities Act.

Required Registration

          The Company has agreed with the holders of 4,851,020 shares of Registerable Common Stock and 2,983,956 shares of Registerable Warrant Stock to include such shares of Common Stock in a registration statement to be filed no later than September 30, 1996. Of these shares, 4,303,327 shares of Registerable Common Stock and 2,863,956 shares of Registerable Warrant Stock are subject to lock-up agreements in favor of the Company which provide that commencing on the earlier of June 30, 1996 and the closing of the Offering (the "Commencement Date"): (i) none of such shares, warrants or options may, without the prior written consent of the Company, be sold, exercised or otherwise disposed of for a period of four months following the Commencement Date; (ii) during the fifth month following the Commencement Date, each such shareholder will sell no more than five percent of the shares of Registerable Common Stock and, commencing with the fifth month following the Commencement Date, each such shareholder may exercise the warrants held by such holder and the shares of Registerable Warrant Stock received upon such exercise will not be subject to these lock-up provisions; (iii) during the sixth month following the Commencement Date each such shareholder will sell no more than 7.5 percent of the shares Registerable Common Stock held by such holder; (iv) during each month commencing with the seventh month and ending upon completion of the twelfth month following the Commencement Date, each such shareholder will be permitted to sell no more than 15 percent of the shares of Registerable Common Stock owned by such holder; and
(v) after expiration of the twelfth month following the Commencement Date, the shares of Registerable Common Stock will no longer be subject to these lock-up provisions. The Company is required to keep the registration statement filed pursuant to this registration obligation effective for a period of up to three years.

Piggyback Registration

          Whenever the Company proposes to register any shares of Common Stock, the Company is required to give notice to the holders of 951,803 shares of Registerable Warrant Stock who have the right to include such shares in the registration statement ("Piggyback Registration Rights"). In addition, upon expiration of the registration statement filed under the Company's registration obligation described in the preceding section, the holders of the Registerable Common Stock and Registerable Warrant Stock included therein have limited Piggyback Registration Rights.

          The Piggyback Registration Rights are subject to certain conditions, including the ability of an underwriter to limit the number of shares of Registerable Common Stock and Registerable Warrant Stock included in the registration statement or to exclude certain shares of Registrable Common Stock or Registerable Warrant Stock from the Registration Statement.

Demand Registration

          Holders of 851,923 shares of Registerable Warrant Stock are entitled to require the Company to use its reasonable best efforts to register such shares at the Company's expense within 150 to 180 days of their demand ("Demand Registration Rights"). The Demand Registration Rights may only be exercised once.

                                 UNDERWRITING

          Subject to the terms and conditions set forth in the Underwriting Agreement, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part, Prime Charter Ltd. (the "Underwriter") has agreed to purchase from the Company and the Selling Securityholders, and the Company and the Selling Securityholders have agreed to sell to the Underwriter, an aggregate of 4,892,448 shares of Common Stock.

          The Underwriting Agreement provides that the Underwriter's obligations to pay for and accept delivery of the shares of Common Stock are subject to certain conditions precedent, and that the Underwriter is committed to purchase all of the shares of Common Stock if any shares are purchased.

          The Underwriter proposes initially to offer the shares of Common Stock offered hereby to the public at the Offering Price set forth on the front cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of $______ per share. The Underwriter may allow, and such dealers may reallow, a concession not in excess of $____ per share to certain dealers. After the Offering, the Offering Price, concession and reallowance may be changed by the Underwriter.

          The Company and the Selling Securityholders have agreed to pay to the Underwriter a non-accountable expense allowance equal to 1 1/2% of the gross proceeds of the Offering, $85,000 of which already has been paid by the Company to cover some of the underwriting costs and due diligence expenses related to the Offering.

          Thomas J. Wiens, the Company's Chief Executive Officer, has granted to the Underwriter an option, exercisable during the 30-day period after the date of this Prospectus, to purchase up to an aggregate of 733,867 additional shares of Common Stock at the Offering Price less underwriting discounts and the Underwriter's expense allowance. The Underwriter may exercise this option solely to cover over-allotments, if any, made on the sale of the Common Stock offered hereby. The Company will receive no proceeds from the exercise of the over-allotment option.

          The Company, the Underwriter and the Selling Securityholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

          The Company has agreed to sell to the Underwriter or its designees, for nominal consideration, the Underwriter's Warrants to purchase an aggregate of 450,105 shares of Common Stock. The shares of Common Stock subject to the Underwriter's Warrants will be in all respects identical to the shares of Common Stock offered to the public hereby. The Underwriter's Warrants will be exercisable for a four-year period commencing one year after the effective date of the Registration Statement of which this Prospectus forms a part at a per share exercise price equal to 120% of the Offering Price. During the period beginning one year from the effective date of the Registration Statement and ending five years after such effective date, the Company has agreed at its expense to register under the Securities Act the shares of Common Stock issued or issuable upon exercise of the Underwriter's Warrants, and to include such shares of Common Stock in any appropriate registration statement which is filed by the Company. The Underwriter's Warrants will contain anti-dilution provisions providing for appropriate adjustment of the exercise price and number of shares that may be purchased upon the occurrence of certain events. The Underwriter's Warrants may be exercised by paying the exercise price in cash, through the surrender of shares of Common Stock, or by using a combination of such methods.

          The Company and all of its executive officers and directors and certain of its current stockholders have agreed not to offer, sell, contract to sell or otherwise dispose of Common Stock or rights to acquire Common Stock without the prior written consent of the Underwriter for a period of 12 months after the date of this Prospectus. See "Shares Eligible For Future Sale."

                                 LEGAL MATTERS

          The legality of the shares of Common Stock being offered will be passed on for the Company by Friedlob Sanderson Raskin Paulson & Tourtillott, LLC, Denver, Colorado. The firm of Brownstein Hyatt Farber & Strickland, P.C., Denver, Colorado, has acted as counsel to the Underwriter in connection with the Offering.

                                    EXPERTS

          The financial statements of the Company for the years ended September 30, 1993 and 1994, appearing in this Prospectus have been audited by AJ. Robbins, P.C., independent certified public accountants, as stated in their report appearing herein, and have been so included herein in reliance upon such report given upon the authority of that firm as experts in accounting and auditing. The financial statements of the Company for the year ended September 30, 1995, have been audited by BDO Seidman, LLP, independent certified public accountants, as stated in their report appearing herein, and have been so included herein in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

                        CHANGE IN INDEPENDENT AUDITORS

          The Company engaged BDO Seidman, LLP on March 25, 1996, to serve as its independent auditors, replacing AJ. Robbins, P.C., who had previously served in that capacity. This change in independent auditors was approved by the Company's Board of Directors. During the past two fiscal years through March 25, 1996, AJ. Robbins, P.C.'s report on the financial statements of the Company neither contained any adverse opinion or disclaimer of opinion nor was qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements between the Company and AJ. Robbins, P.C. on any matters of accounting principles or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of AJ. Robbins, P.C., would have caused them to make reference to the subject matter of the disagreement in their report.

                         INDEX TO FINANCIAL STATEMENTS

RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

     Financial Statements:

     Pro Forma Explanatory Headnote                                                                F-3
     For the Year Ended September 30, 1995 (Unaudited)
          Unaudited Pro Forma Consolidated Statement of Operations                                 F-6

     For the Six Months Ended March 31, 1996 (Unaudited)
          Unaudited Pro Forma Consolidated Balance Sheet                                           F-7
          Unaudited Pro Forma Consolidated Statement of Operations                                 F-9

     Notes to Pro Forma Consolidated Financial Statements                                         F-10

RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

     Report of Independent Certified Public Accountants                                           F-13

     Report of Independent Certified Public Accountants                                           F-14

     Financial Statements:

          Consolidated Balance Sheets                                                             F-15

          Consolidated Statements of Operations                                                   F-17

          Consolidated Statement of Stockholders' Equity (Deficit)                                F-18

          Consolidated Statements of Cash Flows                                                   F-19

     Notes to Consolidated Financial Statements                                                   F-20

     Independent Certified Public Accountants Report on Supplemental Schedules                    F-54

     Independent Certified Public Accountants Report on Supplemental Schedules                    F-55

     Schedule 1 - Condensed Financial Information of Registrant:

          Balance Sheets                                                                          F-56

          Statements of Operations                                                                F-58

          Statements of Cash Flows                                                                F-59

     Notes to Condensed Financial Information of Registrant                                       F-60

ANGLO METAL, INC., DBA ANGLO IRON & METAL

     Report of Independent Certified Public Accountants                                           F-61

     Financial Statements:

          Balance Sheets                                                                          F-62
          Statements of Operations                                                                F-64
          Statement of Changes in Stockholders' Equity                                            F-65
          Statements of Cash Flows                                                                F-66

     Notes to Financial Statements                                                                F-67


MID-AMERICA SHREDDING, INC.

     Report of Independent Certified Public Accountants                                           F-75

     Financial Statements:

          Balance Sheet                                                                           F-76
          Statement of Operations                                                                 F-77
          Statement of Changes in Stockholders' Equity                                            F-78
          Statement of Cash Flows                                                                 F-79

     Notes to Financial Statements                                                                F-80



WEISSMAN IRON & METAL, A DIVISION OF WEISSMAN
     INDUSTRIES, INC.

     Report of Independent Certified Public Accountants                                           F-85

     Financial Statements:

          Balance Sheets                                                                          F-86
          Statements of Operations                                                                F-87
          Statement of Changes in Division Equity                                                 F-88
          Statements of Cash Flows                                                                F-89

     Notes to Financial Statements                                                                F-90

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                             EXPLANATORY HEADNOTE

                   ========================================

INTRODUCTION

The following unaudited pro forma condensed consolidated financial statements give effect to the acquisitions by Recycling Industries, Inc. (the Company) of the entities detailed below and are based on the estimates and assumptions set forth herein and in the notes to such statements. This pro forma information has been prepared utilizing the historical financial statements and notes thereto, which are incorporated by reference herein. The pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the acquisitions been effected on the dates indicated or the results which may be obtained in the future.

The pro forma condensed consolidated statements of operations assume the acquisitions were consummated as of the beginning of each period and the pro forma condensed consolidated balance sheet assumes the acquisitions were consummated at that date.

ANGLO METAL, INC. DBA ANGLO IRON & METAL
- ----------------------------------------

On December 11, 1995, the Company acquired substantially all of the assets and the business of Anglo Metal, Inc. dba Anglo Iron & Metal (Anglo). The assets acquired from Anglo consisted of a heavy duty automotive shredder, inventories, metals shearing equipment, balers, heavy equipment, tools and rolling stock used in the business of recycling ferrous and non-ferrous metals. The Company also purchased from Anglo certain real property, buildings and leasehold improvements used in the business of recycling ferrous and non-ferrous metals.

The purchase price for Anglo was $6,065,000 comprised of: $2,079,000 in cash; a $1,865,000 note which is to be paid in ten equal monthly installments of $186,500 beginning in February 1996; a $446,000 secured promissory note payable in 60 consecutive monthly installments of $9,000; a $750,000 unsecured note payable in 72 equal consecutive monthly installments of $10,400; and 227,693 shares of the Company's common stock (Common Stock) valued at $925,000.

Of the cash paid at the closing of the acquisition, $1,800,000 was obtained through a sale-leaseback transaction with Ally Capital Corporation, collateralized by all of Anglo's machinery and equipment, accounts receivable and inventories, which has been recorded as a capital lease. The terms of the sale-leaseback provide for 60 consecutive monthly lease payments of $41,000 with a bargain purchase option at the end of the lease term. The lease contains numerous covenants for maintaining certain financial ratios and earnings levels. The remaining $279,000 paid at closing was obtained from the operating cash reserves and working capital of the Company.

The purchase price for Anglo has been allocated as follows:

     Equipment under capital lease                      $   1,800,000
     Contract to purchase land and buildings                   70,000
     Covenant not to compete                                1,000,000
     Inventories                                            1,365,000
     Purchase price in excess of net assets acquired        1,830,000
                                                        -------------

          Total purchase price                              6,065,000

     Notes payable                                         (3,061,000)
     Common Stock                                            (925,000)
                                                        -------------

          Cash paid at closing                              2,079,000
          Capital lease obligation                         (1,800,000)
                                                        -------------

          Cash from operating capital                   $     279,000
                                                        =============

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                             EXPLANATORY HEADNOTE

                   ========================================


MID-AMERICA SHREDDING, INC.
- ---------------------------

On April 15, 1996, the Company acquired the assets and the business of Mid-America Shredding, Inc. (Mid-America). The assets acquired from Mid-America consisted of real property, buildings, inventories, a heavy duty automotive shredder, a wire chopping plant, heavy equipment and tools used in the business of recycling ferrous and non-ferrous metals.

The purchase price for Mid-America was $1,925,000, comprised of $660,000 in cash, a $55,000 note payable in eight equal monthly installments of $6,900, and the assumption of Mid-America's outstanding bank debt of $1,210,000.

The purchase price for Mid-America has been allocated as follows:

          Inventory                             $      55,000
          Land                                        300,000
          Buildings and improvements                  560,000
          Machinery and equipment                   1,000,000
          Closing costs                                10,000
                                                -------------

             Total purchase price                   1,925,000
             Notes payable                         (1,265,000)
                                                -------------

             Cash paid at closing               $     660,000
                                                =============

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                             EXPLANATORY HEADNOTE

                   ========================================


WEISSMAN IRON AND METAL, A DIVISION OF WEISSMAN INDUSTRIES, INC.
- ----------------------------------------------------------------

The Company has reached an agreement with the stockholders of Weissman Industries, Inc. to acquire the business of Weissman Iron and Metal, a division of Weissman Industries, Inc. (Weissman), through the purchase of all of the outstanding common stock of Weissman.

The assets of Weissman consist of a heavy duty automotive shredder, metal shearing equipment, a Coreco aluminum furnace, heavy equipment, tools and rolling stock, real property and buildings, inventories and accounts receivable used in the business of recycling ferrous and non-ferrous metals.

The purchase price for Weissman is anticipated to be allocated as follows:

          Accounts receivable                           $   1,600,000
          Inventories                                         900,000
          Buildings and improvements                        3,000,000
          Automotive shredder                               1,500,000
          Heavy equipment                                   3,400,000
          Equipment and rolling stock                       1,200,000
          Land                                                800,000
                                                        -------------

          Total purchase price                             12,400,000
          Note payable, bank                               (4,000,000)
          Revolving line of credit                         (2,000,000)
                                                        -------------

          Cash to be paid at closing                    $   6,400,000
                                                        =============

The $4,000,000 note payable will be secured by the assets of Weissman and will be payable in 60 monthly installments of $84,000, including interest. The Company has received a non-binding commitment from a commercial lender with respect to such term loan and a revolving credit facility totalling $10,000,00 to $11,000,000 (a $4.0 million term loan and approximately $2.0 million of the revolving credit facility are dedicated for the operations of Weissman).

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1995

                   ========================================

                                               RECYCLING
                                              INDUSTRIES,           ANGLO                 ANGLO          MID-AMERICA
                                                  INC.           IRON & METAL         IRON & METAL        SHREDDING
                                             SEPTEMBER 30,       DECEMBER 31,           PRO FORMA        DECEMBER 31,
                                                  1995              1995               ADJUSTMENTS           1995
                                             -------------       ------------        -------------       ------------
REVENUES:
   Sales                                     $  13,812,000       $  15,116,000       $         -         $  3,866,000
   Brokerage                                           -               216,000                 -                  -
   Other income                                     41,000               7,000                 -                  -
                                             -------------       -------------       -------------       ------------

             Total Revenues                     13,853,000          15,339,000                 -            3,866,000
                                             -------------       -------------       -------------       ------------
COST AND EXPENSES
     Cost of sales                              10,869,000          13,739,000            (198,000)/7/      3,587,000
                                                       -                   -                12,000 /3/            -
     Cost of brokerage                                 -               181,000                 -                  -
     Management fees                                   -                   -                   -                  -
     Personnel                                     744,000             414,000                 -              247,000
     Professional services                         527,000              66,000                 -                6,000
     Travel                                         39,000                 -                   -                1,000
     Occupancy                                      83,000                 -                   -                  -
     Depreciation and amortization                 258,000              11,000              66,000 /3/            -
                                                       -                   -               167,000/11/            -
     Interest                                      407,000             133,000                 -              125,000
     Environmental remediation costs                   -                   -                   -                  -
     Bad debt expense                              151,000                 -                   -                  -
     Other general and administrative              477,000             336,000            (328,000)/5/         23,000
                                             -------------       -------------       -------------       ------------

             Total Costs and Expenses           13,555,000          14,880,000            (281,000)         3,989,000
                                             -------------       -------------       -------------       ------------

INCOME (LOSS) BEFORE EXTRAORDINARY GAIN            298,000             459,000             281,000           (123,000)

EXTRAORDINARY GAIN FROM SETTLEMENT
   OF DEBTS                                        806,000                 -                   -                  -
                                             -------------       -------------       -------------       ------------

INCOME (LOSS) BEFORE INCOME TAXES                1,104,000             459,000             281,000           (123,000)

PROVISION (BENEFIT) FROM INCOME TAXES             (711,000)            140,000             (64,000)/8/            -
                                             -------------       -------------       -------------       ------------

NET INCOME (LOSS)                            $   1,815,000       $     319,000       $     345,000       $   (123,000)
                                             =============       =============       =============       ============

INCOME PER COMMON SHARE:

     Before extraordinary item               $         .17
     Extraordinary item                                .13
                                             -------------

NET INCOME PER COMMON SHARE                  $         .30
                                             =============

     Weighted Average Number of Common
     Shares Outstanding                          6,099,694
                                             =============

                                              MID-AMERICA          WEISSMAN            WEISSMAN          CONSOLIDATED
                                               SHREDDING         IRON & METAL         IRON & METAL         PRO FORMA
                                               PRO FORMA         DECEMBER 31,          PRO FORMA         SEPTEMBER 30,
                                              ADJUSTMENTS            1995             ADJUSTMENTS           1995
                                             -------------       -------------       -------------       -------------
REVENUES:
   Sales                                     $         -         $  16,207,000       $         -         $  49,001,000
   Brokerage                                           -             2,956,000                 -             3,172,000
   Other income                                        -                 1,000                 -                49,000
                                             -------------       -------------       -------------       -------------

             Total Revenues                            -            19,164,000                 -            52,222,000
                                             -------------       -------------       -------------       -------------

COST AND EXPENSES
     Cost of sales                                  (9,000)/3/      12,235,000             160,000/3/       40,215,000
                                                       -                   -              (180,000)/5/             -
     Cost of brokerage                                 -             2,894,000                 -             3,075,000
     Management fees                                   -               180,000            (180,000)/5/             -
     Personnel                                         -               654,000                 -             2,059,000
     Professional services                             -                17,000                 -               616,000
     Travel                                            -                   -                   -                40,000
     Occupancy                                         -                   -                   -                83,000
     Depreciation and amortization                     -                 7,000                 -               509,000
                                                       -                   -                   -                   -
     Interest                                          -                   -               381,000/9/        1,046,000
     Environmental remediation costs                   -                30,000             (30,000)/7/             -
     Bad debt expense                                  -                   -                   -               151,000
     Other general and administrative                  -               124,000             (74,000)/5/         558,000
                                             -------------       -------------       -------------       -------------

             Total Costs and Expenses               (9,000)         16,141,000              77,000          48,352,000
                                             -------------       -------------       -------------       -------------

INCOME (LOSS) BEFORE EXTRAORDINARY GAIN              9,000           3,023,000             (77,000)          3,870,000

EXTRAORDINARY GAIN FROM SETTLEMENT
   OF DEBTS                                            -                   -                   -               806,000
                                             -------------       -------------       -------------       -------------

INCOME (LOSS) BEFORE INCOME TAXES                    9,000           3,023,000             (77,000)          4,676,000

PROVISION (BENEFIT) FROM INCOME TAXES              (10,000)/8/             -               307,000/8/         (338,000)
                                             -------------       -------------       -------------       -------------

NET INCOME (LOSS)                            $      19,000       $   3,023,000       $    (384,000)      $   5,014,000
                                             =============       =============       =============       =============

INCOME PER COMMON SHARE:

     Before extraordinary item                                                                           $         .38
     Extraordinary item                                                                                            .07
                                                                                                         -------------
NET INCOME PER COMMON SHARE                                                                              $         .45
                                                                                                         =============
     Weighted Average Number of Common
     Shares Outstanding                                                                                     11,073,087
                                                                                                         =============

    SEE ACCOMPANYING HEADNOTE AND NOTES TO PRO FORMA CONSOLIDATED FINANCIAL
                                  STATEMENTS

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                MARCH 31, 1996

                   ========================================

                                    ASSETS
                                    ------

                                              RECYCLING
                                             INDUSTRIES,          ANGLO               ANGLO        MID-AMERICA
                                                INC.          IRON & METAL        IRON & METAL      SHREDDING
                                              MARCH 31          MARCH 31,           PRO FORMA       MARCH 31,
                                                1996              1996             ADJUSTMENTS        1996
                                            ------------     --------------     --------------     -----------
                                                                 /(6)/
CURRENT ASSETS:
  Cash                                      $  1,240,000     $          -       $          -       $    18,000
  Trade accounts receivable, net               2,149,000                -                  -           109,000
  Accounts receivable, related parties            95,000                -                  -               -
  Inventories                                  2,076,000                -                  -            34,000
  Prepaid expenses                               353,000                -                  -               -
  Other current assets                           216,000                -                  -               -
  Deferred income taxes                          500,000                -                  -               -
                                            ------------     --------------     --------------     -----------

          Total current assets                 6,629,000                -                  -           161,000

PROPERTY, PLANT AND EQUIPMENT, net             8,421,000                -                  -         2,823,000

DEFERRED INCOME TAXES, net                       741,000                -                  -               -

OTHER ASSETS, net                              4.147,000                -                  -               -
                                            ------------     --------------     --------------     -----------

                                            $ 19,938,000     $          -       $          -       $ 2,984,000
                                            ============     ==============     ==============     ===========

                                             MID-AMERICA        WEISSMAN          WEISSMAN          CONSOLIDATED
                                              SHREDDING       IRON & METAL       IRON & METAL        PRO FORMA
                                              PRO FORMA         MARCH 31,         PRO FORMA           MARCH 31,
                                             ADJUSTMENTS          1996           ADJUSTMENTS            1996
                                            -------------    --------------     --------------      ------------
CURRENT ASSETS:
  Cash                                      $        -       $        9,000     $          -        $  1,267,000
  Trade accounts receivable, net                     -            2,170,000           (570,000)/2/     3,858,000
  Accounts receivable, related parties               -                  -                  -              95,000
  Inventories                                     21,000/2/         765,000           (135,000)/2/     2,761,000
  Prepaid expenses                                   -               10,000                -             363,000
  Other current assets                               -                  -                  -             216,000
  Deferred income taxes                              -                  -                  -             500,000
                                            ------------     --------------     --------------      ------------

          Total current assets                    21,000          2,954,000           (705,000)        9,060,000

PROPERTY, PLANT AND EQUIPMENT, net              (964,000)/2/      5,400,000          4,500,000/2/     20,180,000

DEFERRED INCOME TAXES, net                           -                  -                  -             741,000

OTHER ASSETS, net                                    -                  -                  -           4,147,000
                                            ------------     --------------     --------------      ------------

                                            $   (943,000)    $    8,354,000     $    3,795,000      $ 34,128,000
                                            ============     ==============     ==============      ============





    SEE ACCOMPANYING HEADNOTE AND NOTES TO PRO FORMA CONSOLIDATED FINANCIAL
                                  STATEMENTS

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
          UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET (CONTINUED)
                                MARCH 31, 1996

                   ========================================


                     LIABILITIES AND STOCKHOLDERS' EQUITY
                     ------------------------------------

                                                             RECYCLING
                                                            INDUSTRIES,        ANGLO             ANGLO        MID-AMERICA
                                                               INC.         IRON & METAL      IRON & METAL     SHREDDING
                                                             MARCH 31,        MARCH 31,        PRO FORMA       MARCH 31 ,
                                                               1996             1996          ADJUSTMENTS        1996
                                                          --------------    -------------    -------------    ------------
                                                                                 (6)
CURRENT LIABILITIES:
   Bank overdraft                                         $          -      $         -      $         -      $        -
   Notes payable                                                     -                -                -         1,210,000
   Notes payable - related party                               1,927,000              -                -               -
   Trade accounts payable                                      1,235,000              -                -           129,000
   Trade accounts payable-related parties                        140,000              -                -           143,000
   Accrued liabilities:
     Interest                                                     30,000              -                -               -
     Payroll and other                                           267,000              -                -            16,000
     Income taxes payable                                         86,000              -                -               -
   Due to factor, related party                                  137,000              -                -               -
   Environmental remediation liabilities                             -                -                -               -
   Current portion of long-term debt                              94,000              -                -            21,000
                                                                     -                -                -               -
   Current portion of long-term debt, related parties          2,294,000              -                -               -
   Current portion of obligation under capital lease             314,000              -                -               -
                                                          --------------    -------------    -------------    ------------

          Total Current Liabilities                            6,524,000              -                -         1,519,000
                                                          --------------    -------------    -------------    ------------
LONG-TERM DEBT:
   Long-term debt, net of current portion                        124,000              -                -             2,000
                                                                     -                -                -               -
   Long-term debt-related parties, net of current portion        945,000              -                -               -
   Obligation under capital lease, net of current portion      1,452,000              -                -               -
   Purchase price obligation                                         -                -                -               -
                                                          --------------    -------------    -------------    ------------

          Total Long-Term Debt                                 2,521,000              -                -             2,000
                                                          --------------    -------------    -------------    ------------

          Total Liabilities                                    9,045,000              -                -         1,521,000
                                                          --------------    -------------    -------------    ------------

STOCKHOLDERS' EQUITY:
   Preferred stock, Series A                                   1,312,000              -                -               -
   Common stock                                                   10,000              -                -               -
   Additional paid-in capital                                 17,909,000              -                -         3,055,000
   Retained earnings (deficit)                                (8,338,000)             -                -        (1,592,000)
                                                          --------------    -------------    -------------    ------------

          Total Stockholders' Equity                          10,893,000              -                -         1,463,000
                                                          --------------    -------------    -------------    ------------

                                                          $   19,938,000    $         -      $         -      $  2,984,000
                                                          ==============    =============    =============    ============

                                                           MID-AMERICA         WEISSMAN          WEISSMAN         CONSOLIDATED
                                                            SHREDDING        IRON & METAL      IRON & METAL        PRO FORMA
                                                            PRO FORMA          MARCH 31,         PRO FORMA          MARCH 31,
                                                           ADJUSTMENTS           1996           ADJUSTMENTS           1996
                                                          --------------     -------------     -------------      ------------
CURRENT LIABILITIES:
   Bank overdraft                                         $          -       $     115,000     $    (115,000)/4/  $        -
   Notes payable                                              (1,155,000)/2/           -                 -              55,000
   Notes payable - related party                                     -                 -                 -           1,927,000
   Trade accounts payable                                            -           1,200,000               -           2,564,000
   Trade accounts payable-related parties                       (143,000)/4/           -                 -             140,000
   Accrued liabilities:
     Interest                                                        -                 -                 -              30,000
     Payroll and other                                            11,000/4/        172,000           (27,000)/4/       439,000
     Income taxes payable                                            -                 -                 -              86,000
   Due to factor, related party                                      -                 -                 -             137,000
   Environmental remediation liabilities                             -              30,000               -              30,000
   Current portion of long-term debt                             (21,000)/4/           -             632,000/2/        972,000
                                                                 246,000/2/            -                 -                 -
   Current portion of long-term debt, related parties                -                 -                 -           2,294,000
   Current portion of obligation under capital lease                 -                 -                 -             314,000
                                                          --------------     -------------     -------------      ------------

          Total Current Liabilities                           (1,062,000)        1,517,000           490,000         8,988,000
                                                          --------------     -------------     -------------      ------------
LONG-TERM DEBT:
   Long-term debt, net of current portion                         (2,000)/4/           -           3,368,000/2/      4,456,000
                                                                     -                 -                 -                 -
   Long-term debt-related parties, net of current portion        964,000/2/            -                 -             945,000
   Obligation under capital lease, net of current portion            -                 -                 -           1,452,000
   Purchase price obligation                                     620,000/2/            -           6,774,000/2/      7,394,000
                                                          --------------     -------------     -------------      ------------

          Total Long-Term Debt                                 1,582,000               -          10,142,000        14,247,000
                                                          --------------     -------------     -------------      ------------

          Total Liabilities                                      520,000         1,517,000        10,632,000        23,235,000
                                                          --------------     -------------     -------------      ------------
STOCKHOLDERS' EQUITY:
   Preferred stock, Series A                                         -                 -                 -           1,312,000
   Common stock                                                      -                 -                 -              10,000
   Additional paid-in capital                                 (3,055,000)/2/           -                 -          17,909,000
   Retained earnings (deficit)                                 1,592,000         6,837,000        (6,837,000)       (8,338,000)
                                                          --------------     -------------     -------------      ------------

          Total Stockholders' Equity                          (1,463,000)        6,837,000        (6,837,000)       10,893,000
                                                          --------------     -------------     -------------      ------------

                                                          $     (943,000)    $   8,354,000     $   3,795,000      $ 34,128,000
                                                          ==============     =============     =============      ============

SEE ACCOMPANYING HEADNOTE AND NOTES TO PRO FORMA CONSOLIDATED FINANCIAL
STATEMENTS

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED MARCH 31, 1996

                   ========================================

                                                        RECYCLING
                                                       INDUSTRIES,         ANGLO             ANGLO             MID-AMERICA
                                                          INC.          IRON & METAL      IRON & METAL          SHREDDING
                                                        MARCH 31,         MARCH 31,        PRO FORMA            MARCH 31,
                                                          1996              1996           ADJUSTMENTS             1996
                                                      -------------     -------------     -------------       -------------
REVENUES:
   Sales                                              $  10,735,000     $   3,346,000     $   (539,000)/6/    $   1,170,000
   Brokerage                                                    -                 -                -                    -
   Other income                                              28,000             1,000              -                    -
                                                      -------------     -------------     ------------        -------------

                    Total Revenues                       10,763,000         3,347,000         (539,000)           1,170,000
                                                      -------------     -------------     ------------        -------------

COST AND EXPENSES:
   Cost of sales                                          9,352,000         2,895,000            8,000/3/         1,228,000
                                                                                              (618,000)/6/              -
                                                                                              (100,000)/7/              -
   Cost of brokerage                                            -                 -                -                    -
   Personnel                                                862,000           114,000          (22,000)/6/           60,000
   Professional services                                    264,000            30,000              -                  6,000
   Travel                                                    60,000               -                -                    -
   Occupancy                                                 28,000               -                -                    -
   Depreciation and amortization                            101,000             2,000           32,000/3/               -
                                                                                                42,000/11/              -
                                                                                                (2,000)/4/
   Interest                                                 245,000            57,000           (2,000)/6/           67,000
   Management fee                                               -                 -                -                    -
   Other general and administrative                         238,000           140,000         (164,000)/5/            9,000
                                                                                               (22,000)/6/
                                                      -------------     -------------     ------------        -------------

                    Total Costs and Expenses             11,150,000         3,238,000         (848,000)           1,370,000
                                                      -------------     -------------     ------------        -------------

INCOME (LOSS) BEFORE EXTRAORDINARY GAINS                   (387,000)          109,000          309,000             (200,000)

EXTRAORDINARY GAIN FROM SETTLEMENT
OF DEBTS                                                     48,000               -                -                    -
                                                      -------------     -------------     ------------        -------------

INCOME (LOSS) BEFORE
 INCOME TAXES                                              (339,000)          109,000          309,000             (200,000)

PROVISION (BENEFIT) FROM
   INCOME TAXES                                            (437,000)           13,000          129,000/8/               -
                                                      -------------     -------------     ------------        -------------

NET INCOME (LOSS)                                     $      98,000     $      96,000     $    180,000        $    (200,000)
                                                      =============     =============     ============        =============

NET INCOME PER COMMON SHARE                           $         .01
                                                      =============

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING                                        9,789,924
                                                      =============

                                                       MID-AMERICA        WEISSMAN         WEISSMAN           CONSOLIDATED
                                                        SHREDDING       IRON & METAL      IRON & METAL         PRO FORMA
                                                        PRO FORMA         MARCH 31,        PRO FORMA            MARCH 31,
                                                       ADJUSTMENTS          1996           ADJUSTMENTS            1996
                                                      -------------     -------------     ------------        -------------
REVENUES:
   Sales                                              $         -       $   7,881,000     $        -          $  22,593,000
   Brokerage                                                    -           2,476,000              -              2,476,000
   Other income                                                 -              26,000              -                 55,000
                                                      -------------     -------------     ------------        -------------

                    Total Revenues                              -          10,383,000              -             25,124,000
                                                      -------------     -------------     ------------        -------------
COST AND EXPENSES:
   Cost of sales                                             (3,000)/3/     5,858,000           80,000/3/        18,610,000
                                                                                               (90,000)/5/

   Cost of brokerage                                            -           2,411,000              -              2,411,000
   Personnel                                                    -             301,000              -              1,315,000
   Professional services                                        -              15,000              -                315,000
   Travel                                                       -                 -                -                 60,000
   Occupancy                                                    -                 -                -                 28,000
   Depreciation and amortization                                -               4,000              -                179,000

                                                                -                 -
   Interest                                                     -                 -            190,000/9/           557,000
   Management fee                                               -              45,000          (45,000)/5/              -
   Other general and administrative                             -             151,000          (36,000)/5/          316,000

                                                      -------------     -------------     ------------        -------------

                    Total Costs and Expenses                 (3,000)        8,785,000           99,000           23,791,000
                                                      -------------     -------------     ------------        -------------

INCOME (LOSS) BEFORE EXTRAORDINARY GAINS                      3,000         1,598,000          (99,000)           1,333,000

EXTRAORDINARY GAIN FROM SETTLEMENT
OF DEBTS                                                        -                 -                -                 48,000
                                                      -------------     -------------     ------------        -------------

INCOME (LOSS) BEFORE INCOME TAXES                             3,000         1,598,000          (99,000)           1,381,000

PROVISION (BENEFIT) FROM
   INCOME TAXES                                             (63,000)\4\           -            510,000/8/           152,000
                                                      -------------     -------------     ------------        -------------

NET INCOME (LOSS)                                     $      65,000     $   1,598,000     $   (609,000)       $   1,229,000
                                                      =============     =============     ============        =============

NET INCOME PER COMMON SHARE                                                                                   $         .09
                                                                                                              =============

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING                                                                                               13,406,887
                                                                                                              =============


    SEE ACCOMPANYING HEADNOTE AND NOTES TO PRO FORMA CONSOLIDATED FINANCIAL
                                  STATEMENTS

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                   ========================================


NOTE 1 - PRO FORMA ADJUSTMENTS

The adjustments relating to the pro forma consolidated statements of operations are computed assuming the acquisitions of Anglo, Mid-America and Weissman were consummated at the beginning of the applicable periods presented. The adjustments relating to the pro forma consolidated balance sheet are computed assuming the acquisitions of Mid-America and Weissman were consummated at March 31, 1996 for the March 31, 1996 balance sheet.

Although Mid-America trade accounts receivable, trade accounts payable and accrued expenses were not acquired, they have been included in the March 31, 1996 pro forma balance sheet since the balances approximate estimated period end balances and provide the reader with information regarding estimated pro forma net working capital.

NOTE 2 - ACQUISITION OF SUBSIDIARIES

MID-AMERICA
- -----------

Reflects the acquisition of equipment, inventory, land and buildings for assumption of debt and cash. The acquisition of Mid-America is recorded using the purchase method.

WEISSMAN
- --------

Reflects the acquisition of accounts receivable, inventory, buildings, equipment and land for note payable and cash. The acquisition of Weissman is recorded using the purchase method.

NOTE 3 - ADDITIONAL DEPRECIATION AND AMORTIZATION

ANGLO AND WEISSMAN
- ------------------

Reflects additional depreciation of property and equipment due to the increased cost of the assets acquired. Reflects amortization of goodwill using the straight line method over 20 years for Anglo.

MID-AMERICA
- -----------

Adjusts depreciation of property and equipment due to the allocated cost of the assets acquired.

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                   ========================================


NOTE 4 - UNACQUIRED ASSETS AND LIABILITIES

MID-AMERICA
- -----------

Removes liabilities that were not assumed by the Company.

WEISSMAN
- --------

Removes prepaid pension costs, accrued pension liabilities and other liabilities not acquired or assumed in the acquisition.

NOTE 5 - NON-RECURRING EXPENSES

Removes non-recurring expenses paid to former officers and stockholders of the acquired businesses for salaries and benefits that will not be incurred in the future.

NOTE 6 - DUPLICATE TRANSACTIONS FOR ANGLO

Removes 20 days of operations for Anglo included in the historical operations of the Company for the six months ended March 31, 1996. The assets and liabilities of Anglo are included in the Company's consolidated balances at March 31, 1996.

NOTE 7 - NON-RECURRING REMEDIATION EXPENSES

ANGLO
- -----

Removes non-recurring equipment costs, outside labor costs, direct labor costs and landfill costs incurred for remediation costs in compliance with the terms of the sale agreement.

WEISSMAN
- --------

Removes estimated remediation costs in compliance with the terms of the sale agreement that will not be incurred in the future.

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                   ========================================

NOTE 8 - PROVISION FOR INCOME TAXES

Recognizes utilization of net operating loss carryforward and records alternative minimum income taxes.

NOTE 9 - INTEREST EXPENSE

Reflects interest expense for notes payable used to finance the acquisition of Weissman.

NOTE 10 - WEIGHTED AVERAGE SHARES OUTSTANDING

On a pro forma basis, weighted average shares are adjusted to reflect primarily the 227,693 shares of Common Stock issued in the acquisition of Anglo, 1,454,156 shares of Common Stock issued in private placements, 4,400,000 shares of Common Stock to be sold in the public offering less 1,544,586 shares of Common Stock to be repurchased with a portion of the offering proceeds and 471,576 net shares issued primarily upon the exercise of warrants and options. Such adjustments are assumed to be outstanding for the entire period for all periods presented.

NOTE 11 - NON-COMPETE AND CONSULTING AGREEMENT

Reflects amortization of the non-compete and consulting agreement with the president of Anglo over a six year term using the straight line method.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



BOARD OF DIRECTORS
RECYCLING INDUSTRIES, INC.
DENVER, COLORADO


We have audited the accompanying consolidated balance sheet of Recycling Industries, Inc. and subsidiaries as of September 30, 1995 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Recycling Industries, Inc. and subsidiaries as of September 30, 1995 and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                        BDO SEIDMAN, LLP

DENVER, COLORADO
MAY 17, 1996

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



TO THE BOARD OF DIRECTORS
RECYCLING INDUSTRIES, INC.
DENVER, COLORADO



We have audited the accompanying consolidated balance sheet of Recycling Industries, Inc. (formerly Environmental Recovery Systems, Inc.) and subsidiaries as of September 30, 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended September 30, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Recycling Industries, Inc. and subsidiaries as of September 30, 1994, and the results of their operations and their cash flows for each of the years in the two-year period ended September 30, 1994, in conformity with generally accepted accounting principles.



                                  AJ. ROBBINS, PC.
                                  CERTIFIED PUBLIC ACCOUNTANTS
                                  AND CONSULTANTS

DENVER, COLORADO
NOVEMBER 3, 1995

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                   ========================================

                                    ASSETS

                                                                       SEPTEMBER 30,              MARCH 31,
                                                               -----------------------------
                                                                      1995            1994           1996
                                                               -------------   -------------   -------------
                                                                                                 (UNAUDITED)
CURRENT ASSETS:
  Cash                                                         $     184,000   $     115,000   $   1,240,000
  Trade accounts receivable, pledged, less allowance for
    doubtful accounts of $15,000, $25,000, and $10,000             1,026,000         898,000       2,149,000
  Accounts receivable, related party                                 223,000             -            95,000
  Inventories                                                        497,000         243,000       2,076,000
  Prepaid expenses                                                   137,000         111,000         353,000
  Other                                                                  -            40,000         216,000
  Deferred income taxes                                                  -               -           500,000
                                                               -------------   -------------   -------------

    Total Current Assets                                           2,067,000       1,407,000       6,629,000

NOTE RECEIVABLE, related party                                           -           859,000             -

PROPERTY, PLANT AND EQUIPMENT, net                                 6,686,000       6,590,000       8,421,000


DEFERRED INCOME TAXES, net                                           800,000             -           741,000


OTHER ASSETS                                                         744,000         762,000       4,147,000
                                                               -------------   -------------   -------------

                                                               $  10,297,000   $   9,618,000   $  19,938,000
                                                               =============   =============   =============




          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEETS (CONTINUED)

                   ========================================

                     LIABILITIES AND STOCKHOLDERS' EQUITY
                     ------------------------------------

                                                                           SEPTEMBER 30,              MARCH 31,
                                                                   -----------------------------
                                                                          1995           1994           1996
                                                                   -------------   -------------    -------------
                                                                                                     (UNAUDITED)
CURRENT LIABILITIES:
  Notes payable                                                    $      61,000   $      491,000   $         -
  Notes payable-related parties                                              -              8,000       1,927,000
  Trade accounts payable                                                 655,000          906,000       1,235,000
  Trade accounts payable-related parties                                  73,000           87,000         140,000
  Professional services payable                                              -            255,000             -
  Accrued liabilities:
    Interest                                                              22,000           33,000          13,000
    Interest-related party                                                 8,000           11,000          17,000
    Payroll and other                                                    107,000          544,000         267,000
    Income taxes payable                                                  86,000              -            86,000
  Due to related parties                                                     -            276,000             -
  Due to factor, related party                                           197,000          461,000         137,000
  Current portion of long-term debt                                      227,000        2,502,000          94,000
  Current portion of long-term debt, related parties                     218,000            8,000       2,294,000
  Current portion of obligation under capital lease                       37,000              -           314,000
                                                                   -------------   --------------   -------------

       Total Current Liabilities                                       1,691,000        5,582,000       6,524,000
                                                                   -------------   --------------   -------------

DEFERRED GAIN                                                                -            751,000             -
                                                                   -------------   --------------   -------------

LONG-TERM DEBT:
  Long-term debt, net current portion                                    132,000          402,000         124,000
  Long-term debt-related parties, net of current portion               1,979,000          117,000         945,000
  Obligation under capital lease, net current portion                     41,000              -         1,452,000
                                                                   -------------   --------------   -------------

       Total Long-Term Debt                                            2,152,000          519,000       2,521,000
                                                                   -------------   --------------   -------------

       Total Liabilities                                               3,843,000        6,852,000       9,045,000
                                                                   -------------   --------------   -------------

COMMITMENTS AND CONTINGENCIES:

STOCKHOLDERS' EQUITY:
  Preferred stock, no par value, 10,000,000 shares authorized
    Series A 13,000, 38,000 and 13,000 shares
       issued and outstanding                                          1,312,000        3,612,000       1,312,000
    Series B 300,000, 591,333 and -0- shares
       issued and outstanding                                            450,000          887,000             -
  Common stock, $.001 par value, 50,000,000 shares
    authorized, 8,395,785,  3,005,704 and 10,055,193
       shares issued and outstanding                                       8,000            3,000          10,000
  Additional paid-in capital                                          13,120,000        8,269,000      17,909,000
  Accrued salary payable in equity security                                  -            246,000             -
  Accumulated deficit                                                 (8,436,000)     (10,251,000)     (8,338,000)
                                                                   -------------   --------------   -------------

    Total Stockholders' Equity                                         6,454,000        2,766,000      10,893,000
                                                                   -------------   --------------   -------------

                                                                   $  10,297,000   $    9,618,000   $  19,938,000
                                                                   =============   ==============   =============

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
             FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993
         AND THE SIX MONTHS ENDED MARCH 31, 1996 AND 1995 (UNAUDITED)

                   ========================================

                                                                                                         SIX MONTHS ENDED
                                                        YEAR ENDED SEPTEMBER 30,                             MARCH 31,
                                          --------------------------------------------------    ----------------------------------
                                                1995               1994             1993             1996               1995
                                          ---------------    ---------------    ------------    ---------------    ---------------
                                                                                                   (UNAUDITED)       (UNAUDITED)
REVENUES:
   Sales                                  $    13,812,000    $     4,812,000    $        -      $    10,735,000    $     7,090,000
   Other income                                    41,000             19,000             -               28,000             27,000
                                          ---------------    ---------------    ------------    ---------------    ---------------

     Total Revenues                            13,853,000          4,831,000             -           10,763,000          7,117,000
                                          ---------------    ---------------    ------------    ---------------    ---------------

COSTS AND EXPENSES:
   Cost of sales                               10,869,000          4,110,000             -            9,352,000          5,323,000
   Personnel                                      744,000            327,000         830,000            862,000            263,000
   Professional services                          527,000            553,000         432,000            264,000            290,000
   Travel                                          39,000             60,000          43,000             60,000             19,000
   Occupancy                                       83,000             50,000          60,000             28,000             25,000
   Depreciation and amortization                  258,000            258,000         357,000            101,000            124,000
   Interest                                       407,000            203,000         156,000            245,000            198,000
   Bad debt expense                               151,000             25,000             -                  -                  -
   Other general and administrative               477,000            179,000             -              238,000            190,000
   Abandonment of projects                            -              208,000         549,000                -                  -
   Research and development                           -                  -            64,000                -                  -
                                          ---------------    ---------------    ------------    ---------------    ---------------

     Total Costs and Expenses                  13,555,000          5,973,000       2,491,000         11,150,000          6,432,000
                                          ---------------    ---------------    ------------    ---------------    ---------------

INCOME (LOSS) BEFORE EQUITY IN
   NET (LOSS) OF JOINT VENTURES,
   EQUITY INVESTEE AND
   EXTRAORDINARY GAIN                             298,000         (1,142,000)     (2,491,000)          (387,000)           685,000

EQUITY IN NET (LOSS) OF JOINT
   VENTURES AND EQUITY INVESTEE                       -                  -          (467,000)               -                  -
                                          ---------------    ---------------    ------------    ---------------    ---------------

INCOME (LOSS) BEFORE
   EXTRAORDINARY GAIN                             298,000         (1,142,000)     (2,958,000)          (387,000)           685,000

EXTRAORDINARY GAIN FROM
   SETTLEMENT OF DEBTS                            806,000            218,000         475,000             48,000            222,000
                                          ---------------    ---------------    ------------    ---------------    ---------------

INCOME (LOSS) BEFORE INCOME
   TAXES (BENEFIT)                              1,104,000           (924,000)     (2,483,000)          (339,000)           907,000

(BENEFIT) FROM INCOME TAXES                      (711,000)               -               -             (437,000)               -
                                          ---------------    ---------------    ------------    ---------------    ---------------

NET INCOME (LOSS)                               1,815,000    $      (924,000)   $ (2,483,000)   $        98,000    $       907,000
                                          ===============    ===============    ============    ===============    ===============

INCOME (LOSS) PER COMMON SHARE:
   Before extraordinary item              $           .17    $          (.46)   $      (1.24)   $           .01    $           .20
   Extraordinary item                                 .13                .09             .20                -                  .06
                                          ---------------    ---------------    ------------    ---------------    ---------------

NET INCOME (LOSS) PER
   COMMON SHARE                           $           .30    $          (.37)   $      (1.04)   $           .01    $           .26
                                          ===============    ===============    ============    ===============    ===============

WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                      6,099,694          2,504,762       2,376,824          9,789,924          3,495,306
                                          ===============    ===============    ============    ===============    ===============



          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                FOR THE YEARS ENDED SEPTEMBER 30, 1994 AND 1995
              AND THE SIX MONTHS ENDED MARCH 31, 1996 (UNAUDITED)

                 ============================================

                                                                                ADDITIONAL
                                    PREFERRED STOCK           COMMON STOCK        PAID-IN
                                -----------------------  ---------------------
                                  SHARES       AMOUNT      SHARES     AMOUNT      CAPITAL
                                ----------  -----------  ----------  ---------  -----------
Balances, September 30, 1992            -   $        -    2,367,728  $   3,000  $ 5,905,000
Common stock issued
 for services                           -            -       20,000          -      149,000
Contribution of services                -            -            -          -      120,000
Dilution of predecessor
 cost adjustment property
 option                                 -            -            -          -      444,000
Net (loss)                              -            -            -          -            -
                                ---------   ----------   ----------  ---------  -----------

Balances, September 30, 1993            -            -    2,387,728      3,000    6,618,000
Preferred stock issued
 for debt                         591,333      887,000            -          -            -
Preferred stock issued for
 acquisition of NRI                38,000    3,612,000            -          -            -
Common stock issued for cash            -            -       30,000          -       56,000
Common stock issued
 for services                           -            -       39,600          -      242,000
Common stock issued for debt            -            -      548,376          -    1,351,000
Contribution to capital                 -            -            -          -        2,000
Conversion of accrued salary            -            -            -          -            -
Net (loss)                              -            -            -          -            -
                                ---------   ----------   ----------  ---------  -----------
Balances, September 30, 1994      629,333    4,499,000    3,005,704      3,000    8,269,000

Redemption of preferred stock
 Series A                         (25,000)  (2,300,000)           -          -            -
Redemption of preferred stock
 Series B and other equity for
 option to CEO                   (291,333)    (437,000)           -          -            -
Common stock issued for
 acquisition of MRI                     -            -      120,000          -    1,200,000
Common stock issued during
 private offering, net of
 offering costs of $590,000             -            -    3,746,400      4,000    2,778,000
Common stock issued to retire
 debt                                   -            -      166,666          -      150,000
Common stock issued for
  renegotiation of payment
  terms for a stockholder loan          -            -       10,000          -            -
Common stock issued for
 services                               -            -       10,000          -       25,000
Common stock issued for
 interest on bridge loans               -            -       17,351          -       16,000
Common stock issued on exercise
 of option to CEO                       -            -    1,319,445      1,000      682,000
Common stock rounding due
 to stock split                         -            -          219          -            -
Net income                              -            -            -          -            -
                                ---------   ----------   ----------  ---------  -----------

Balances, September 30, 1995      313,000    1,762,000    8,395,785      8,000   13,120,000

Common stock issued for
 acquisition of Anglo
 (Unaudited)                            -            -      227,693          -      925,000
Conversion of preferred stock
 series B (Unaudited)            (300,000)    (450,000)      12,000          -      450,000
Common stock issued in
 private offering, net of
 offering costs of $633,000
 (Unaudited)                            -            -    1,040,636      1,000    2,227,000
Conversion of bridge loans
 (Unaudited)                            -            -      323,523      1,000    1,137,000
Common stock issued for
 cash (Unaudited)                       -            -       55,556          -       50,000
Net income for the period
 (Unaudited)                            -            -            -          -            -
                                ---------  -----------   ----------  ---------  -----------
Balances, March 31, 1996
 (Unaudited)                       13,000  $ 1,312,000   10,055,193  $  10,000  $17,909,000
                                =========  ===========   ==========  =========  ===========
                                                 OTHER
                                   OPTION       EQUITY     ACCUMULATED
                                   TO CEO      SECURITY     (DEFICIT)       TOTAL
                                -----------   ----------  -------------  ------------
Balances, September 30, 1992    $         -   $       -   $ (6,844,000)  $  (936,000)
 Common stock issued
 for services                             -           -              -       149,000
Contribution of services                  -           -              -       120,000
Dilution of predecessor
 cost adjustment property
 option                                   -           -              -       444,000
Net (loss)                                -           -     (2,483,000)   (2,483,000)
                                -----------   ---------   ------------   -----------

Balances, September 30, 1993              -           -     (9,327,000)   (2,706,000)
Preferred stock issued
 for debt                                 -           -              -       887,000
Preferred stock issued for
 acquisition of NRI                       -           -              -     3,612,000
Common stock issued for cash              -           -              -        56,000
Common stock issued
 for services                             -           -              -       242,000
Common stock issued for debt              -           -              -     1,351,000
Contribution to capital                   -           -              -         2,000
Conversion of accrued salary              -     246,000              -       246,000
Net (loss)                                -           -       (924,000)     (924,000)
                                -----------   ---------   ------------   -----------
Balances, September 30, 1994              -     246,000    (10,251,000)    2,766,000

Redemption of preferred stock
 Series A                                 -           -              -    (2,300,000)
Redemption of preferred stock
 Series B and other equity for
 option to CEO                      683,000    (246,000)             -            -
Common stock issued for
 acquisition of MRI                       -           -              -     1,200,000
Common stock issued during                -           -              -
 private offering, net of
 offering costs of $590,000               -           -              -     2,782,000
Common stock issued to retire
 debt                                     -           -              -       150,000
Common stock issued for
  renegotiation of payment
  terms for a stockholder loan            -           -              -            -
Common stock issued for
 services                                 -           -              -        25,000
Common stock issued for
 interest on bridge loans                 -           -              -        16,000
Common stock issued on
 exercise of option to CEO         (683,000)          -              -            -
Common stock rounding due
 to stock split                           -           -              -            -
Net income                                -           -      1,815,000     1,815,000
                                -----------   ----------  ------------   -----------

                                          -           -     (8,436,000)    6,454,000
Balances, September 30, 1995
Common stock issued for
 acquisition of Anglo
 (Unaudited)                              -           -              -       925,000
Conversion of preferred stock
 series B (Unaudited)                     -           -              -             -
Common stock issued in
 private offering, net of
 offering costs of $633,000
 (Unaudited)                              -           -              -     2,228,000
Conversion of bridge loans
 (Unaudited)                              -           -              -     1,138,000
Common stock issued for
 cash (Unaudited)                         -           -              -        50,000
Net income for the period
 (Unaudited)                              -           -         98,000        98,000
                                -----------   ----------  ------------   -----------
Balances, March 31, 1996        $         -   $       -   $ (8,338,000)  $10,893,000
                                ===========   ==========  ============   ===========
 (Unaudited)

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993
         AND THE SIX MONTHS ENDED MARCH 31, 1996 AND 1995 (UNAUDITED)

                    ======================================


                                                                                                          SIX MONTHS ENDED
                                                                      SEPTEMBER 30,                           MARCH 31,
                                                    -----------------------------------------------  -----------------------------
                                                          1995             1994          1993             1996          1995
                                                    --------------   --------------   -------------  -------------   -------------
                                                                                                      (UNAUDITED)     (UNAUDITED)
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
  Net income (loss)                                 $    1,815,000   $     (924,000)  $  (2,483,000) $      98,000   $     907,000
  Adjustments to reconcile net income (loss) to
   net cash used in operating activities:
     Depreciation and amortization                         784,000          392,000         357,000        479,000         454,000
     Equity in net loss of affiliates                          -                -           467,000            -               -
     Extraordinary gain from settlement of debts          (806,000)        (218,000)       (475,000)       (48,000)       (222,000)
     Abandonment of projects                                   -            208,000         549,000            -               -
     Contribution of services                                  -                -           120,000            -               -
     Issuance of stock for services                         25,000          244,000         149,000            -               -
     Write-off acquisition costs                               -             16,000             -              -               -
     Bad debt expense                                      151,000           25,000             -              -               -
     Deferred income taxes                                (800,000)             -               -         (441,000)            -
  Changes in assets and liabilities:
     Trade accounts receivable                            (154,000)        (923,000)            -       (1,123,000)       (252,000)
     Inventories                                          (254,000)        (243,000)            -         (213,000)         52,000
     Prepaid expenses                                      (26,000)        (111,000)            -          (91,000)        (74,000)
     Other current assets                                   33,000          (40,000)          8,000       (216,000)         32,000
     Accounts payable                                     (290,000)         506,000         736,000        647,000          (6,000)
     Accrued liabilities                                  (451,000)         150,000         454,000        160,000         (62,000)
     Income taxes payable                                   86,000              -               -              -               -
                                                    --------------   --------------   -------------  -------------   -------------
        Net Cash Provided (Used)
         by Operating Activities                           113,000         (918,000)       (118,000)      (748,000)        829,000
                                                    --------------   --------------   -------------  -------------   -------------

CASH FLOWS FROM (TO) INVESTING ACTIVITIES:
  Additions to engineering plans                               -                -           (66,000)           -               -
  Additions to equipment                                  (472,000)         (25,000)            -         (302,000)       (406,000)

  Receivables-related party                                    -                -            72,000        128,000         (81,000)
  Sale of equipment                                            -             48,000             -              -               -
  Collections on note receivable                               -             41,000             -              -               -
  Changes to acquisition costs and goodwill               (103,000)        (263,000)       (112,000)      (604,000)         23,000
  Non-compete agreement                                        -                -               -         (200,000)            -
  Advances (to) from affiliate                                 -                           (398,000)           -               -
  Investment in equity investee                                -                           (113,000)           -               -
  Advances to related party                               (238,000)             -               -              -               -
  Acquisition of Loef                                     (113,000)             -               -              -               -
                                                    --------------   --------------   -------------  -------------   -------------

        Net Cash (Used) in Investing Activities           (926,000)        (199,000)       (617,000)      (978,000)       (464,000)
                                                    --------------   --------------   -------------  -------------   -------------

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
  Proceeds from borrowings-related parties                 321,000          632,000         676,000      1,593,000             -
  Proceeds from other borrowings                               -            434,000          99,000         20,000             -
  Principal payments on borrowings                      (2,756,000)        (199,000)        (40,000)      (401,000)     (2,298,000)
  Principal payments on borrowings-related parties        (383,000)        (152,000)            -         (411,000)       (281,000)
  Principal payments on capital lease                      (34,000)             -               -         (112,000)            -
  Proceeds from factor                                   7,335,000        2,450,000             -        3,934,000       3,364,000
  Payments to factor                                    (7,599,000)      (1,989,000)            -       (3,994,000)     (3,494,000)
  Proceeds from issuance of common stock                 3,998,000           56,000             -        2,278,000       2,782,000
  Deferred offering costs                                      -                -               -         (125,000)       (314,000)
                                                    --------------   --------------   -------------  -------------   -------------
        Net Cash Provided (Used) by
         Financing Activities                              882,000        1,232,000         735,000      2,782,000        (241,000)
                                                    --------------   --------------   -------------  -------------   -------------
Increase in cash                                            69,000          115,000             -        1,056,000         124,000
CASH, beginning of period                                  115,000              -               -          184,000         115,000
                                                    --------------   --------------   -------------  -------------   -------------

CASH, end of period                                 $      184,000   $      115,000   $         -    $   1,240,000   $     239,000
                                                    ==============   ==============   =============  =============   =============

See Note 21



          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       ================================

Information as to the Periods ended March 31, 1996 and 1995 is Unaudited


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[A]  GENERAL
     -------

Recycling Industries, Inc. (RII or the Company, formerly known as Environmental Recovery Systems, Inc.) is a Colorado corporation formed December 1988.

Prior to May 1994, the Company was a development stage enterprise engaged in the development of the MSW Technology. Although the Company continues to own this technology, the Company is no longer actively engaged in its development. On May 10, 1994 the Company acquired a subsidiary and began metals recycling operations (see Note 2[A]). All revenues during 1995 and 1994 were generated by the recycling operations. On June 27, 1995 the Company changed its name to Recycling Industries, Inc.

REVERSE STOCK SPLIT
- -------------------

Effective June 27, 1995, the Company completed a one-for-five reverse stock split of its common stock, $.001 par value (Common Stock). All share and per share amounts have been restated retroactively as a result of this reverse split.

[B]  ACCOUNTING POLICIES
     -------------------

CONSOLIDATION
- -------------

The Company, its subsidiaries and joint ventures in which it exercises control through majority ownership are consolidated, and all intercompany accounts and transactions are eliminated. Joint ventures and investment in equity investees are accounted for under the equity method of accounting, whereby the Company recorded only its proportionate share of loss in the joint ventures and equity investees. The Company currently has no active joint venture projects.

Nevada Recycling, Inc. (NRI), acquired by the Company in May 1994 (see Note 2[A]), operates a metals recycling facility in Las Vegas, Nevada, serving the Las Vegas market and steel mills located throughout the western United States.

Recycling Industries of Texas, Inc. d/b/a Anglo Iron & Metal (Anglo), formed by the Company to acquire the assets of Anglo Metals, Inc. in December 1995 (see
Note 2[C]), operates four metals recycling facilities in Brownsville, Harlingen, McAllen and San Juan, Texas, serving steel mills and markets in the Rio Grande Valley in southern Texas and northern Mexico.

Recycling Industries of Missouri, Inc. d/b/a Mid-America Shredding (Mid-America), formed by the Company to acquire the assets of Mid-America Shredding, Inc. in April 1996 (see Note 22), operates a metals recycling facility in Ste. Genevieve, Missouri, serving midwestern steel mills and markets along the Mississippi River.

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       ================================

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED

NOTE 1[B] - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The acquisition of NRI and Anglo have been accounted for under the purchase method of business combinations and, accordingly, the results of operations of the acquired businesses are included in the Company's financial statements only from the applicable date of acquisition.

UNAUDITED INTERIM FINANCIAL STATEMENTS
- --------------------------------------

In the opinion of management, the unaudited interim financial statements for the six month periods ended March 31, 1996 and 1995 are presented on a basis consistent with the audited annual financial statements and reflect all adjustments, consisting only of normal recurring accruals, necessary for fair presentation of the results of such periods. The results of operations for the interim period ending March 31, 1996 are not necessarily indicative of the results to be expected for the year ended September 30, 1996.

RECENT ACCOUNTING PRONOUNCEMENTS
- --------------------------------

The Financial Accounting Standards Board has recently issued Statement of Financial Accounting Standards No. 123 (FAS 123), Accounting for Stock Based Compensation. FAS 123 encourages the accounting for stock based employee compensation programs to be reported within the financial statements on a fair value based method. If the fair based method is not adopted, then FAS 123 requires pro forma disclosure of net income and earnings per share as if the fair value method had been adopted. The Company has not yet determined how FAS 123 will be implemented or its impact on the financial statements. FAS 123 is effective for transactions entered into after December 15, 1995.

ACQUISITIONS COSTS
- ------------------

The Company has capitalized acquisition costs of $61,000, $164,000 and $200,000 at September 30, 1995 and 1994, and March 31, 1996 respectively, relating to active letters of intent for potential acquisitions of operating metals recycling companies. Acquisition costs are allocated to the net assets acquired if the acquisition is successful, or are changed to operations if the negotiations are discontinued. Acquisition costs of $72,000 were written off to operations during 1994 for negotiations that were no longer active.

CONCENTRATION OF CREDIT RISK
- ----------------------------

Concentrations of credit risk with respect to trade receivables exist due to large balances with a few customers. At September 30, 1995 and 1994, and March 31, 1996, accounts receivable balances from significant customers were $699,000, $711,000 and $1,454,000, or 65%, 79% and 68%, respectively, of the total accounts receivable balance. Ongoing credit evaluations of customers' financial condition are performed and, generally, no collateral is required. The Company maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management's

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      ===================================

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED


NOTE 1[B] - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

expectations. Customers are located throughout the western region of the United States and Mexico. Sales to one customer in Mexico comprised 23.9% of sales for the six months ended March 31, 1996. There were no significant sales in Mexico prior to the acquisition of Anglo.

The Company maintains all cash in bank deposit accounts, which at times may exceed federally insured limits.

FAIR VALUE OF FINANCIAL INSTRUMENTS
- -----------------------------------

The carrying amounts of cash, accounts receivable, time deposits, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items. The fair value of notes payable and amounts due to factor was estimated based on market values for debt with similar terms. Management believes that the fair value of that debt approximates its carrying value.

INVENTORIES
- -----------

Inventories consist primarily of ferrous and non-ferrous scrap metal. Inventory costs include material, labor and plant overhead. Inventory is stated at lower of average cost (first-in, first-out) or market.

PROPERTY, PLANT AND EQUIPMENT
- -----------------------------

Property, plant and equipment are recorded at cost. Depreciation and amortization expense is provided on a straight-line basis using estimated useful lives of 7 to 15 years for equipment and 40 years for building and improvements. Depreciation and amortization expense of property, plant and equipment was $545,000, $147,000, $12,000 and $369,000 for the periods ended September 30,
1995, 1994 and 1993, and March 31, 1996 respectively. Maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized. When assets are retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is credited or charged to operations.

DEFERRED OFFERING COSTS
- -----------------------

Costs incurred in connection with the Company's current anticipated public offering are deferred and will be charged against stockholders' equity upon the successful completion of the offering or charged to expense if the offering is not consummated.

RESEARCH AND DEVELOPMENT COSTS
- ------------------------------

Costs incurred in connection with research and development in relation to work undertaken on new environmental technologies are charged to operations in the year incurred. No research and development costs have been incurred since 1993.

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        ===============================

Information as to the Periods Ended March 31, 1996 and 1995 is Unaudited


NOTE 1[B] - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION
- -------------------

Sales are recorded in the period of shipment.

NET INCOME (LOSS) PER COMMON SHARE
- ----------------------------------

Net income (loss) per common share is computed based upon the weighted average number of common and dilutive common equivalent shares outstanding during the period. Fully diluted and primary earnings per common share are the same for each of the periods presented.

Dilutive common equivalent shares consist of stock options and warrants. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive.

INCOME TAXES
- ------------

Effective October 1, 1992, the Company adopted Statement of Financial Accounting Standards No. 109 (FAS 109), Accounting for Income Taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of assets and liabilities and their financial statement amounts at the end of each reporting period. Valuation allowances will be established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense represents the tax payable for the current period and the change during the period in deferred tax assets and liabilities. Deferred tax assets and liabilities have been netted to reflect the tax impact of temporary differences. The adoption of FAS 109 did not have a material effect on the Company's consolidated financial statements, therefore, there was no cumulative effect of this change in accounting for income taxes at October 1, 1992. There is also no effect on the loss for the year ended September 30, 1993.

The Company had not recorded a deferred tax asset at September 30, 1994 and 1993 since it was more likely than not that the tax assets would not be realized. At September 30, 1995 and March 31, 1996 the Company has recorded a net deferred tax asset of $800,000 and $1,241,000 primarily reflecting the benefit of net operating loss carryforwards, which expire in varying amounts between 2002 and 2009. Realization is dependent on generating sufficient taxable income prior to expiration of the loss carryforwards. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

At September 30, 1995 and March 31, 1996 the Company has federal income tax loss carryforwards of approximately $6,900,000 and $7,200,000 respectively, which if not utilized to offset future taxable income, expire in the years 2002 through 2009.

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        ===============================

Information as to the Periods Ended March 31, 1996 and 1995 is Unaudited


NOTE 1[B] - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS
- -----------------------------------------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

RECLASSIFICATIONS
- -----------------

Certain balances in the 1994 and 1993 financial statements have been reclassified to conform to the 1995 presentation. The reclassifications had no effect on financial condition or results of operations.

NOTE 2 - ACQUISITIONS

[A] On May 10, 1994, the Company acquired 100% of the outstanding common stock of NRI from Nevada Recycling Corporation (NRC) for 38,000 shares of the Company's Series A convertible preferred stock, valued at $3,612,000. On that date NRI became a wholly-owned subsidiary of the Company.

A summary of the assets purchased and liabilities assumed is as follows:

     Land                                      $ 1,340,000
     Building                                      360,000
     Machinery and equipment                     5,025,000
     Notes payable                              (3,113,000)
                                               -----------

       Net Book Value of Assets Purchased      $ 3,612,000
                                               ===========

On December 30, 1994, the Company and NRC agreed to restructure the terms of the acquisition of NRI as follows:

(1) NRC returned to the Company 25,000 of the 38,000 shares of Series A convertible preferred stock (see Note 17).

(2) The Company purchased from NRC its contingent right (granted under the May 10, 1994 acquisition agreement, to reacquire the stock of NRI) for $2,300,000 and warrants to purchase 20,000 shares of Common Stock for $1.25 per share for a 10-year term. The $2,300,000 payment consists of a $300,000 note paid on February 28, 1995 and a $2,000,000 note payable in consecutive monthly installments commencing March 31, 1995 on the basis of an eight-year amortization with interest at the rate of 10% per year, with remaining principal due January 10, 1997.

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        ===============================

Information as to the Periods Ended March 31, 1996 and 1995 is Unaudited


NOTE 2 - ACQUISITIONS (CONTINUED)

(3) The Company restructured the purchase of land and buildings for a purchase price of $2,060,000 payable to $1,700,000 before February 28, 1995 with interest of $19,000 per month, $20,000 plus accrued interest payable on each of December 31, 1994, January 31, 1995 and February 28, 1995, and $300,000 payable in monthly installments commencing March 31, 1995 on the basis of an eight-year amortization period with interest at the rate of 10% per year, with remaining principal due January 10, 1997.

(4) The Company agreed to pay $637,052 of debts totaling $2,382,447 assumed on the equipment purchased as part of the original NRI acquisition.

All of the above obligations are collateralized by the assets of NRI.

As a result of the restructuring, the Company treated the $2,300,000 payment obligation as indebtedness incurred to retire the 25,000 shares of preferred stock. The acquisition of NRI resulted in goodwill of $195,000 which will be amortized using the straight-line method over 20 years.

[B] On December 30, 1994, the Company acquired Metal Recovery, Inc. (MRI) whose sole asset is an indirect 19.6% limited partnership interest in a currently inactive partnership engaged in the business of scrap metal recovery (the Partnership). The acquisition of MRI resulted in goodwill of $22,000 which is being written off over 20 years using the straight line method. The Company acquired MRI from its three stockholders (the ACI Principals), who also hold the 13,000 shares of the Company's Series A preferred stock acquired by the ACI Principals from the stockholders of NRC in a separate transaction. The purchase price for MRI included 120,000 shares of Common Stock and the right to additional shares of Common Stock upon the satisfaction of certain conditions which have not been met. The 120,000 shares of Common Stock and 13,000 shares of Series A preferred stock are referred to as the ACI Equity Securities. The Company has agreed to assist the ACI Principals in liquidating the ACI Equity Securities for at least $2,400,000 prior to September 30, 1996 by purchasing or arranging for the sale of these securities, or including the ACI Equity Securities in a registration statement prior to September 30, 1996 (ACI Sale Obligation).

In connection with the restructuring of the acquisition of NRI, discussed above, the Company has transferred a portion of MRI's interest in the Partnership to NRC, and the ACI Principals caused the Partnership to redeem this interest for $1,170,000 in partial satisfaction of the Company's February 28, 1995 payment obligations. This amount has been treated as a loan to the Company.

The ACI Principals have the right to reacquire the Company's interests in MRI and NRI in exchange for the ACI Equity Securities (the ACI Option) if the
Company:

    1) defaults under the terms of the installment note, under (A);
    2) fails to meet the ACI Sale Obligation; or
    3) if the Company defaults in its other obligations under the various agreements related to the acquisition of MRI or the restructuring of the acquisition of NRI, under (A).

In addition, until the Company meets the ACI Sale Obligation, the Company is subject to certain restrictions on its ability to operate NRI and MRI.

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        ===============================

Information as to the Periods Ended March 31, 1996 and 1995 is Unaudited


NOTE 2 - ACQUISITIONS (CONTINUED)

The unaudited pro forma summary financial statements which follow have been prepared assuming that the exercise of the ACI Option occurred as of September 30, 1995 for purposes of the pro forma balance sheet and that the exercise of the ACI Option occurred for purposes of the pro forma statement of operations. In addition to combining the historical results of operations of the entities, the pro forma calculations include adjustments for the estimated effect on the Company's historical results of operations of the write-off of goodwill related to the acquisition of MRI.

                              UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                          SEPTEMBER 30 ,1995

                                                   ASSETS
                                                   ------

                                     RECYCLING                                      PRO FORMA
                                     INDUSTRIES,      ACI          PRO FORMA      SEPTEMBER 30,
                                        INC.         OPTION        ADJUSTMENT           1995
                                  --------------  --------------  -------------  ---------------
                                                                                    (UNAUDITED)
Current Assets                    $    2,067,000  $  (1,707,000)  $       -      $       360,000
Other Assets                           8,230,000     (7,475,000)      (188,000)          567,000
                                  --------------  --------------  -------------  ---------------

                                  $   10,297,000  $  (9,182,000)  $   (188,000)  $       927,000
                                  ==============  ==============  =============  ===============

                               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                               ----------------------------------------------

                                     RECYCLING                                      PRO FORMA
                                     INDUSTRIES,      ACI          PRO FORMA      SEPTEMBER 30,
                                        INC.         OPTION        ADJUSTMENT           1995
                                  --------------  --------------  -------------  ---------------
                                                                                   (UNAUDITED)
Current liabilities               $    1,691,000  $  (1,166,000)  $       -      $       525,000
Long-term debt                         2,152,000     (2,152,000)          -                 -
Stockholders' equity
 (deficit)                             6,454,000     (5,864,000)      (188,000)          402,000
                                  --------------  --------------  -------------  ---------------

                                  $   10,297,000  $  (9,182,000)  $   (188,000)    $     927,000
                                  ==============  ==============  =============  ===============

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        ===============================

Information as to the Periods Ended March 31, 1996 and 1995 is Unaudited


NOTE 2 - ACQUISITIONS (CONTINUED)

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1995

                                  RECYCLING                                         PRO FORMA
                                 INDUSTRIES,         ACI           PRO FORMA       SEPTEMBER 30,
                                     INC.          OPTION         ADJUSTMENT             1995
                               --------------  ----------------  --------------  ----------------
                                                                                       (UNAUDITED)
Revenues                       $   13,853,000  $   (13,847,000)  $         -     $          6,000
Costs and expenses                 13,555,000      (12,007,000)         168,000         1,716,000
                               --------------  ----------------  --------------  ----------------

Income (loss) before
 extraordinary gain                   298,000       (1,840,000)       (168,000)       (1,710,000)

Extraordinary gain from
 settlement of debts                  806,000               -              -              806,000

(Benefit) from income taxes          (711,000)          711,000            -                 -
                               --------------  ----------------  --------------  ----------------

Net income (loss)              $    1,815,000  $    (2,551,000)  $    (168,000)  $      (904,000)
                               ==============  ================  ==============  ================

(Loss) Per Common Share:
Before extraordinary gain                                                        $          (.27)
Extraordinary gain                                                                           .13
                                                                                 ----------------

Net (loss) per common share                                                      $          (.14)
                                                                                 ================

[C] On December 11, 1995, the Company acquired substantially all of the assets and the business of Anglo Metal, Inc. dba Anglo Iron & Metal (Anglo). The assets acquired from Anglo consisted of a heavy duty automotive shredder, inventories, metal shearing equipment, balers, heavy equipment, tools and rolling stock used in the business of recycling ferrous and non-ferrous metals. The Company also purchased from Anglo certain real property, buildings and leasehold improvements used in the metal recycling business.

The purchase price for Anglo was $6,065,000 comprised of: $2,079,000 in cash; $1,865,000 note which is to be paid in ten monthly installments of $186,500 beginning in February 1996; a $446,000 secured promissory note payable in 60 consecutive monthly installments of $9,000, including interest; a $750,000 unsecured note payable in 72 equal consecutive monthly installments of $10,400; and 227,693 shares of Common Stock valued at $925,000.

Of the cash paid at the closing of the acquisition, $1,800,000 was obtained through a sale-leaseback transaction with Ally Capital Corporation, collateralized by all of Anglo's machinery and equipment, accounts receivable and inventories, which has been recorded as a capital lease. The terms of the sale-leaseback provide for 60 consecutive monthly lease payments of $41,000 with a bargain purchase option at the end of the lease term. The lease contained numerous covenants for maintaining certain financial rations and earnings levels (see Note 20). The remaining $279,000 paid at closing was obtained from the operating cash reserves and working capital of the Company.

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        ===============================

Information as to the Periods Ended March 31, 1996 and 1995 is Unaudited


NOTE 2 - ACQUISITIONS (CONTINUED)

The Company signed a consulting and non-competition agreement with the president of Anglo. The term of the non-compete portion is for six years and is valued at $1,000,000 which will be amortized over the term of the agreement using the straight line method. The consulting portion is for a term of six months and is payable $5,000 per month.

RII also entered into a sublease agreement with Anglo for three yard facilities for $2,500 a month through December 10, 2005.

The real property acquired from Anglo and the Common Stock issued by the Company have been placed in escrow to provide for the remediation of environmental contamination related to the operations of Anglo prior to the acquisition.

The purchase price of Anglo has been allocated as follows:

  Equipment under capital lease                      $ 1,800,000
  Contract to acquire land and buildings                  70,000
  Covenant not to compete                              1,000,000
  Inventories                                          1,365,000
  Purchase price in excess of net assets acquired      1,830,000
                                                     -----------

    Total purchase price                               6,065,000

  Notes payable                                      (3,061,000)
  Common Stock                                         (925,000)
                                                     -----------

    Cash paid at closing                               2,079,000
    Capital lease obligation                         (1,800,000)
                                                     -----------

    Cash paid from operating capital                 $   279,000
                                                     ===========

The unaudited pro forma results of operations which follow assume that the acquisitions of NRI and Anglo had occurred at the beginning of each period presented.

                                                     SEPTEMBER 30,                    PERIOD ENDED
                                      --------------------------------------------
                                           1995           1994            1993        MARCH 31, 1996
                                       ------------   ------------   -------------    --------------
Revenues                               $ 29,192,000   $ 24,214,000   $  20,342,000    $   13,571,000
Income before extraordinary items      $  1,038,000   $  (404,000)   $ (3,391,000)    $       31,000
Net income (loss)                      $  2,479,000   $  (186,000)   $ (2,916,000)    $      374,000
Net income (loss) per common share     $        .40   $      (.07)   $      (1.12)    $          .04

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        ===============================

Information as to the Periods Ended March 31, 1996 and 1995 is Unaudited


NOTE 3 - FORMER JOINT VENTURE

In 1993, the Company entered into a settlement with a former joint venture $13,571,000partner in which the Company agreed to make a series of payments totaling $ 31,000$622,000 by October 31, 1993. The Company subsequently defaulted on its payment $ 374,000obligations. On June 30, 1994, the Company and certain related parties entered $ .04 into a master agreement providing for the settlement of all amounts owed to the former joint venture partner. Pursuant to this agreement, the Company issued 145,000 shares of Common Stock for its outstanding principal and penalty interest balance of $725,000. Such shares were issued in connection with the 548,376 shares of Common Stock issued in 1994 on the conversion of $1,351,000 in liablities (see Note 17).

NOTE 4 - ENGINEERING PLANS

The Company capitalizes all external direct costs associated with permitting and plant facilities start-up which mainly include engineering, legal and consulting fees, travel and other costs associated with developing projects and obtaining permits. Internal costs associated with plant facilities start-up are expensed as incurred. Capitalized project costs are being amortized over five years using the straight-line method beginning with the earlier of the commencement of plant operations or two years from the date the project begins accumulating costs. During fiscal 1995, 1994 and 1993 the Company incurred amortization costs of $217,000, $217,000 and $344,000, respectively.

Capitalized engineering plans are those costs related to active projects and potential plant site locations. At the time a permit application is infeasible, based upon management's determination, all costs associated with the project which are not transferable to other projects are charged to operations. During 1994 and 1993, $208,000 and $549,000, respectively, of project start-up costs were written off because the permit applications were determined to be infeasible.

NOTE 5 - FACTORING AGREEMENTS

On May 4, 1994, the Company entered into an agreement with an unrelated third party whereby such third party agreed to purchase the Company's trade accounts receivable at 80% of face amount and to collect payments on the purchased receivables from the Company's customers. The Company was charged an administrative fee equal to 1% of the face amount of the purchased receivables and a monthly finance charge in the amount of 3% of the average daily outstanding balance of all purchased receivables. The Company was required to repurchase any receivables not collected from customers within 90 days.

On August 12, 1994, the Company entered into an agreement, which replaced the above factoring agreement, with a partnership comprised of the stockholders of NRC who are also preferred stockholders of the Company, whereby the partnership agreed to purchase the Company's trade accounts receivable at 85% of face value. Under the terms of the factoring agreement, the partnership is entitled to a finance charge of 1.5% per month of the average daily outstanding balance. The Company is required to repurchase any receivables not collected from customers within 90 days. The original term of the agreement was for a period of 18 months and continues on a month-to-month basis thereafter unless terminated by either party. Purchased receivables balances outstanding at September 30, 1995 and 1994 and March 31, 1996 were $197,000, $461,000 and $137,000, respectively. Accrued finance

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        ===============================

Information as to the Periods Ended March 31, 1996 and 1995 is Unaudited


NOTE 5 - FACTORING AGREEMENTS (CONTINUED)

charges at September 30, 1995 and 1994 and March 31, 1996 were $8,000, $11,000 and $17,000, respectively. Total finance charges for the years ended September 30, 1995 and 1994, and for the six months ended March 31, 1996 were $82,000, $11,000 and $49,000, respectively.

NOTE 6 - INVENTORIES

Inventories which are pledged, consist of the following:

                                                                                  SEPTEMBER 30,             MARCH 31,
                                                                         -----------------------------
                                                                              1995            1994             1996
                                                                         -------------    ------------    --------------
                                                                                                            (UNAUDITED)
 Raw materials                                                            $  350,000      $   167,000     $   1,779,000
 Finished goods                                                              147,000           76,000           297,000
                                                                          ----------       ----------      ------------

                                                                          $  497,000      $   243,000     $   2,076,000
                                                                          ==========       ==========      ============

NOTE 7 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment (substantially all of which are pledged) consists of the following:

                                                                                  SEPTEMBER 30,               MARCH 31,
                                                                         ------------------------------
                                                                              1995             1994             1996
                                                                         -------------     ------------     ------------
                                                                                                            (UNAUDITED)
 Land                                                                     $  1,640,000     $  1,340,000    $   1,710,000
 Building and improvements                                                     365,000          365,000          372,000
 Heavy machinery and
  equipment                                                                  1,472,000        1,432,000        1,519,000
 Automotive shredder                                                         3,161,000        3,103,000        3,180,000
 Assets under capital lease                                                    118,000             -           1,918,000
 Transportation equipment                                                      561,000          443,000          712,000
 Office equipment                                                              121,000          114,000          131,000
                                                                           -----------      -----------    -------------
     Total                                                                   7,438,000        6,797,000        9,542,000
   Less accumulated depreciation
    and amortization                                                           752,000          207,000        1,121,000
                                                                           -----------      -----------       ----------

                                                                          $  6,686,000     $  6,590,000    $   8,421,000
                                                                           ===========     ============    =============

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        ===============================

Information as to the Periods Ended March 31, 1996 and 1995 is Unaudited


NOTE 8 - OTHER ASSETS

Other assets consist of the following:

                                          SEPTEMBER 30,          MARCH 31,
                                    --------------------------
                                        1995          1994         1996
                                    ----------     ----------- -----------
                                                               (UNAUDITED)
Acquisition costs                    $  61,000     $   164,000  $  200,000
Goodwill, net of accumulated
 amortization of $29,000 and
 $7,000 and $40,000
 (see Note 2)                          188,000         168,000   2,544,000
Investment in affiliate, at cost       277,000            -        277,000
Engineering plans, net of
 accumulated amortization of
 $899,000, $682,000 and $930,000       188,000         405,000     157,000
Non-compete agreement, net
 of accumulated amortization
 of $56,000                               -               -        944,000
Patent rights                           25,000          25,000      25,000
Other                                    5,000            -           -
                                     ---------       ---------  ----------

                                     $ 744,000       $ 762,000  $4,147,000
                                     =========       =========  ==========

INVESTMENT IN AFFILIATE
- -----------------------

Effective June 30, 1995 the Company acquired a 20% interest in The Loef Company, Inc. (Loef), a ferrous and non-ferrous metals recycler. Under the terms of an agreement with the 80% stockholder of Loef, the Company's interest will be maintained at 20% if the Company pays $200,000 to the 80% stockholder before June 30, 1996, otherwise the interest may be reduced to 15%.

Under the terms of the agreement, the Company paid certain expenses in connection with the acquisition in the amount of $277,000 and extinguished certain warrants (see Note 17). The acquisition of the Company's interest in Loaf was recorded using the cost method of accounting.

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        ===============================

Information as to the Periods Ended March 31, 1996 and 1995 is Unaudited


NOTE 9 -  NOTE RECEIVABLE, RELATED PARTY

On April 11, 1994 the Company sold its 25% ownership interest in a formerly wholly-owned subsidiary to Caside Associates (CA), a stockholder of the Company, in exchange for a $2,000,000 note receivable. At September 30, 1994, the sales price was renegotiated to $900,000. The note requires 6% monthly interest only payments for two years and principal repayments are due quarterly from 1996 to 1998.

The gain on the sale was recognized using the cost-recovery method since the
collection of the sales price was not reasonably assured.   Under the cost-
recovery method, gain on the sale is postponed until all costs are recovered, then all receipts are recognized as profit. As a result of the sale, a deferred gain in the amount of $751,000 has been recorded. At September 30, 1994, no gain has been recognized since all costs had not yet been recovered.

As of September 30, 1995, management determined that the note receivable from CA was permanently impaired. Therefore, the Company recorded an allowance for the total remaining unpaid balance of $874,000 and removed the deferred gain on the sale, recognizing a bad debt expense of $123,000.

NOTE 10 - INCOME TAXES

Pursuant to the terms of its acquisition of MRI, the Company included a $3,500,000 capital gain realized prior to such acquisition on its consolidated 1994 tax return and utilized a portion of its net operating loss carryforward generated in prior years to offset the capital gain. Management believes its position has merit based on its interpretation of the Internal Revenue Code and an opinion by its tax counsel. However, the Company has not obtained a prior ruling from the Internal Revenue Service (IRS) and has no assurances that the IRS will concur with its interpretation. If the IRS were to successfully challenge the position taken on this issue, the Company could be required to pay approximately $1,200,000 in additional income taxes plus penalties and interest and the $3,500,000 net operating loss utilized on its consolidated 1994 tax return would be available to offset future taxable income generated by the Company.

During fiscal year 1995 and the period ended March 31, 1996, management determined that the net operating loss generated from prior years in the amount of $6,900,000 and $7,200,000 were more likely than not to be used in the near future due to taxable income generated by NRI, Anglo and Mid-America. Therefore, a net deferred tax asset of $800,000 and $1,241,000 has been recorded as of September 30, 1995 and March 31, 1996. During 1995, net operating losses in the amount of $3,700,000 were utilized to reduce taxable income. However, alternative minimum tax of approximately $86,000 was payable for 1995 because of the 90% alternative net operating loss limitation. Net operating loss carryforwards available for future use through the year 2009 are $6,900,000 at September 30, 1995 and $7,200,000 at March 31, 1996.

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        ===============================

Information as to the Periods Ended March 31, 1996 and 1995 is Unaudited


NOTE 10 - INCOME TAXES (CONTINUED)

The components of deferred tax assets and (liabilities) are as follows:

                                           SEPTEMBER 30,            MARCH 31,
                                    ---------------------------
                                        1995           1994         1996
                                    -------------   -----------   ----------
                                                                  (UNAUDITED)
Total deferred tax assets           $   1,021,000   $ 2,293,000   $1,241,000
Less valuation allowance                 (221,000)   (2,293,000)        -
                                       ----------   -----------   ----------
                                          800,000          -       1,241,000
Total deferred tax (liabilities)              -            -            -
                                       ----------   -----------   ----------

Net deferred tax asset              $     800,000   $      -      $1,241,000
                                       ==========   ===========   ==========

The tax effects of temporary differences and net operating loss carryforwards that give rise to deferred tax assets and (liabilities) are as follows:

                                                                            SEPTEMBER 30,             MARCH 31,
                                                                     ---------------------------
                                                                          1995          1994           1996
                                                                     --------------  -----------     ------------
                                                                                                     (UNAUDITED)
Temporary differences:
 Property and equipment                                                $(1,743,000)  $(1,674,000)     $(1,718,000)
 Valuation allowance                                                      (221,000)   (2,293,000)            -
 Research and development costs                                             78,000        78,000           78,000
 Engineering plans                                                         306,000       232,000          325,000
 Goodwill                                                                   10,000          -              16,000
 Allowance for doubtful accounts                                             3,000         9,000            3,000
 Non-compete agreement                                                        -             -              12,000
 Alternative minimum tax credits                                              -             -              86,000
 Net operating loss carryforwards                                        2,367,000     3,648,000        2,439,000
                                                                     -------------   -----------      -----------

                                                                     $     800,000   $      -         $ 1,241,000
                                                                     =============   ===========      ===========

The provision (benefit) for income taxes consists of the following:

                                                                SEPTEMBER 30,                     MARCH 31,
                                                       --------------------------       ----------------------------
                                                           1995          1994               1996           1995
                                                       -----------   ------------       ------------  --------------
                                                                                         (UNAUDITED)    (UNAUDITED)
Current                                                $    89,000   $       -          $     4,000   $      -
Deferred                                                  (800,000)          -             (441,000)         -
                                                       -----------   -----------        -----------   --------------

                                                       $  (711,000)  $       -          $  (437,000)  $      -
                                                       ===========   ===========        ===========   ==============

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        ===============================

Information as to the Periods Ended March 31, 1996 and 1995 is Unaudited


NOTE 10 - INCOME TAXES (CONTINUED)

The components of deferred income tax (benefit) expense are as follows:

                                            SEPTEMBER 30,               MARCH 31,
                                   ----------------------------  -----------------------
                                        1995           1994         1996        1995
                                   --------------  ------------  ----------  -----------
                                                                 (UNAUDITED) (UNAUDITED)
Bad debt expense                   $       6,000  $    (8,000)   $    -       $   3,000
Depreciation expense                      69,000    1,674,000      (25,000)      35,000
Engineering costs                        (74,000)    (145,000)     (19,000)     (37,000)
Goodwill amortization                    (10,000)         -         (6,000)      (5,000)
Accrued salaries - officer                  -          20,000         -            -
Net operating loss carryforward        1,281,000     (482,000)     (72,000)    (776,000)
Valuation allowance                   (2,072,000)  (1,059,000)    (221,000)     780,000
Non-compete agreement                       -            -         (12,000)        -
Alternative minimum
 tax credits                                -            -         (86,000)        -
                                    -------------   -----------   ---------   ---------

                                   $    (800,000) $      -       $(441,000)  $      -
                                    =============   ===========   =========   =========

Following is a reconciliation of the amount of income tax (benefit) expense that would result from applying the statutory federal income tax rates to pre-tax income and the reported amount of income tax expense:

                                          SEPTEMBER 30,               MARCH 31,
                                 --------------------------  -------------------------
                                      1995          1994        1996         1995
                                 --------------  ----------  ----------   ------------
                                                             (UNAUDITED)  (UNAUDITED)
Tax expense (benefit) at
 federal statutory rates           $   374,000   $ (314,000)  $ (115,000)  $ (308,000)
Capital gains - MRI                  1,190,000         -            -       1,190,000
Change in valuation allowance       (2,072,000)     480,000     (221,000)    (780,000)
Other                                 (203,000)    (166,000)    (101,000)    (102,000)
                                 -------------   ----------   ----------   ----------

                                   $  (711,000)  $     -      $ (437,000)  $     -
                                 =============   ==========   ==========   ==========

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        ===============================

Information as to the Periods Ended March 31, 1996 and 1995 is Unaudited


NOTE 11 - ECONOMIC DEPENDENCY

The Company is economically dependent on major customers for annual sales. Such customers comprised the following percentages of revenues:

                                            SEPTEMBER 30,          MARCH 31,
                                      --------------------------
                                           1995          1994        1996
                                      --------------  ----------  -----------
                                                                  (UNAUDITED)
Customer A                                     37.9%       29.9%        14.8%

Customer B                                     16.2%       19.7%        20.6%

Customer C                                     10.8%       18.7%         7.8%

Customer D                                       -           -          23.9%

NOTE 12 - NOTES PAYABLE

Notes payable outstanding at September 30, 1995 and 1994 consisted of:

                                                              SEPTEMBER 30,
                                                     ---------------------------
                                                         1995           1994
                                                     ------------   ------------
Notes to entity, interest at prime
(7.75% at September 30, 1994), for which
the Company is not accruing interest
(approximately $160,000 at September 30,
1995). The Company has received no
requests for payment since December 1989
and has recorded an allowance against
the note payable balance and recognized
a $300,000 gain on extinguishment of
debt (see Note 18).
                                                     $       -      $    300,000
Note to individuals, interest at 18%,
with principal due various dates through
January 1994 with certain notes cosigned
by an officer and director of the
Company, unsecured.
                                                           43,000         65,000

Note to an engineering firm, interest at
12%. The note was discharged in 1995
pursuant to a negotiated settlement (see
Note 18).
                                                             -            46,000

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        ===============================

Information as to the Periods Ended March 31, 1996 and 1995 is Unaudited


NOTE 12 - NOTES PAYABLE (CONTINUED)

                                                                        SEPTEMBER 30,
                                                                -----------------------------
                                                                     1995            1994
                                                                -------------   -------------
Note to an individual, interest at prime
plus 1% (9.5% at September 30, 1994)
with principal and all unpaid accrued
interest due in January 1993. Unsecured.
The note was paid in 1995.

Note to a law firm, interest at 10% to 12%                               -             50,000
principal and interest paid March 1996                                 18,000          30,000
                                                                -------------   -------------
                                                                $      61,000   $     491,000
                                                                =============   =============

NOTE 13 - NOTES PAYABLE - RELATED PARTIES

During the year ended September 30, 1993 First Dominion Holdings, Inc. (FD), a corporation wholly-owned by the Company's chief executive officer/majority stockholder, advanced the Company $676,000 for working capital purposes. The advance was non-interest bearing and due on demand. During the year ended September 30, 1994, there were advances and repayments on the note and $887,000 of the balance was converted to 591,333 shares of Series B preferred stock (see
Note 17). At September 30, 1994 the balance on the note was $8,000. During 1995 the note was paid. During the six months ended March 31, 1996, FD advanced $5,000 to the Company which remains outstanding at March 31, 1996.

The remaining balance of related parties notes payable at March 31, 1996 consists of $1,472,000 note payable (see Note 2[C] with an original obligation balance of $1,865,000) related to the Anglo inventory acquisition and $450,000 of bridge loans. In November 1995 and January 1996, the Company borrowed $1,575,000 of bridge financing represented by the notes payable-related parties with interest at 10% per annum. Proceeds from the loans were used to finance the Anglo acquisition and general corporate expenses. In January 1996, principal of $1,125,000 and accrued interest of $13,000 were converted into 323,523 shares of Common Stock. In connection with the bridge financing, the lenders were issued warrants to purchase a total of 359,250 shares of Common Stock at $1.50 per share, exercisable through the end of a three-year period commencing on the effective date of a registration statement covering the underlying Common Stock. If the Company defaults on repayment of the loans, the notes are convertible to Common Stock at a conversion price of the lesser of $2.00 or 50% of the average closing price for the last 30 days after the default. First Equity Capital Securities, Inc. received a finders fee of $79,000 in connection with the bridge loans.

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        ===============================

Information as to the Periods Ended March 31, 1996 and 1995 is Unaudited


NOTE 14 - LONG-TERM DEBT

                                                                     SEPTEMBER 30,                 MARCH 31,
                                                               -----------------------------
                                                                     1995           1994              1996
                                                               --------------   ------------      -------------
                                                                                                   (UNAUDITED)
Notes payable to former owners of NRC,
interest at varying amounts with monthly
payments of $38,732; due through
February 2003; collateralized by the
assets of the Company. Notes were paid
as part of the restructure of NRI (see
Note 2).
                                                               $       -        $  2,429,000      $        -
Notes payable to financial institution;
principal and interest at the prime rate
plus 2%, respectively; due on demand; if
no demand is made, then in monthly
payments of $12,190 through 1997;
collateralized by equipment.

                                                                    122,000          252,000             86,000
Notes payable to financing company;
principal and interest at 7.5%; due
October 1997; monthly payments of
$2,418; collateralized by equipment.
                                                                     54,000           81,000             41,000
Note to a group of investors; at 5%;
principal and interest due December 31,
1995; unsecured.
                                                                    125,000          125,000               -
Other obligations, principally payable
in monthly installments including
interest at 9.5% to 18%, collateralized
by various equipment.


                                                                     58,000           17,000             91,000
                                                               ------------     ------------      -------------
                                                                    359,000        2,904,000            218,000
Less current portion                                                227,000        2,502,000             94,000
                                                               ------------     ------------      -------------

  Long-Term Debt                                               $    132,000     $    402,000      $     124,000
                                                               ============     ============      =============

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        ===============================

Information as to the Periods Ended March 31, 1996 and 1995 is Unaudited


NOTE 14 - LONG-TERM DEBT (CONTINUED)

Maturities of long-term debt are as follows for the years ending:


                                             SEPTEMBER 30,        MARCH 31,
                                                 1995               1996
                                         -------------------    ------------
                                                                  (UNAUDITED)
  1996                                 $       227,000            $     -
  1997                                          88,000                94,000
  1998                                          25,000                71,000
  1999                                          12,000                33,000
  2000                                           7,000                15,000
  Thereafter                                      -                    5,000
                                            ----------            ----------

                                            $  359,000            $  218,000
                                            ==========            ==========

NOTE 15 - LONG-TERM DEBT - RELATED PARTY

                                                   SEPTEMBER 30,             MARCH 31,
                                            ----------------------------
                                                1995            1994            1996
                                            ------------    ------------     ----------
                                                                             (UNAUDITED)
$2,000,000 note payable to NRC with 22
monthly payments of principal and
interest at 10%; due January 1997;
monthly payments of $30,000 and one
balloon payment in January 1997 of
$1,671,000; collateralized by stock,
property and equipment.
                                            $  1,902,000    $      -         $1,813,000
$446,000 note payable to Anglo Metal,
Inc.; monthly payments of principal and
interest at 8% of $9,000; due December
2000; collateralized by real property
and buildings.
                                                    -              -            428,000
$750,000 note payable to officer of
Anglo Metal, Inc.; monthly payments of
principal and interest at 9% of $70,000;
due December 2001.
                                                    -              -            719,000

                 RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       ===============================

Information as to the Periods Ended March 31, 1996 and 1995 is Unaudited


NOTE 15 - LONG-TERM DEBT - RELATED PARTY (CONTINUED)

                                                                                          SEPTEMBER 30,         MARCH 31,
                                                                                    ----------------------      ------------
                                                                                       1995         1994             1996
                                                                                    ----------  ----------      ------------
                                                                                                                (UNAUDITED)
Other notes due to related parties with
interest at 8.5% to 12%.
                                                                                       295,000     125,000           279,000
                                                                                    ----------  ----------      ------------

                                                                                     2,197,000     125,000         3,239,000
Less current portion                                                                   218,000       8,000         2,294,000
                                                                                    ----------  ----------      ------------

Long-Term Debt, Related Party                                                       $1,979,000  $  117,000      $    945,000
                                                                                    ==========  ==========       ===========


Maturities of long-term debt-related parties are as follows for the years ending:

                                                                                             SEPTEMBER 30,       MARCH 31,
                                                                                             -------------       ----------
                                                                                                  1995              1996
                                                                                                ----------       ----------
                                                                                                                 (UNAUDITED)
  1996                                                                                          $  218,000       $   -
  1997                                                                                           1,979,000        2,294,000
  1998                                                                                                -             209,000
  1999                                                                                                -             215,000
  2000                                                                                                -             223,000
  2001                                                                                                -             204,000
  2002                                                                                                -              94,000
                                                                                                ----------       ----------

                                                                                                $2,197,000       $3,239,000
                                                                                                ==========       ==========

Under the terms of the $2,000,000 note payable to NRC the Company is required 1) to maintain adequate insurance coverage for its facilities, equipment and operations; 2) to maintain certain financial ratios; 3) to conduct the business of NRI substantially as conducted in December 1994; and 4) to obtain prior approval of NRC prior to incurring additional debt in excess of predetermined amounts.

                 RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       ===============================

Information as to the Periods Ended March 31, 1996 and 1995 is Unaudited


NOTE 16 - RELATED PARTY TRANSACTIONS

In addition to transactions with related parties discussed throughout the notes to the financial statements, the following related party transactions have taken place.

During 1993, a former subsidiary of the Company incurred legal fees of $60,000 to an attorney who is a stockholder of the Company.

During 1995, 1994 and the six months ended March 31, 1996, the Company purchased raw materials from related entities in the amounts of $1,713,000, $594,000 and $640,000, respectively. The purchase price of the raw materials approximates the cost paid to other large bulk suppliers to the Company.

NOTE 17 - STOCKHOLDERS' EQUITY

Non-qualified Stock Options and Warrants
- ----------------------------------------

The Company has outstanding options and warrants to acquire an aggregate of 5,658,946 shares of the Company's Common Stock, substantially all of which have exercise prices ranging from $.90 to $7.50 per share.

STOCK OPTIONS
- -------------

During 1992, the Company's Board of Directors adopted an incentive stock option plan and a non-qualified stock option plan, which were both subsequently approved by the stockholders. The stock option plans provide for 200,000 and 50,000 shares, respectively, to be reserved. Options under the non-qualified stock option plan may be issued at such prices and at such terms as determined by the Board of Directors. During 1994, 12,000 options were issued and are exercisable at $6.25 per share.

                 RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       ===============================

Information as to the Periods Ended March 31, 1996 and 1995 is Unaudited


NOTE 17 - STOCKHOLDERS' EQUITY (CONTINUED)

1995 Stock Option Plan
- ----------------------

The 1995 Plan provides for the grant of stock options to employees, officers and employee directors of the Company. An aggregate of 2,000,000 shares of Common Stock are authorized for issuance under the 1995 Plan. Concurrently with the adoption of the 1995 Plan by the Board of Directors on December 27, 1995, options to acquire 750,000 shares of Common Stock at an exercise price of $2.87 per share were granted to certain officers of the Company. These options and the 1995 Plan are subject to approval by the Company's shareholders at the 1996 annual meeting of shareholders. The 1995 Plan terminates on December 27, 2006. Options granted under the 1995 Plan must have an exercise price of not less than 80% of the fair market value of the Common Stock on the date of grant, and their term may no exceed ten years.

                 RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       ===============================

Information as to the Periods Ended March 31, 1996 and 1995 is Unaudited


NOTE 17 - STOCKHOLDERS' EQUITY (CONTINUED)
- ------------------------------------------

Director Stock Option Plan
- --------------------------

The Director Plan provides for the grant of stock options to existing and future
Independent Directors of the Company.   Three individuals who were serving as
Independent Directors on December 27, 1995, each received an initial grant of 5,000 options (for a total of 15,000 option granted) under the Director Plan having an exercise price of $2.87 per share, the fair market value per share of the Common Stock on that date. These options and the Director Plan are subject to approval by the Company's shareholders at the 1996 annual meeting of shareholders. The Director Plan terminates on Decmeber 27, 2006. Options granted under the Director Plan will be exercisable commencing six months after the date of grant and continuing for five years from the date of grant.

                 RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       ===============================

Information as to the Periods Ended March 31, 1996 and 1995 is Unaudited


NOTE 17 - STOCKHOLDERS' EQUITY (CONTINUED)

COMMON STOCK
- ------------

On June 1, 1993, the Company's Board of Directors adopted a Consulting and Services Compensation Plan (Plan). The Plan provides for 60,000 shares of Common Stock to be reserved which were contained in a registration statement filed during June 1993. Under the terms of the Plan, stock options may be granted in lieu of Common Stock under such terms as determined by the Company's Board of Directors. At September 30, 1994 and 1993, 39,600 and 20,000 shares of registered Common Stock were issued under the plan for $242,000 and $149,000 for professional services, respectively.

On January 1, 1994, the Company's Board of Directors adopted a Consulting Agreement (Agreement). The Agreement provides for 150,000 shares of Common Stock to be issued for cash and/or services which were contained in a registration statement filed during June of 1994. During 1994, 30,000 shares of registered Common Stock were issued for $56,250 in professional services provided under the Agreement.

During 1994, $1,351,000 of liabilities were converted to 548,376 shares of Common Stock.

PREFERRED STOCK CONVERSION

On November 9, 1995, 300,000 shares of Series B preferred stock were converted into 12,000 shares of Common Stock.

During 1993, the officer/majority stockholder of the Company converted accrued salary in the amount of $120,000 to additional paid-in capital. During 1994, the officer/majority stockholder of the Company converted accrued salary in the amount of $246,000 to an equity security payable in the future at a price per share to be determined at the time of issuance. During 1995, the equity security was converted as partial compensation for the "W" Right.

PRIVATE PLACEMENT OFFERING DATED FEBRUARY 1, 1995 (FEBRUARY 1995 PRIVATE
- ------------------------------------------------------------------------
PLACEMENT)
- ----------

As of April 17, 1995, the closing date of the February Private Placement, the Company received $1,984,000 (net of offering costs of approximately $218,000) from the sale of 1,946,400 shares of Common Stock and warrants (Series G Warrants) to acquire up to 1,236,878 shares of Common Stock, including $450,000 in bridge loans (including accrued interest) that were converted into units offered under the February Private Placement.

The Series G Warrants are exercisable from the date of their issuance through the three years from the effective date of the Company's initial registration statement at $7.50 per share. Under certain conditions as set forth in the warrant agreement, the Company may redeem the Series G Warrants prior to their expiration, at a redemption price of $.25 per Series G Warrant upon not less than 30 days prior written notice to the warrant holders.

In connection with the offering, the Company issued to the placement agent 139,828 warrants (placement agent warrants) to purchase two shares of Common Stock and one Series H Warrant, which are exercisable for a three year period commencing one year from the date of issuance, at an

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     =====================================

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED


NOTE 17 - STOCKHOLDERS' EQUITY (CONTINUED)

exercise price of $1.80. Upon exercise of the placement agent warrants, the Company will issue up to 139,828 Series H Warrants each to purchase one share of Common Stock at an exercised price of $7.50 per share. The Series H Warrants are exercisable for a three year period commencing one year from the date of issuance and are not redeemable by the Company.

PRIVATE PLACEMENT OFFERING DATED MAY 24, 1995 (MAY 1995 PRIVATE PLACEMENT)
- --------------------------------------------------------------------------

As of July 31, 1995, the closing date of the May Private Placement, the Company received $1,248,000 (net of offering costs of approximately $372,000) from the sale of 1,800,000 shares of Common Stock and warrants (Series G Warrants) to acquire up to 900,000 shares of Common Stock. The Series G Warrants are exercisable from the date of their issuance through the three years from the effective date of the Company's initial registration statement at $7.50 per share. Under certain conditions as set forth in the warrant agreement, the Company may redeem the Series G Warrants prior to their expiration, at a redemption price of $.25 per Series G Warrant upon not less than 30 days' prior written notice to the warrant holders.

In connection with the offering, the Company issued to the placement agent 73,560 warrants (placement agent warrants) to purchase two shares of Common Stock and one Series H Warrant, which are exercisable for a three year period commencing one year from the date of issuance, at an exercise price of $1.80. Upon exercise of the placement agent warrants, the Company will issue up to 73,560 Series H Warrants each to purchase one share of Common Stock at an exercised price of $7.50 per share. The Series H Warrants are exercisable for a three year period commencing one year from the date of issuance and are not redeemable by the Company.

The Company has issued 2,136,878 Series G Warrants to date. No warrants have been exercised to date.

PRIVATE PLACEMENT OFFERING DATED JANUARY 31, 1996 (JANUARY 1996 PRIVATE
- -----------------------------------------------------------------------
PLACEMENT)
- ----------

As of January 31, 1996, the closing date of the January Private Placement, the Company received $2,228,000 (net of offering costs of approximately $633,000) from the sales of 1,040,636 shares of Common Stock and warrants (Series J Warrants) to acquire up to 682,078 shares of Common Stock, in addition $1,138,000 in bridge loans (including accrued interest) were converted into units offered under the January 31, 1996 Private Placement (see Note 13).

The Series J warrants are exercisable for a three-year period commencing on the effectiveness of a registration statement covering the shares received upon their exercise. The exercise price of the Series J warrants will be reduced to $5.40 per share in the event that the Company fails to repurchase certain shares of Common Stock by May 31, 1996 and will reduce by $.35 per share for each month subsequent to September 1996 (June 1996 in the event such stock purchase is not effected by May 31) in which a registration statement covering the shares issuable upon exercise of the Series J Warrants is not effective.

In connection with the offering, the Company issued to the placement agent 65,445 warrants (placement agent warrants) to purchase two shares of Common Stock and one Series H Warrant, which are exercisable for a three year period commencing one year from the date of issuance, at an

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     =====================================

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED


NOTE 17 - STOCKHOLDERS' EQUITY (CONTINUED)

exercise price of $2.75. Upon exercise of the placement agent warrants, the Company will issue up to 65,445 Series H Warrants each to purchase one share of Common Stock at an exercised price of $7.50 per share. The Series H Warrants are exercisable for a three year period commencing one year from the date of issuance and are not redeemable by the Company.

PREFERRED STOCK
- ---------------

Series A - The Company issued 13,000 shares, as restructured, of Series A
- --------
preferred stock in connection with the acquisition of NRI. Series A preferred stock is without par value, is non-voting and has no liquidation preferences with respect to any other class or series of the Company's common or preferred stock. In addition, the holders of Series A preferred stock shall be entitled to dividends on the same basis as holders of the Company's Common Stock. They are convertible into Common Stock at a price per share on the date the Company files a registration statement so that conversion of the 13,000 shares will equal $1,040,000 (see Note 2[A]).

Series B - On March 31, 1994, the Company owed FD $887,000. On that date the
- --------
Company issued 591,333 shares of Series B preferred stock, no par value, in exchange for that debt at $1.50 per share. The shares have voting rights under limited conditions, are redeemable at $1.50 per share at the option of the Company, and are convertible into Common Stock at one share of Common Stock for each five shares of preferred stock.

On January 25, 1995, the Company exchanged 291,333 shares of Series B preferred stock as partial consideration for the "W" right and on November 9, 1995, the remaining 300,000 shares were converted into 12,000 shares of Common Stock.

W RIGHT
- -------

On January 25, 1995, the Company conditionally granted to an officer/majority stockholder the right ("W" Right) to acquire shares of Common Stock valued at $1,187,500

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     =====================================

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED


NOTE 17 - STOCKHOLDERS' EQUITY (CONTINUED)

in exchange for: 1) the purchase of MSW technology owned by FD and the officer/majority stockholder; 2) 291,333 Series B preferred shares owned by FD; and 3) the forgiveness of $1,187,500 of accrued salary, royalties and other amounts due to the officer/majority stockholder of which $246,000 was recorded as accrued salary payable in equity security as of September 30, 1994. On August 8, 1995, the officer/majority stockholder exercised that "W" Right and was issued 1,319,445 shares of Common Stock.

NOTE 18 - EXTRAORDINARY ITEMS

The Company owed $510,000 for professional services to a law firm. The Company extinguished $475,000 of the debt in 1993 for $5,000 cash and a $30,000 promissory note. During 1993, the extinguishment of $475,000 has been recorded as an extraordinary gain.

During 1994, the Company extinguished $347,000 of debt for $17,000 cash and $112,000 in notes payable thereby recognizing an extraordinary gain of $218,000.

During 1995, the Company extinguished $896,000 of debt for $90,000 cash thereby recognizing an extraordinary gain of $806,000.

NOTE 19 - COMMITMENTS AND CONTINGENCIES

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     =====================================

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED


NOTE 19 -COMMITMENTS AND CONTINGENCIES (CONTINUED)

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     =====================================

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED


NOTE 19 -COMMITMENTS AND CONTINGENCIES (CONTINUED)

ENVIRONMENTAL LIABILITIES
- -------------------------

In connection with the recycling and processing of ferrous and non-ferrous metals, the Company may come in contact with "hazardous materials" as that term is defined under various environmental laws. Although the Company screens for "hazardous materials" in its raw materials, certain items processed may inadvertently contain such materials, which could result in contamination of the waste by-products and premises. At this time the Company believes that it is in substantial compliance with all applicable environmental laws. Due to the nature of the Company's operations, changes in the environmental laws or inadvertent improper disposal of a hazardous material may result in a violation of such laws subjecting the Company to fines and responsibility for costs attributable to remediation.

LONG-TERM DEBT
- --------------

In conjunction with the acquisition of MRI, previously discussed in Note 2[B], the Company executed a promissory note on February 28, 1995 in the amount of $1,200,000 payable to MRI, bearing interest at 8%, due February 28, 1998. Accrued interest is payable on March 31, 1995, and on June 30, September 30, December 31, and March 31 of each calendar year thereafter through maturity. Under the terms of the note payable, the Company was required to transfer $1,150,000 of the proceeds from the note payable to NRI and is prohibited from obtaining any repayment from NRI until the ACI Option expires unexercised. If the ACI Option is exercised, the note payable will no longer be due to MRI.

INSURANCE
- ---------

The Company partially self insures for casualty losses on property, plant and equipment at its NRI subsidiary.

NOTE 20 - LEASES

OPERATING LEASES
- ----------------

On June 8, 1995, the Company entered into an operating lease agreement for office space. The term of the lease is through June 2000, with monthly rent expense beginning at $1,800 and increasing to $3,900 per month.

During December 1995, the Company entered into lease agreements for yard facilities. The agreement with Anglo requires payments of $2,500 per month through December 2005 (see Note 2[C]) and the other agreement requires annual rent of $16,000 payable quarterly through December 2000.

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     =====================================

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED


NOTE 20 - LEASES (CONTINUED)

Future minimum lease payments are as follows for the years ending:

                                                  SEPTEMBER 30,    MARCH 31,
                                                      1995           1996
                                                  -------------   -----------
                                                                  (UNAUDITED)
 1996                                             $      44,000   $         -
 1997                                                    45,000        90,000
 1998                                                    45,000        91,000
 1999                                                    46,000        92,000
 2000                                                    35,000        93,000
 2001                                                                  52,000
 Thereafter                                                 -         140,000
                                                  -------------   -----------

                                                  $     215,000   $   558,000
                                                  =============   ===========

Rent expense for the years ended September 30, 1995, 1994, 1993 and the six months ended March 31, 1996, was approximately $47,000, $48,000, $48,000 and $42,000, respectively.

CAPITAL LEASES
- --------------

NRI leases certain equipment under a capital lease obligation through November 1997. The obligation under the capital lease has been recorded in the accompanying financial statements at the present value of future minimum lease payments, discounted at an interest rate of 10.5%.

The Company leases the equipment acquired from Anglo under a capital lease obligation (see Note 2[C]). In connection with the lease agreement, the Company issued a warrant to the leasing company to acquire 53,600 shares of the Company's Common Stock at $5.00 per share exercisable over a period of three years from the date of issuance. At March 31, 1996, the Company was in violation with certain covenants under the capital lease obligation. The lessor has granted the Company a waiver of lease covenant violations through April 1, 1997 and the Company anticipates negotiating with the lessor to amend the lease agreement to revise the provisions for which the Company is not in compliance.

The capitalized cost, accumulated depreciation, and depreciation expense relating to this equipment was as follows:

                                                 SEPTEMBER 30,     MARCH 31,
                                                      1995           1996
                                                 -------------   ------------
                                                                  (UNAUDITED)
Capitalized cost                                 $     118,000   $  1,918,000
Accumulated depreciation                                (6,000)       (72,000)
                                                 -------------   ------------

                                                 $     112,000   $  1,846,000
                                                 =============   ============

Depreciation expense                             $       6,000   $     66,000
                                                 =============   ============

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     =====================================

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED


NOTE 20 - LEASES (CONTINUED)

The future minimum lease payments under the capital lease and net present value of future minimum lease payments are as follows for the year ending:

                                                  SEPTEMBER 30,    MARCH 31,
                                                       1995          1996
                                                  --------------  -----------
                                                                  (UNAUDITED)
1996                                                   $ 44,000   $      -
1997                                                     41,000      528,000
1998                                                      6,000      512,000
1999                                                        -        486,000
2000                                                        -        486,000
2001                                                        -        366,000
                                                       --------   ----------

Total future minimum payments                            91,000    2,378,000
Amount representing interest                            (13,000)    (612,000)
                                                       --------   ----------

Present value of future minimum lease payments           78,000    1,766,000

Less current portion                                     37,000      314,000
                                                       --------   ----------

                                                       $ 41,000   $1,452,000
                                                       ========   ==========

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     =====================================

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED


NOTE 21 - SUPPLEMENTAL INFORMATION TO STATEMENT OF CASH FLOWS FOR
          NONCASH INVESTING AND FINANCING ACTIVITIES

                                  FOR THE YEAR ENDED           SIX MONTHS ENDED
                               -------------------------   ------------------------
                                      SEPTEMBER 30,                MARCH 31,
                               -------------------------   ------------------------
                                   1995         1994          1996         1995
                               -----------   -----------   -----------  -----------
                                                           (UNAUDITED)  (UNAUDITED)
Cash paid for interest         $   407,000   $       -     $   194,000  $   222,000
                               ===========   ===========   ===========  ===========

Stock issued for conversion
  of bridge financing          $   150,000   $       -     $ 1,137,000  $   150,000
                               ===========   ===========   ===========  ===========
Acquisition of subsidiaries
  for stock                    $       -     $ 6,725,000   $   925,000  $ 1,200,000
                               ===========   ===========   ===========  ===========
Purchase of equipment for
  notes payable                $    56,000   $     5,000   $    25,000  $    35,000
                               ===========   ===========   ===========  ===========
Sale of 25% interest in
  subsidiary for note
  receivable                   $       -     $   900,000   $       -    $       -
                               ===========   ===========   ===========  ===========
Reversal of deferred gain
  on sale of subsidiary        $   751,000   $       -     $       -    $       -
                               ===========   ===========   ===========  ===========
Common stock issued for
  relief of debt               $       -     $ 1,351,000   $       -    $       -
                               ===========   ===========   ===========  ===========
Preferred stock issued for
  extinguishment
  of debt                      $       -     $   887,000   $       -    $       -
                               ===========   ===========   ===========  ===========
Conversion of accrued
  salary to equity             $       -     $   246,000   $       -    $       -
                               ===========   ===========   ===========  ===========
Restructure of preferred
  stock to debt                $ 2,300,000   $       -     $       -    $ 2,300,000
                               ===========   ===========   ===========  ===========
Issuance of common
  stock to chief executive
  officer                      $   437,000   $       -     $       -    $       -
                               ===========   ===========   ===========  ===========
Acquisition of equipment
  under capital lease          $   113,000   $       -     $       -    $   113,000
                               ===========   ===========   ===========  ===========
Contract to acquire land
  and building acquired
  for note payable             $       -     $       -     $   446,000  $       -
                               ===========   ===========   ===========  ===========
Acquisition of Anglo
  inventory for note
  payable                      $       -     $       -     $ 1,366,000  $       -
                               ===========   ===========   ===========  ===========
Capital lease obligation
  incurred to finance
  Anglo acquisition            $       -     $       -     $ 1,800,000  $       -
                               ===========   ===========   ===========  ===========
Intangible acquired for a
  note payable                 $       -     $       -     $   750,000  $       -
                               ===========   ===========   ===========  ===========

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     =====================================

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED


NOTE 22 - SUBSEQUENT EVENTS


PRIVATE PLACEMENT

On April 8, 1996 the Company completed a private placement. The Company received $228,000 (net of offering costs of $20,000) from the sale of 90,000 shares of Common Stock and warrants (Series J Warrants) to acquire up to 45,000 shares of Common Stock at $7.50 per share. The Series J Warrants are exercisable for a three-year period commencing on the effectiveness of a registration statement covering the shares received upon their exercise. The exercise price of the Series J Warrants will be reduced to $5.40 per share in the event that the Company fails to repurchase certain shares of Common Stock by May 31, 1996 and will reduce by $.35 per share for each month subsequent to September 1996 (June 1996 in the event such stock purchase is not effected by May 31) in which a registration statement covering the shares issuable upon exercise of the Series J warrants is not effective.

In connection with the offering, the Company issued to the placement agent 4,500 warrants (placement agent warrants) to purchase two shares of Common Stock and one Series H Warrant, which are exercisable for a three year period commencing one year from the date of issuance, at an exercise price of $2.75. Upon exercise of the placement agent warrants, the Company will issue up to 4,500 Series H Warrants each to purchase one share of Common Stock at an exercised price of $7.50 per share. The Series H Warrants are exercisable for a three year period commencing one year from the date of issuance and are not redeemable by the Company.

ACQUISITION OF MID-AMERICA
- --------------------------

On April 15,1996, the Company acquired substantially all of the assets (excluding cash and accounts receivable) of Mid-America Shredding, Inc. The assets acquired consist of real property, buildings, a heavy duty automotive shredder, a wire chopping plant and heavy equipment and tools used in the business of recycling ferrous and non-ferrous metals. The purchase price totaled $1,925,000, settled through the assumption of outstanding bank debt of $1,210,000, $660,000 cash paid at closing and a $55,000 note, payable over eight months. The purchase price is allocated as follows:

     Inventories                                                $     55,000
     Land                                                            300,000
     Buildings and improvements                                      560,000
     Machinery and equipment                                       1,000,000
     Closing costs                                                    10,000
                                                                ------------

          Total                                                 $  1,925,000
                                                                ============

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     =====================================

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED


NOTE 22 - SUBSEQUENT EVENTS (CONTINUED)

AGREEMENT TO ACQUIRE WEISSMAN
- -----------------------------

In April 1996, the Company reached agreement for the purchase of the stock of Weissman Iron and Metal for cash of $12,400,000, subject to adjustment at closing. Weissman operates in the business of recycling ferrous and non-ferrous metals in and around Waterloo, Iowa. The purchase price is anticipated to be funded through a combination of a public offering of the Company's securities and bank debt.

PROPOSED FINANCING AGREEMENT
- ----------------------------

In April 1996, the Company entered into a letter of intent for a $10,000,000 to $11,000,000 financing agreement. Advances would be subject to certain asset eligibility computations and interest would be at the Bank of America Reference Rate plus 2% except for the over advance facility which would be plus 3%. The agreement would be collateralized by a first security interest on all of the Company's assets. Closing of the financing agreement is conditional upon completion of the lender due diligence including, among other things, appraisals, documentations and certain financial requirements.

PROPOSED PUBLIC OFFERING
- ------------------------

On March 27, 1996, the Company entered into a letter of intent with an underwriter to sell 4,400,000 shares of the Company's Common Stock in a public offering. Upon a registration statement being declared effective, the 4,400,000 shares would be sold along with 492,448 shares which would also be sold by certain security holders.

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS REPORT
                         ON THE SUPPLEMENTAL SCHEDULES






To the Board of Directors and Stockholders
Recycling Industries, Inc.
Denver, Colorado


Our audit was made for the purpose of forming an opinion on the basic consolidated financial statements, taken as whole. The schedules to the consolidated financial statements referred to in the accompanying index are presented for the purpose of additional analysis and are not a required part of the basic financial statements. Such information for the year ended September 30, 1995 has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements. In our opinion, such information for the year ended September 30, 1995 is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.




                                          BDO SEIDMAN, LLP

DENVER, COLORADO
MAY 17, 1996

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS REPORT
                         ON THE SUPPLEMENTAL SCHEDULES







To the Board of Directors and Stockholders
Recycling Industries, Inc.
Denver, Colorado


Our audit was made for the purpose of forming an opinion on the basic consolidated financial statements, taken as whole. The schedules to the consolidated financial statements referred to in the accompanying index are presented for the purpose of additional analysis and are not a required part of the basic financial statements. Such information for the year ended September 30, 1994 has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements. In our opinion, such information for the year ended September 30, 1994 is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.


                                          AJ.  ROBBINS, PC.
                                          CERTIFIED PUBLIC ACCOUNTANTS
                                          AND CONSULTANTS


DENVER, COLORADO
November 3, 1995

                           RECYCLING INDUSTRIES, INC.
           SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                                 BALANCE SHEETS
                          SEPTEMBER 30, 1995 AND 1994

               ================================================


                                     ASSETS
                                     ------

                                                         1995         1994
                                                     ----------   ----------
CURRENT ASSETS:
  Cash                                               $  126,000   $   77,000
  Prepaid expenses                                        8,000       28,000
  Accounts receivable-related party                     219,000          -
                                                     ----------   ----------

     Total Current Assets                               353,000      105,000

Investment in subsidiaries                            5,012,000    3,612,000
Advances to NRI                                       1,532,000          -
Property, plant and equipment,
  net of accumulated depreciation
  of $11,000 and $72,000                                 11,000       18,000
Note receivable, related party                              -        859,000
Engineering plans, net of accumulated
  amortization  of $1,107,000 and $890,000              188,000      405,000
Deferred tax asset                                      800,000
Investment, at cost                                     277,000          -
Acquisition costs                                        61,000      164,000
Goodwill, net of accumulated amortization of
  $29,000 and $7,000                                    188,000      168,000
Other assets                                             30,000       25,000
                                                     ----------   ----------

     Total Assets                                    $8,452,000   $5,356,000
                                                     ==========   ==========




THE "NOTES TO CONSOLIDATED FINANCIAL STATEMENTS OF RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES" ARE AN INTEGRAL PART OF THESE STATEMENTS

                      SEE ACCOMPANYING NOTES TO CONDENSED
                      FINANCIAL INFORMATION OF REGISTRANT

                           RECYCLING INDUSTRIES, INC.
           SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                           BALANCE SHEETS (CONTINUED)
                          SEPTEMBER 30, 1995 AND 1994

               ================================================


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

                                                              1995           1994
                                                         ------------   ------------
CURRENT LIABILITIES:
  Notes payable                                          $     61,000   $    380,000
  Note payable, related party                                     -            8,000
  Trade accounts payable                                      260,000        551,000
  Professional services payable                                   -          255,000
  Accrued expenses                                             64,000        513,000
  Income taxes payable                                         86,000            -
  Current portion of long term debt                           125,000            -
  Current portion of long term debt, related party            182,000            -
                                                         ------------   ------------

     Total Current Liabilities                                778,000      1,707,000

Deferred gain                                                     -          751,000
Long-term debt, net of current portion                            -          125,000

Long-term debt, related party, net of current portion       2,920,000            -
                                                         ------------   ------------

     Total Liabilities                                      3,698,000      2,583,000
                                                         ------------   ------------

Preferred stock                                             1,762,000      4,499,000
Common stock                                                    8,000          3,000
Additional paid-in capital                                 13,120,000      8,269,000
Accrued salary payable in equity security                         -          246,000
Accumulated (deficit)                                     (10,136,000)   (10,044,000)
                                                         ------------   ------------

     Total Stockholders' Equity                             4,754,000      2,973,000
                                                         ------------   ------------

                                                         $  8,452,000   $  5,556,000
                                                         ============   ============




THE "NOTES TO CONSOLIDATED FINANCIAL STATEMENTS OF RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES" ARE AN INTEGRAL PART OF THESE STATEMENTS

                      SEE ACCOMPANYING NOTES TO CONDENSED
                      FINANCIAL INFORMATION OF REGISTRANT

                           RECYCLING INDUSTRIES, INC.
           SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                            STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED SEPTEMBER 30, 1995 AND 1994

            =======================================================

                                                   1995          1994
                                               ------------  ------------
REVENUES:
  Sales                                        $    37,000   $       -
  Interest income                                   35,000        19,000
                                               -----------   -----------

                                                    72,000        19,000
                                               -----------   -----------
COSTS AND EXPENSES:
  Cost of sales                                     29,000           -
  Personnel                                        312,000       204,000
  Professional services                            485,000       604,000
  Travel                                            27,000        60,000
  Occupancy                                         51,000        47,000
  Other general and administrative                 140,000        40,000
  Depreciation and amortization                    251,000       229,000
  Bad debt expense                                 123,000           -
  Interest                                         196,000        34,000
                                               -----------   -----------

                                                 1,614,000     1,218,000
                                               -----------   -----------

(LOSS) BEFORE EXTRAORDINARY GAIN                (1,542,000)   (1,199,000)

EXTRAORDINARY GAIN FROM SETTLEMENT OF DEBTS        739,000       218,000
                                               -----------   -----------

(LOSS) BEFORE INCOME TAXES                        (803,000)     (981,000)

(BENEFIT) FROM INCOME TAXES                       (711,000)          -
                                               -----------   -----------

NET (LOSS)                                     $   (92,000)  $  (981,000)
                                               ===========   ===========





THE "NOTES TO CONSOLIDATED FINANCIAL STATEMENTS OF RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES" ARE AN INTEGRAL PART OF THESE STATEMENTS

                      SEE ACCOMPANYING NOTES TO CONDENSED
                      FINANCIAL INFORMATION OF REGISTRANT

                           RECYCLING INDUSTRIES, INC.
           SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                            STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED SEPTEMBER 30, 1995 AND 1994

             =====================================================

                                                           1995         1994
                                                       -----------   -----------
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
  Net (loss)                                           $   (92,000)  $  (981,000)
  Adjustments to reconcile net loss to net cash:
     Depreciation and amortization                         246,000       230,000
     Extraordinary gain from extinguishment of debt       (806,000)     (218,000)
     Deferred income taxes                                (800,000)          -
     Write-off acquisition costs                               -          15,000
     Bad debt expense                                      123,000           -
     Issuance of stock for services                         25,000       244,000
     Changes in assets and liabilities:
       Accounts receivable-related parties                     -         (40,000)
       Prepaid expenses                                     20,000           -
       Advances to subsidiaries                           (632,000)          -
       Other assets                                         (5,000)          -
       Accounts payable                                   (316,000)      479,000
       Accrued liabilities                                (103,000)      (27,000)
       Income taxes payable                                 86,000           -
                                                       -----------   -----------

        Net Cash (Used) in Operating Activities         (2,254,000)     (298,000)
                                                       -----------   -----------

CASH FLOWS FROM (TO) INVESTING ACTIVITIES:
  Collections on note receivable                               -          41,000
  Additions to acquisition costs and goodwill             (103,000)     (263,000)
  Acquisition of Loef                                     (113,000)          -
  Advances to related parties                             (234,000)          -
                                                       -----------   -----------

        Net Cash (Used) in Investing Activities           (450,000)     (222,000)
                                                       -----------   -----------

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
  Proceeds from borrowings                                 150,000       323,000
  Proceeds from borrowings-related parties                     -         356,000
  Principal payments on borrowings-related parties        (106,000)     (137,000)
  Proceeds from issuance of common stock                 2,798,000        55,000
  Principal payments on borrowings                         (89,000)          -
                                                       -----------   -----------

        Net Cash Provided by Financing Activities        2,753,000       597,000
                                                       -----------   -----------

Increase in Cash                                            49,000        77,000

CASH, beginning of period                                   77,000           -
                                                       -----------   -----------

CASH, end of period                                    $   126,000   $    77,000
                                                       ===========   ===========


THE "NOTES TO CONSOLIDATED FINANCIAL STATEMENTS OF RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES" ARE AN INTEGRAL PART OF THESE STATEMENTS

                      SEE ACCOMPANYING NOTES TO CONDENSED
                      FINANCIAL INFORMATION OF REGISTRANT

                      FINANCIAL INFORMATION OF REGISTRANT


                          RECYCLING INDUSTRIES, INC.
                                   SCHEDULE I
            NOTES TO CONDENSED FINANCIAL INFORMATION OF REGISTRANT

               ================================================

NOTE 1 - BASIS OF PRESENTATION

Pursuant to the rules and regulations of the Securities and Exchange Commission, the Condensed Financial Statements of the Registrant do not include all of the information and notes normally included with financial statements prepared in accordance with generally accepted accounting principles. It is, therefore, suggested that these Condensed Financial Statements be read in conjunction with the Consolidated Financial Statements and Notes thereto included in the Registrant's Annual Report as referenced in Form 10-K. Part II, Item 8.

NOTE 2 - LONG-TERM DEBT

The components of long-term debt are as follows at September 30, 1995 and 1994:

  5% note due December 1, 1995                $   125,000
                                              ===========

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
Anglo Metal, Inc.
Harlingen, Texas


We have audited the accompanying balance sheets of Anglo Metal, Inc. dba Anglo Iron & Metal, as of December 31, 1995 and 1994 and the related statements of operations, changes in stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Anglo Metal, Inc. dba Anglo Iron & Metal, as of December 31, 1995 and 1994 and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1995 in conformity with generally accepted accounting principles.



                                        AJ. ROBBINS, PC.
                                        CERTIFIED PUBLIC ACCOUNTANTS
                                        AND CONSULTANTS

DENVER, COLORADO
MARCH 22, 1996

                               ANGLO METAL, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                          ============================


                                     ASSETS
                                     ------

                                                     1995        1994
                                                  ----------  ----------
CURRENT ASSETS:
  Cash                                            $      -    $  146,000
  Trade accounts receivable, pledged                 641,000     660,000
  Other receivables, related parties                  70,000      75,000
  Inventories                                      1,437,000   1,041,000
  Prepaid expenses                                    56,000      52,000
                                                  ----------  ----------

          Total Current Assets                     2,204,000   1,974,000
                                                  ----------  ----------

PROPERTY, PLANT  AND EQUIPMENT, net of
  accumulated depreciation and amortization of
  $703,000 and $614,000                            1,300,000   1,332,000
                                                  ----------  ----------


OTHER ASSETS:
  Cash surrender value life insurance                116,000     111,000
  Other                                               16,000         -
                                                  ----------  ----------

          Total Other Assets                         132,000     111,000
                                                  ----------  ----------

                                                  $3,636,000  $3,417,000
                                                  ==========  ==========

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                               ANGLO METAL, INC.
                           BALANCE SHEETS (CONTINUED)
                           DECEMBER 31, 1995 AND 1994

                          ============================


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

                                                           1995          1994
                                                      ------------  ------------
CURRENT LIABILITIES:
 Bank overdraft                                       $    218,000  $        -
 Trade accounts payable                                    373,000       638,000
 Line of credit, bank                                          -         839,000
 Accrued liabilities                                        34,000        53,000
 Income taxes payable                                      140,000           -
 Environmental cleanup liabilities                       1,194,000     1,194,000
 Due to Recycling Industries, Inc.                       1,588,000           -
 Current portion of long-term debt                             -           8,000
 Current portion of capital lease                              -          64,000
                                                      ------------  ------------

   Total Current Liabilities                             3,547,000     2,796,000
                                                      ------------  ------------

LONG-TERM DEBT:
 Long-term debt, less current portion                          -         226,000
 Capital lease, less current portion                           -          46,000
                                                      ------------  ------------

   Total Long-Term Debt                                        -         272,000
                                                      ------------  ------------

   Total Liabilities                                     3,547,000     3,068,000
                                                      ------------  ------------

COMMITMENTS AND CONTINGENCIES:

STOCKHOLDERS' EQUITY:
 Common stock, $1.00 par value; 1,000,000 shares
  authorized; 50,000 shares issued and outstanding          50,000        50,000
 Retained earnings                                          39,000       299,000
                                                      ------------  ------------

                                                            89,000       349,000
                                                      ------------  ------------

   Total Stockholders' Equity                         $  3,636,000  $  3,417,000
                                                      ============  ============

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                               ANGLO METAL, INC.
                           STATEMENTS OF OPERATIONS
             FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                        ==============================


                                                    1995         1994          1993
                                              ------------  -----------  ------------
REVENUES:
  Sales                                        $15,116,000  $12,128,000  $10,189,000
  Brokerage                                        216,000      700,000      352,000
  Other                                              7,000       38,000       20,000
                                               -----------  -----------  -----------

          Total Revenues                        15,339,000   12,866,000   10,561,000
                                               -----------  -----------  -----------

COST OF SALES AND EXPENSES:
  Cost of sales                                 13,739,000   11,398,000    9,698,000
  Cost of brokerage                                181,000      600,000      324,000
  Environmental cleanup costs                          -            -        729,000
  Personnel                                        414,000      346,000      422,000
  Professional services                             66,000       32,000       31,000
  Depreciation and amortization                     11,000       11,000       10,000
  Interest                                         133,000      102,000       56,000
  Other general and administrative                 336,000      205,000      156,000
                                               -----------  -----------  -----------

          Total Cost of Sales and Expenses      14,880,000   12,694,000   11,426,000
                                               -----------  -----------  -----------

INCOME (LOSS) BEFORE INCOME TAXES                  459,000      172,000     (865,000)

PROVISION FOR INCOME TAXES                         140,000          -            -
                                               -----------  -----------  -----------

NET INCOME (LOSS)                              $   319,000  $   172,000  $  (865,000)
                                               ===========  ===========  ===========



                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                               ANGLO METAL, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                    =======================================


                                    COMMON STOCK           RETAINED
                              -------------------------
                                 SHARES        AMOUNT      EARNINGS        TOTAL
                              -----------   -----------   -----------   -----------
Balance, December 31, 1992         50,000   $    50,000   $ 1,290,000   $ 1,340,000
Net (loss)                                                   (865,000)     (865,000)
Dividends paid                                                (97,000)      (97,000)
                              -----------   -----------   -----------   -----------
Balance, December 31, 1993         50,000        50,000       328,000       378,000
Net income                                                    172,000       172,000
Dividends paid                                               (201,000)     (201,000)
                              -----------   -----------   -----------   -----------

Balance, December 31, 1994         50,000        50,000       299,000       349,000
Net income                                                    319,000       319,000
Dividends paid                                               (579,000)     (579,000)
                              -----------   -----------   -----------   -----------
Balance, December 31, 1995         50,000   $    50,000   $    39,000   $    89,000
                              ===========   ===========   ===========   ===========




                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                               ANGLO METAL, INC.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                 ============================================

                                                                   1995           1994          1993
                                                               ------------  -------------  ------------
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
  Net income (loss)                                            $    319,000   $    172,000  $   (865,000)
  Adjustments to reconcile net income to net
   cash provided (used) by operating activities:
     Depreciation and amortization                                  105,000        113,000       100,000
     Changes in:
        Trade accounts receivable                                    19,000       (335,000)      224,000
        Other receivables, related parties                            5,000          5,000       (24,000)
        Inventories                                                (396,000)      (135,000)       92,000
        Prepaid expenses                                             (4,000)       (24,000)       38,000
        Bank overdraft                                              218,000            -          (6,000)
        Trade accounts payable                                     (265,000)        73,000       (67,000)
        Accrued liabilities                                           7,000        (32,000)     (111,000)
        Income taxes payable                                        140,000            -             -
        Environmental cleanup liabilities                               -              -         729,000
                                                               ------------  -------------  ------------

          Net Cash Provided (Used) by  Operating Activities         148,000       (163,000)      110,000
                                                               ------------  -------------  ------------

CASH FLOWS FROM (TO) INVESTING ACTIVITIES:
  Purchase of property and equipment                                (56,000)      (162,000)     (168,000)
  Proceeds from sale of equipment                                       -            2,000           -
  Increase in deposits                                              (16,000)           -             -
  Increase in cash surrender value
     life insurance                                                  (5,000)        (8,000)      (41,000)
                                                               ------------  -------------  ------------

          Net Cash (Used) by Investing Activities                   (77,000)      (168,000)     (209,000)
                                                               ------------  -------------  ------------

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
  Issuance of long-term debt                                        247,000            -             -
  Payments on long-term debt                                        (36,000)        (8,000)       (3,000)
  Advances on line of credit                                        250,000      1,452,000       637,000
  Repayment on line of credit                                       (49,000)      (867,000)     (712,000)
  Payments on capital lease obligation                              (50,000)       (58,000)      (40,000)
  Dividends paid                                                   (579,000)      (201,000)      330,000
                                                               ------------  -------------  ------------

          Net Cash Provided (Used) by  Financing Activities        (217,000)       318,000       212,000
                                                               ------------  -------------  ------------

NET INCREASE (DECREASE) IN CASH                                    (146,000)       (13,000)      113,000

CASH, beginning of year                                             146,000        159,000        46,000
                                                               ------------  -------------  ------------

CASH, end of year                                              $        -    $     146,000  $    159,000
                                                               ============  =============  ============

CASH PAID FOR INTEREST                                         $     48,000  $     102,000  $     56,000
                                                               ============  =============  ============

See Note 13


                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                               ANGLO METAL, INC.
                         NOTES TO FINANCIAL STATEMENTS
                       DECEMBER 31, 1995, 1994 AND 1993

                        ==============================

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACTIVITY
- --------
Anglo Metal, Inc. dba Anglo Iron & Metal (Anglo) was incorporated in the State of Texas in December 1985. Anglo operates in the metals recycling industry (purchasing, processing, selling and brokering ferrous and non-ferrous metals) with its operations located in southern Texas. Anglo operates one of 12 heavy duty automotive shredders located in Texas. Processed scrap is sold to steel mill customers and other metals processors throughout the southern region of the United States and northern Mexico.

SALE OF ANGLO
- -------------

On December 11, 1995, Anglo sold to Recycling Industries, Inc. (RII) substantially all of the assets and the business of Anglo.

The assets sold consisted of a heavy duty automotive shredder, inventories, metal shearing equipment, balers, heavy equipment, tools and rolling stock used in the business of recycling ferrous and non-ferrous metals. Certain real property, buildings and leasehold improvements used in the metals recycling business were also sold.

The sales price for Anglo was $6,065,000 comprised of: $2,079,000 in cash; $1,865,000 note which is to be paid in eight equal monthly installments of $233,000 over eight months beginning in February 1996; a $446,000 secured promissory note payable in 60 consecutive monthly installments of $9,000, including interest; a $750,000 unsecured note payable in 72 equal consecutive monthly installments of $10,000, including interest; and 227,693 shares of RII common stock valued at $925,000.

Of the cash received at the closing of the sale, $1,800,000 was obtained through a sale-leaseback transaction with Ally Capital Corporation, collateralized by all of the machinery and equipment sold, accounts receivable and inventory, which has been recorded as a capital lease. The terms of the sale-leaseback provide for 60 consecutive monthly lease payments of $41,000 with a bargain purchase option at the end of the lease term. The lease contains numerous covenants for maintaining certain financial ratios and earnings levels. The remaining $279,000 paid at closing was obtained from the operating cash reserves and working capital of RII.

RII signed a consulting and non-competition agreement with the president of Anglo. The term of the noncompete portion is for a term of six years and is valued at $1,000,000 which will be amortized over the term of the agreement using the straight line method. The consulting portion is for a term of six months and is payable $5,000 per month.

The real property sold and the common stock given by RII have been placed in escrow to provide for the remediation of environmental contamination related to the operations of Anglo prior to the acquisition.

                               ANGLO METAL, INC.
                         NOTES TO FINANCIAL STATEMENTS
                       DECEMBER 31, 1995, 1994 AND 1993

                          ===========================

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The purchase price has been allocated as follows:

     Equipment under capital lease                      $ 1,800,000
     Contract to acquire land and buildings                  70,000
     Covenant not to compete                              1,000,000
     Inventories                                          1,365,000
     Purchase price in excess of net assets acquired      1,830,000
                                                        -----------

          Total purchase price                            6,065,000

     Notes payable                                       (3,061,000)
     RII common stock                                      (925,000)
                                                        -----------

     Cash paid at closing                                 2,079,000
     Capital lease obligation                            (1,800,000)
                                                        -----------

          Cash from operating capital                   $   279,000
                                                        ===========

CONCENTRATION OF CREDIT RISK
- ----------------------------
Concentrations of credit risk with respect to trade receivables exist due to large balances with a few customers. At December 31, 1995 and 1994, accounts receivable balances for three major customers were $336,476 and $320,335, or 54% and 49%, respectively, of the total accounts receivable balance. Ongoing credit evaluations of customers' financial condition are performed and, generally, no collateral is required. Anglo does not maintain reserves for potential credit losses since such past losses, in the aggregate, have not been significant; therefore, the allowance for doubtful accounts receivable is zero at December 31, 1995 and 1994. Customers are located throughout the Southern region of the United States and Mexico.

INVENTORIES
- -----------
Inventories consist primarily of ferrous and non-ferrous scrap metal. Inventory costs include material, labor and plant overhead. Inventory is stated at lower of cost (first-in, first-out) or market.

PROPERTY, PLANT AND EQUIPMENT
- -----------------------------
Property, plant and equipment are recorded at cost. Depreciation and amortization expense is provided on a straight-line basis using estimated useful lives of 5 to 20 years for equipment and 40 years for building and improvements. Depreciation and amortization expense of property, plant and equipment was $105,184, $113,060 and $100,419 for the years ended December 31, 1995, 1994 and
1993, respectively. Maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized. When assets are retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is credited or charged to operations.

ENVIRONMENTAL EXPENDITURES
- --------------------------
Environmental expenditures that relate to current operations are capitalized if the costs improve Anglo's property as compared to the condition of the property when originally constructed or acquired or if the costs prevent environmental contamination from future operations. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments are made or remedial efforts are probable and the cost can be reasonably estimated.

                               ANGLO METAL, INC.
                         NOTES TO FINANCIAL STATEMENTS
                       DECEMBER 31, 1995, 1994 AND 1993

                          ===========================


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

These amounts are generally accrued upon the completion of feasibility studies or the settlement of claims, but in no event later than Anglo's commitment to a plan of action.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS
- -----------------------------------------------------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL STATEMENTS
- ----------------------------------
The carrying amounts of cash, accounts receivable, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items. The fair value of notes payable was estimated based on market values for debt with similar terms. Management believes that the fair value of that debt approximates its carrying value.

INCOME TAXES
- ------------
Anglo and its stockholders have elected under the Internal Revenue Code to be an S-corporation for tax purposes. In lieu of corporate income taxes, the stockholders of an S-corporation are taxed on their proportionate share of its taxable income. Accordingly, no provision or liability for federal income taxes has been included in these financial statements for Anglo for 1994 and 1993. On January 1, 1995, Anglo terminated its S-corporation election.

Effective January 1, 1995, Anglo adopted Statement of Financial Accounting Standards No. 109 (FAS 109), Accounting for Income Taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of the assets and liabilities and their financial statement amounts at the end of each reporting period. Valuation allowances will be established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the current period and the change during the period in deferred tax assets and liabilities. Deferred tax assets and liabilities have been netted to reflect the tax impact of temporary differences. The adoption of FAS 109 and termination of the S-corporation election resulted in recognition of a net deferred tax asset of $250,000. Anglo has not recorded a deferred tax asset at January 1, 1995 or December 31, 1995 since it was more likely than not that the tax assets would not be realized. Therefore, the adoption of FAS 109 and the termination of the S-corporation election did not have a material effect on Anglo's financial statements and there was no cumulative effect of this change in accounting for income taxes at January 1, 1995. There is also no effect on net income for the year ended December 31, 1995.

CASH
- ----
For purposes of reporting cash flows, Anglo considers all funds with original maturities of three months or less to be cash equivalents.

                               ANGLO METAL, INC.
                         NOTES TO FINANCIAL STATEMENTS
                       DECEMBER 31, 1995, 1994 AND 1993

                        ==============================

NOTE 2 - INVENTORIES

Inventories, pledged, consist of the following at:

                                                  DECEMBER 31,
                                            -----------------------
                                               1995         1994
                                            ----------   ----------
          Raw materials                     $  766,000   $  866,000
          Finished goods                       671,000      175,000
                                            ----------   ----------

                                            $1,437,000   $1,041,000
                                            ==========   ==========


Included in inventory are $50,000 and $10,000 of indirect costs at December 31, 1995 and 1994, respectively.

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, pledged, consists of the following at:

                                                         DECEMBER 31,
                                                  ------------------------
                                                      1995          1994
                                                  ----------    ----------
     Land                                         $   10,000    $   10,000
     Building and improvements                       109,000       109,000
     Heavy machinery and equipment                 1,762,000     1,482,000
     Transportation equipment                         99,000       115,000
     Asset under capital lease obligation                -         208,000
     Office equipment                                 23,000        22,000
                                                  ----------    ----------

           Total                                   2,003,000     1,946,000
     Less accumulated depreciation
        and amortization                            (703,000)     (614,000)
                                                  ----------    ----------

           Net                                    $1,300,000    $1,332,000
                                                  ==========    ==========

NOTE 4 - CASH SURRENDER VALUE LIFE INSURANCE

Anglo is the beneficiary of a life insurance policy on the President of Anglo. The face amount of the policy is $1,800,000. Anglo's cash surrender value was $116,000 and $111,000 at December 31, 1995 and 1994, respectively. The policy is collateral for bank debt.

NOTE 5 - ACCRUED EXPENSES

Accrued expenses consists primarily of accrued salaries and related expenses at December 31, 1995 and 1994.

                               ANGLO METAL, INC.
                         NOTES TO FINANCIAL STATEMENTS
                       DECEMBER 31, 1995, 1994 AND 1993

                          ===========================

NOTE 6 - LINE OF CREDIT

Anglo has a revolving line of credit with a bank for a maximum of $250,000 with interest at prime plus 1% (10% at December 31, 1995) collateralized by equipment, inventory, accounts receivable, officer life insurance policy and stockholder and officer personal guarantees. The balance was zero at December 1995 (see Note 8).

NOTE 7- LONG-TERM DEBT

Long-term debt consists of the following at:

                                                       DECEMBER 31,
                                                   --------------------
                                                     1995        1994
                                                   --------    --------
Note payable to individual with original
principal of $245,000 and interest at 10%
per annum; monthly principal and interest
payments of $2,600; collateralized by a
$1,800,000 key man life insurance policy;
paid December 1995 (see Note 8).
                                                   $    -      $222,000
Note payable to bank with original principal
amount of $17,200 and interest at 11% per
annum; monthly principal and interest
payments of $800; collateralized by
equipment; paid December 1995 (see Note 8).
                                                        -        12,000
                                                   --------    --------
                                                                234,000
Less current portion                                    -         8,000
                                                   --------    --------

                                                   $    -      $226,000
                                                   ========    ========

NOTE 8 - DEBT RESTRUCTURE

In connection with the sale of Anglo to RII, certain debt of Anglo was paid by RII prior to December 31, 1995 and has been recorded in the financial statements as advances from RII, a current liability. The following is a summary of the debt restructure.

     In December 1995, RII entered into an agreement with an unrelated entity
     (BAF) whereby BAF advances 80% of the purchased trade accounts receivable and collects payments on purchased receivables from Anglo's customers. BAF charges RII an administrative fee equal to 1% of the face amount of the purchased receivables and a monthly finance charge in the amount of 10% of the average daily outstanding balance of all purchased receivables. RII is required to repurchase any receivables not collected from customers within 90 days. The balance at December 31, 1995 was $11,000.

     On December 13, 1995, RII entered into a capital lease with Ally Capital Corporation for $1,800,000 of equipment acquired from Anglo (see Note 1). The proceeds were used to pay off debt in the amount of $1,256,000 and capital lease obligations of $60,000. The remaining balance of $484,000 was used to reduce a $750,000 note payable that was guaranteed by Anglo.

                               ANGLO METAL, INC.
                         NOTES TO FINANCIAL STATEMENTS
                       DECEMBER 31, 1995, 1994 AND 1993

                        ==============================


NOTE 9 - INCOME TAXES

The tax effects of temporary differences and net operating loss carryforwards that give rise to deferred tax assets and (liabilities) at December 31, 1995 are as follows:


                                                            1995
                                                        ----------
   Temporary differences:
     Property and equipment                             $ (220,000)
     Accrued environmental liabilities                     362,000
     Inventories                                            68,000
     Valuation allowance                                  (210,000)
                                                        ----------

                                                        $      -
                                                        ==========

The provision for income taxes consists of the following at December 31, 1995:

     Current                                            $  140,000
     Deferred                                                  -
                                                        ----------

                                                        $  140,000
                                                        ==========

The components of deferred income tax (benefit) expenses are as follows as of December 31, 1995:

     Depreciation and amortization                      $   40,000
     Valuation allowance                                   (40,000)
                                                        ----------

                                                        $      -
                                                        ==========

Following is a reconciliation of the amount of income tax (benefit) expense that would result from applying the statutory federal income tax rates to pre-tax income the reported amount of income tax expense for the year ended December 31, 1995:

Tax expense (benefit) at federal statutory rates        $  170,000
Increase (decrease) resulting from:
  Nondeductible items                                        8,000
  Depreciation and amortization                            (40,000)
  Other                                                      2,000
                                                        ----------

                                                        $  140,000
                                                        ==========

                               ANGLO METAL, INC.
                         NOTES TO FINANCIAL STATEMENTS
                       DECEMBER 31, 1995, 1994 AND 1993

                        ==============================

NOTE 10 - ECONOMIC DEPENDENCY

The Company is economically dependent on major customers for annual sales as follows:


                                1995         1994          1993
                              -------      -------       -------

          Customer A              26%          25%           34%
          Customer B              18%          10%         -   %
          Customer C              10%        -   %         -   %
          Customer D              12%        -   %           12%
          Customer E            -   %        -   %           11%
          Customer F            -   %          12%         -   %


NOTE 11 - COMMITMENTS AND CONTINGENCIES

LOAN GUARANTEE
- --------------
Anglo is guarantor of a note payable for its stockholders to a bank with an original principal of $750,000; interest at 10.5% per annum; monthly principal and interest payments of $8,000. The note is collateralized by equipment, personal guarantees of Anglo stockholders and president, and assignment of key man life insurance policy; due December 1988. The note balance is $207,000 and $717,000 at December 31, 1995 and 1994. Of the cash received at closing, $484,000 was paid directly to the note holder by RII (see Note 8). RII is not a guarantor for the remaining outstanding principal.

LITIGATION
- ----------
Anglo Metal, Inc. and Anglo Iron & Metal are defendants in a lawsuit by the State of Texas and Houston Lighting & Power, and Central Power & Light for
$924,000.   Anglo is vigorously defending the case.  A liability of $465,000 has been recorded in the financial statements of Anglo. Under the terms of the purchase agreement, RII shall not assume any liabilities of Anglo arising on or before the closing date with respect to any action, event or occurrence.

Anglo is also a party to a number of lawsuits arising in the normal course of business. In the opinion of management, the resolution of these matters will not have a material adverse effect on Anglo's financial position.

ENVIRONMENTAL LIABILITIES
- -------------------------
Anglo is a party to proceedings before state and federal regulatory agencies relating to environmental remediation issues. The assessment of the required response and remedial costs associated with the cleanup is extremely complex. Among the variables that management must assess are imprecise engineering estimates, continually evolving governmental standards, potential recoveries from insurance coverage and laws which impose joint and several liability. During January 1993, Environmental Protection Agency (EPA) conducted an on site investigation and discovered a violation of the Toxic Substance Control Act, concerning illegal disposal of Poly Chlorinated Biphenyl (PCB) containing capacitors. Anglo was assessed a $129,000 penalty and was ordered to remediate the site and dispose of contaminated soil in accordance with EPA standards. The initial engineering estimates for remediation and soil disposal are within the range of $200,000 to $600,000. A liability for $729,000 has been recorded in the Anglo financial statements. Under the terms of the acquisition of Anglo by RII, the stock component of the purchase price has been escrowed for remediation costs.

                              ANGELO METAL, INC.
                         NOTES TO FINANCIAL STATEMENTS
                       DECEMBER 31, 1995, 1994 AND 1993

                        ==============================

NOTE 11 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

LEASES
- ------

Anglo leases facilities under non-cancelable operating lease through 2005. The monthly lease payments are $4,000 per month for the term of the lease. Total rental expense for each of the three years 1995, 1994 and 1993 was $47,000. Anglo also leased equipment under a capital lease for $208,000 which was paid in December 1995.

Future minimum lease payments are as follows at December 31,:

     1996                               $   30,000
     1997                                   30,000
     1998                                   30,000
     1999                                   30,000
     2000                                   30,000
     Thereafter                            150,000
                                        ----------

                                        $  300,000
                                        ==========

NOTE 12 - RELATED PARTY TRANSACTIONS

In addition to transactions with related parties discussed throughout the notes to the financial statements, the following related party transactions have taken place.

Accounts receivable from related parties consist of advances made to one of the officers of Anglo and to one of the stockholders. These advances are non-interest bearing. The officer's balance was $59,000 and $64,000 for 1995 and 1994, respectively, and the stockholder's balance was $11,000 at the end of 1995 and 1994.

NOTE 13 - SUPPLEMENTAL INFORMATION TO STATEMENT OF CASH FLOWS FOR NON-CASH INVESTING AND FINANCING ACTIVITIES

During the year ended December 31, 1995, the long term debt of $1,256,000 and the capital lease of $60,000 were paid by RII.

During the year ended December 31, 1995, a capital lease in the amount of $208,000 was entered into for the acquisition of equipment.

During the year ended December 31, 1995, $17,000 of equipment was acquired with a note.

During the year ended December 31, 1995, $807,000 of the line of credit balance was refinanced to a long-term installment note payable.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
Mid-America Shredding, Inc.
Ste. Genevieve, Missouri


We have audited the accompanying balance sheet of Mid-America Shredding, Inc., as of December 31, 1995 and the related statement of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mid-America Shredding, Inc., as of December 31, 1995 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                                   AJ. ROBBINS, PC.
                                   CERTIFIED PUBLIC ACCOUNTANTS
                                   AND CONSULTANTS

Denver, Colorado
April 5, 1996

                          MID-AMERICA SHREDDING, INC.
                                 BALANCE SHEET
                               DECEMBER 31, 1995

                             =====================

                                    ASSETS
                                    ------
CURRENT ASSETS:
  Cash                                                        $      30,000
  Trade accounts receivable                                          87,000
  Inventories                                                        86,000
  Prepaid expenses                                                   16,000
                                                              -------------

          Total Current Assets                                      219,000

PROPERTY, PLANT  AND EQUIPMENT, net                               2,886,000
                                                              -------------

                                                              $   3,105,000
                                                              =============

                     LIABILITIES AND STOCKHOLDERS' EQUITY
                     ------------------------------------


CURRENT LIABILITIES:
   Note payable, bank                                         $   1,210,000
   Trade accounts payable                                            82,000
   Trade accounts payable, related party                            133,000
   Accrued liabilities                                               35,000
   Current portion of long-term debt                                 20,000
                                                              -------------

          Total Current Liabilities                               1,480,000

LONG-TERM DEBT, less current portion                                  7,000
                                                              -------------

          Total Liabilities                                       1,487,000
                                                              -------------

COMMITMENTS AND CONTINGENCIES:

STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value; 30,000 shares authorized;
   245 shares issued and outstanding                                   -
  Additional paid-in capital                                      3,055,000
  Accumulated (deficit)                                          (1,437,000)
                                                              -------------

       Total Stockholders' Equity                                 1,618,000
                                                              -------------

                                                              $   3,105,000
                                                              =============



                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                          MID-AMERICA SHREDDING, INC.
                            STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1995

                      ==================================


SALES                                                $  3,866,000
                                                     ------------

COST OF SALES AND EXPENSES:
  Cost of sales                                         3,587,000
  Personnel                                               247,000
  Professional services                                     6,000
  Travel                                                    1,000
  Interest                                                125,000
  Other general and administrative                         23,000
                                                     ------------


       Total Cost of Sales and Expenses                 3,989,000
                                                     ------------


NET (LOSS)                                           $   (123,000)
                                                     ============


                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                          MID-AMERICA SHREDDING, INC.
                 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                     FOR THE YEAR ENDED DECEMBER 31, 1995

                      ==================================


                                                            ADDITIONAL
                                    COMMON STOCK             PAID-IN      ACCUMULATED
                              --------------------------
                                 SHARES         AMOUNT       CAPITAL       (DEFICIT)        TOTAL
                              ------------  ------------   ------------   ------------   ------------
Balance, January 1, 1995               245  $       -      $  3,009,000   $ (1,314,000)  $  1,695,000
Contributed capital                     -           -            46,000            -           46,000
Net (loss)                             -            -               -         (123,000)      (123,000)
                              ------------  ------------   ------------   ------------   ------------
Balance, December 31, 1995             245  $       -      $  3,055,000   $ (1,437,000)  $  1,618,000
                              ============  ============   ============   ============   ============



                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                          MID-AMERICA SHREDDING, INC.
                           STATEMENTS OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 1995

                      ==================================


CASH FLOWS (TO) FROM OPERATING ACTIVITIES:
 Net (loss)                                          $(123,000)
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation and amortization                       173,000
   Changes in:
    Accounts receivable                                 62,000
    Inventories                                        192,000
    Prepaid expenses                                    12,000
    Trade accounts payable                             (72,000)
    Trade accounts payable, related party              106,000
    Accrued liabilities                                 22,000
                                                     ---------
     Net Cash Provided by
      Operating Activities                             372,000
                                                     ---------

CASH FLOWS (TO) FROM INVESTING ACTIVITIES:
 Purchase of property and equipment                   (484,000)
                                                     ---------

     Net Cash (Used) by
      Investing Activities                            (484,000)
                                                     ---------

CASH FLOWS (TO) FROM FINANCING ACTIVITIES:
 Proceeds from note payable, bank                      144,000
 Payments on note payable, bank                        (20,000)
 Payments on long-term debt                            (18,000)
 Payment on amount due to former shareholder            (5,000)
 Capital contributions                                  26,000
                                                     ---------

     Net Cash Provided by
      Financing Activities                             127,000
                                                     ---------

NET INCREASE IN CASH                                    15,000

CASH, beginning of year                                 15,000
                                                     ---------

CASH, end of year                                    $  30,000
                                                     =========

CASH PAID FOR INTEREST                               $ 127,000
                                                     =========
See Note 10



                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                         MID-AMERICA SHREEDDING, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

                          ===========================


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACTIVITY
- --------
Mid-America Shredding, Inc. (Mid-America) was incorporated in the state of Missouri in July 1989. Mid-America operates in the metals recycling industry (purchasing, processing and selling ferrous and non-ferrous metals). Mid-America operates a heavy duty automotive shredder to separate metals into ferrous and non-ferrous metals. Insulated copper or aluminum wire is processed through a wire chopping machine to produce clean copper or aluminum chops. Mid-America operates in Ste. Genevieve, Missouri.

ACQUISITION OF MID-AMERICA SHREDDING, INC.
- ------------------------------------------
On April 15, 1996 the assets and business of Mid-America were sold to Recycling Industries, Inc. (RII).

The assets sold by Mid-America consisted of real property, buildings, inventories, a heavy duty automotive shredder, a wire chopping plant, heavy equipment and tools used in the business of recycling ferrous and non-ferrous metals.

The sales price for Mid-America was $1,925,000, comprised of $660,000 in cash, a $55,000 note payable in eight equal monthly installments of $6,900, and the assumption of Mid-America outstanding bank debt of $1,210,000.

The sale will be accounted for using the purchase method and the price will be allocated as follows:

     Inventories                                          $    55,000
     Land                                                     300,000
     Buildings and improvements                               560,000
     Machinery and equipment                                1,000,000
     Closing costs                                             10,000
                                                          -----------

     Total purchase price                                   1,925,000
     Notes payable                                         (1,265,000)
                                                          -----------

        Cash paid at closing                              $   660,000
                                                          ===========

                         MID-AMERICA SHREEDDING, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

                          ===========================


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVENTORIES
- -----------
Inventories consist primarily of ferrous and non-ferrous scrap metal. Inventory costs for finished goods include material, labor and plant overhead.
Inventories are stated at lower of cost (first-in, first-out) or market.

PROPERTY, PLANT AND EQUIPMENT
- -----------------------------
Property, plant and equipment are recorded at cost. Depreciation and amortization expense is provided on a straight-line basis using estimated useful lives of 10 to 20 years for equipment and 40 years for building and improvements. Depreciation and amortization expense of property, plant and equipment was $173,000 for the year ended December 31, 1995. Maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized. When assets are retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is credited or charged to operations.

ENVIRONMENTAL EXPENDITURES
- --------------------------
Environmental expenditures that relate to current operations are capitalized if the costs improve the Company's property as compared to the condition of the property when originally constructed or acquired or if the costs prevent environmental contamination from future operations. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments are made or remedial efforts are probable and the cost can be reasonably estimated. These amounts are generally accrued upon the completion of feasibility studies or the settlement of claims, but in no event later than Mid-America's commitment to a plan of action.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS
- -----------------------------------------------------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL STATEMENTS
- ----------------------------------
The carrying amounts of cash, accounts receivable, accounts payable, and accrued liabilities approximate fair value because of the short maturity of these items. The fair value of the note payable, bank was estimated based on market values for debt with similar terms. Management believes that the fair value of that debt approximates its carrying value.

INCOME TAXES
- ------------
Effective July, 1989, Mid-America and its stockholders elected under the Internal Revenue Code to an S-corporation for tax purposes. In lieu of corporate income taxes, the stockholders of an S-corporation are taxed on their proportionate share of Mid-America's taxable income. Accordingly, no provision or liability for federal income taxes has been included in these financial statements for Mid-America for 1995.

                         MID-AMERICA SHREEDDING, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

                          ===========================

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH
- ----

For purposes of reporting cash flows, Mid-America considers all funds with maturities of three months or less to be cash equivalents.

NOTE 2 - INVENTORIES

Inventories consist of the following at December 31, 1995:

     Raw materials                                 $   74,000
     Finished goods                                    12,000
                                                   ----------

                                                   $   86,000
                                                   ==========

Included in inventories are $2,000 of indirect costs at December 31, 1995.

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, pledged, consists of the following at December 31, 1995:

   Land and improvements                           $   359,000
   Building and improvements                           163,000
   Heavy machinery and equipment                     1,703,000
   Auto shredder mill                                1,304,000
   Transportation equipment                             50,000
   Office equipment                                     10,000
                                                   -----------

       Total                                         3,589,000
   Less accumulated depreciation
       and amortization                               (703,000)
                                                   -----------

                                                   $ 2,886,000
                                                   ===========

NOTE 4 - ACCRUED LIABILITIES

Accrued liabilities consist primarily of accrued interest, accrued salaries and related expenses at December 31, 1995.

                         MID-AMERICA SHREEDDING, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

                          ===========================


NOTE 5 - NOTE PAYABLE, BANK

Note payable to bank with interest payable monthly at prime plus one and one-half percent per annum (10% at December 31, 1995); collateralized by property and equipment, accounts receivable and inventories; due on demand; guaranteed by stockholder.

                                                                 $  1,210,000
                                                                 ============

NOTE 6 - LONG-TERM DEBT

Long-term debt consists of the following at December 31, 1995:

Retail purchase contract for equipment
payable to the vendor with original
principal amount of $21,000 and interest
at 12% per annum; monthly principal and
interest payments of $1,000; due February
1997.
                                                                 $     13,000

Retail purchase contract for equipment
payable to the vendor with original
principal of $18,000 and interest at 12% per annum; monthly principal and interest payments of $846; due June 1997.


                                                                       14,000
                                                                 ------------
                                                                       27,000
Less current portion                                                   20,000
                                                                 ------------

                                                                 $      7,000
                                                                 ============

The principal maturities for the long-term debts
are as follows:
       1996                                                      $     20,000
       1997                                                             7,000
                                                                 ------------

                                                                 $     27,000
                                                                 ============

NOTE 7 - COMMITMENTS AND CONTINGENCIES

LEASES
- ------
Mid-America has two operating leases with a railroad company for a spur rail track and industrial property located in Zell, Missouri with annual lease payments of $2,000. In addition, an office trailer was leased for the year for $4,000. Total rent expense for 1995 was $6,000.

LETTER OF CREDIT
- ----------------

Mid-America has issued a letter of credit for $50,000 which expires on December 31, 1997. The local electric utility company constructed a power substation and the letter of credit guarantees the utility company that the substation will be used for its intended purpose by Mid-America. The letter of credit has not been drawn upon as of December 31, 1995.

                          MID-AMERICA SHREDDING, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

                             =====================


NOTE 8 - RELATED PARTY TRANSACTIONS

During 1995, Mid-America purchased $116,000 of equipment parts and repairs from an electric supply company (a related party) which is owned by the majority shareholder of Mid-America. At December 31, 1995, Mid-America owed the related party $133,000.

NOTE 9 - ECONOMIC DEPENDENCY

Mid-America is economically dependent on three major customers for annual sales. During 1995, the three customers accounted for 48%, 16% and 10% of sales volume, respectively.

NOTE 10 - SUPPLEMENTAL INFORMATION TO STATEMENT OF CASH FLOWS FOR NONCASH INVESTING AND FINANCING ACTIVITIES

During the year ended December 31, 1995, $39,000 of equipment was acquired through the issuance of long-term debt.

The majority shareholder contributed equipment in the amount of $20,000 in 1995.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Weissman Industries, Inc.
Waterloo, Iowa


We have audited the accompanying balance sheets of Weissman Iron and Metal, a Division of Weissman Industries, Inc. (the Division), as of December 31, 1995 and 1994 and the related statements of operations, changes in division equity and cash flows for each of the years in the three year period ended December 31, 1995. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Weissman Iron and Metal, a Division of Weissman Industries Inc. as of December 31, 1995 and 1994 and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1995 in conformity with generally accepted accounting principles.


                                            AJ.  ROBBINS, PC.
                                            CERTIFIED PUBLIC ACCOUNTANTS
                                            AND CONSULTANTS


DENVER, COLORADO
APRIL 21, 1996

                            WEISSMAN IRON AND METAL
                                BALANCE SHEETS
                          DECEMBER 31, 1995 AND 1994

                          ==========================

                               ASSETS
                               ------
                                                             1995         1994
                                                           ---------    ---------
CURRENT ASSETS:
  Cash                                                     $     9,000  $    8,000
  Trade accounts receivable                                  1,527,000   1,579,000
  Other receivables                                              1,000      46,000
  Inventories                                                1,327,000   1,031,000
  Prepaid expenses                                              10,000      53,000
                                                           ----------- -----------

          Total Current Assets                               2,874,000   2,717,000

PROPERTY, PLANT  AND EQUIPMENT, net                          5,452,000   5,140,000
                                                           ----------- -----------
                                                           $ 8,326,000 $ 7,857,000
                                                           =========== ===========

                        LIABILITIES AND DIVISION EQUITY
                        -------------------------------



CURRENT LIABILITIES:
  Bank overdraft                                           $    39,000 $     5,000
  Trade accounts payable                                       983,000     612,000
  Trade accounts payable, related party                            -        21,000
  Accrued liabilities:
     Payroll and related taxes                                 246,000     245,000
     Pension termination costs                                  27,000         -
     Environmental cleanup costs                                30,000         -
     Sales and property taxes                                   40,000      33,000
     Other                                                      31,000      20,000
                                                           ----------- -----------

          Total Current Liabilities                          1,396,000     936,000


COMMITMENTS AND CONTINGENCIES:


DIVISION EQUITY                                              6,930,000   6,921,000
                                                           ----------- -----------

                                                           $ 8,326,000 $ 7,857,000
                                                           =========== ===========


                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                            WEISSMAN IRON AND METAL
                           STATEMENTS OF OPERATIONS
             FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                     ====================================

                                                 1995         1994         1993
                                              -----------  -----------  ----------
REVENUES:
  Sales                                       $16,207,000  $12,959,000  $9,378,000
  Brokerage                                     2,956,000    1,352,000     241,000
  Other                                             1,000       11,000      11,000
                                              -----------  -----------  ----------

          Total Revenues                       19,164,000   14,322,000   9,630,000
                                              -----------  -----------  ----------

COST OF SALES AND EXPENSES:
  Cost of sales                                12,235,000    9,075,000   7,456,000
  Cost of brokerage                             2,894,000    1,348,000     237,000
  Personnel                                       654,000      564,000     396,000
  Professional services                            17,000       26,000      22,000
  Other, general and administrative               305,000      270,000     282,000
  Depreciation and amortization expense             7,000        7,000       7,000
  Environmental cleanup costs                      30,000          -           -
                                              -----------  -----------  ----------

          Total Cost of Sales and Expenses     16,142,000   11,290,000   8,400,000
                                              -----------  -----------  ----------

NET INCOME                                    $ 3,022,000  $ 3,032,000  $1,230,000
                                              ===========  ===========  ==========




                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                            WEISSMAN IRON AND METAL
                    STATEMENT OF CHANGES IN DIVISION EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                  ===========================================


Balance, December 31, 1992                                  $ 5,818,000
Net income                                                    1,230,000
Unrecognized pension costs                                      (64,000)
Distributions to related parties, net                          (635,000)
                                                            -----------

Balance, December 31, 1993                                    6,349,000
Net income                                                    3,032,000
Recognized pension costs                                         64,000
Distributions to related parties, net                        (2,524,000)
                                                            -----------

Balance, December 31, 1994                                    6,921,000
Net income                                                    3,022,000
Unrecognized pension costs                                      (47,000)
Distributions to related parties, net                        (2,966,000)
                                                            -----------

Balance, December 31, 1995                                  $ 6,930,000
                                                            ===========








                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                            WEISSMAN IRON AND METAL
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                 =============================================

                                                           1995          1994         1993
                                                       -----------   -----------   ----------
CASH FLOWS (TO) FROM OPERATING ACTIVITIES:
  Net income                                           $ 3,022,000   $ 3,032,000   $ 1,230,000
  Adjustments to reconcile net income to net
   cash provided (used) by operating activities:
     Depreciation and amortization                         312,000       261,000      220,000
     Loss on disposal of equipment                          20,000         6,000        2,000
     Changes in:
        Trade accounts receivable                           52,000      (464,000)    (618,000)
        Other receivables                                  (21,000)       30,000       (2,000)
        Prepaid expenses                                    67,000        (5,000)      (2,000)
        Inventories                                       (296,000)      (66,000)     (16,000)
        Trade accounts payable                             371,000       156,000      243,000
        Accrued liabilities                                 66,000        47,000      106,000
        Bank overdraft                                      34,000         5,000          -
        Environmental cleanup costs                         30,000           -            -
                                                       -----------   -----------   ----------

          Net Cash Provided by Operating Activities      3,657,000     3,002,000    1,163,000
                                                       -----------   -----------   ----------

CASH FLOWS (TO) FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                      (644,000)     (648,000)    (424,000)
                                                       -----------   -----------   ----------

          Net Cash (Used) by Investing Activities         (644,000)     (648,000)    (424,000)
                                                       -----------   -----------   ----------

CASH FLOWS (TO) FROM FINANCING ACTIVITIES:
  Unrecognized pension costs                               (47,000)       64,000      (64,000)
  Distributions to related parties                      (2,965,000)   (2,525,000)    (635,000)
                                                       -----------   -----------   ----------

          Net Cash (Used) by Financing Activities       (3,012,000)   (2,461,000)    (699,000)
                                                       -----------   -----------   ----------

NET INCREASE (DECREASE) IN CASH                              1,000      (107,000)      40,000

CASH, beginning of year                                      8,000       115,000       75,000
                                                       -----------   -----------   ----------

CASH, end of year                                      $     9,000   $     8,000   $  115,000
                                                       ===========   ===========   ==========

CASH PAID FOR INTEREST                                 $       -     $       -     $    1,000
                                                       ===========   ===========   ==========



                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                            WEISSMAN IRON AND METAL
                            STATEMENTS OF CASH FLOWS
                       DECEMBER 31, 1995, 1994 AND 1993

                       ================================

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACTIVITY
- --------
Weissman Industries, Inc. was incorporated in January 1975 in the State of Iowa. Weissman Iron and Metal, a division of Weissman Industries, Inc. (Weissman) operates in the metals recycling industry (purchasing, processing, selling and brokering ferrous and non-ferrous metals) with its operations located in Waterloo, Iowa. Weissman operates one of three heavy duty automotive shredders in Iowa. Processed scrap is sold to steel mill customers located in or around Waterloo, Iowa.

AGREEMENT TO SELL WEISSMAN
- --------------------------
The stockholders of Weissman Industries, Inc. have signed an agreement with Recycling Industries, Inc. (RII) to sell the business of Weissman to RII, through the sale of all the outstanding stock of Weissman Industries, Inc.
Prior to the sale of stock to RII, Weissman Industries, Inc. sold its other operating divisions to unrelated entities. Since the other operations were previously sold to unrelated entities, are not being acquired by RII and do not effect Weissman, they are not included in the financial statements of Weissman.

Both RII and Weissman Industries, Inc. have agreed to jointly elect section 338(h)(10) treatment under the Internal Revenue Code so that the sale of Weissman will be treated as an asset sale for federal and state income tax purposes.

The assets to be sold consist of a heavy duty automotive shredder, metal shearing equipment, Coreco aluminum furnace, heavy equipment, tools and rolling stock, real property, buildings, inventories and accounts receivable used in the business of recycling ferrous and non-ferrous metals.

The sale price for Weissman is $12,400,000 and is allocated as follows:

          Trade accounts receivable              $ 1,600,000
          Inventories                                900,000
          Buildings and improvements               3,000,000
          Automotive shredder                      3,000,000
          Heavy equipment                          1,900,000
          Equipment and rolling stock              1,200,000
          Land                                       800,000
                                                 -----------

          Total purchase price                   $12,400,000
                                                 ===========



BASIS OF PRESENTATION
- ---------------------
The accompanying financial statements include only the assets, liabilities, equity and operations of the metals recycling division of Weissman Industries, Inc. that is expected to be acquired by RII through a stock purchase agreement upon the closing of a public offering of RII common stock.

                            WEISSMAN IRON AND METAL
                            STATEMENTS OF CASH FLOWS
                       DECEMBER 31, 1995, 1994 AND 1993

                       ================================

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATION OF CREDIT RISK
- ----------------------------
Concentrations of credit risk with respect to trade receivables exist due to large balances with a few customers. At December 31, 1995 and 1994, accounts receivable balances for three major customers were $1,216,000 and $967,000, or 80% and 61%, respectively, of the total accounts receivable balance. Ongoing credit evaluations of customers' financial condition are performed and, generally, no collateral is required. Weissman does not maintain reserves for potential losses since such past losses, in the aggregate, have not been significant; therefore, the allowance for doubtful accounts receivable is zero at December 31, 1995 and 1994. Customers are located in the upper Midwest region of the United States (in or around Waterloo, Iowa).

INVENTORIES
- -----------
Inventories consist primarily of ferrous and non-ferrous scrap metal. Inventory costs for finished goods include material, labor and plant overhead. Inventory is stated at lower of cost (first-in, first-out) or market.

PROPERTY, PLANT AND EQUIPMENT
- -----------------------------
Property, plant and equipment are recorded at cost. Depreciation and amortization expense is provided on a straight-line basis using estimated useful lives of 5 to 20 years for equipment and 40 years for building and improvements. Depreciation and amortization expense of property, plant and equipment was $312,000, $261,000 and $220,000 for the years ended December 31, 1995, 1994 and
1993, respectively. Maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized. When assets are retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is credited or charged to operations.

ENVIRONMENTAL EXPENDITURES
- --------------------------
Environmental expenditures that relate to current operations are capitalized if the costs improve the Company's property as compared to the condition of the property when originally constructed or acquired or if the costs prevent environmental contamination from future operations. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments are made or remedial efforts are probable and the costs can be reasonably estimated. These amounts are generally accrued upon the completion of feasibility studies or the settlement of claims, but in no event later than the Company's commitment to a plan of action.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS
- -----------------------------------------------------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL STATEMENTS
- ----------------------------------
The carrying amounts of cash, accounts receivable, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items.

                            WEISSMAN IRON AND METAL
                            STATEMENTS OF CASH FLOWS
                       DECEMBER 31, 1995, 1994 AND 1993

                       ================================

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES
- ------------
Effective December 30, 1988, Weissman Industries, Inc. and its stockholders elected under the Internal Revenue Code to be an S-corporation for tax purposes. In lieu of corporate income taxes, the stockholders of an S-corporation are taxed on their proportionate share of taxable income. Accordingly, no provision or liability for federal income taxes has been included in these financial statements.

Upon completion of the sale of Weissman Industries, Inc. to RII, the tax status of the Weissman Industries, Inc. will change from an S-corporation to a taxable entity. Due to the tax effect of the sale there will be no significant differences between financial statement and tax basis of assets and liabilities and therefore the sale will not generate a deferred tax asset or liability.

CASH
- ----
For purposes of reporting cash flows, Weissman considers all funds with maturities of three months or less to be cash equivalents.



NOTE 2 - INVENTORIES

Inventories consist of the following at:


                                                   DECEMBER 31,
                                             ----------------------
                                                 1995       1994
                                             ----------  ----------
     Raw materials                           $  544,000  $  526,000
     Finished goods                             783,000     505,000
                                             ----------  ----------

                                             $1,327,000  $1,031,000
                                             ==========  ==========

Included in inventory is $165,000 and $108,000 of indirect costs at December 31, 1995 and 1994, respectively.

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following at:

                                                   DECEMBER 31,
                                             ----------------------
                                                 1995       1994
                                             ----------  ----------
  Land                                       $  153,000  $  153,000
  Building and improvements                   2,983,000   2,970,000
  Heavy machinery and equipment               4,602,000   4,289,000
  Roads and railroad tracks                     184,000     178,000
  Transportation equipment                      863,000     757,000

  Office equipment                               58,000      58,000
                                             ----------  ----------

      Total                                   8,843,000   8,405,000
      Less accumulated depreciation           3,391,000   3,265,000
                                             ----------  ----------

                                             $5,452,000  $5,140,000
                                             ==========  ==========

                           WEISSMAN IRON AND METAL
                         NOTES TO FINANCIAL STATEMENTS
                       DECEMBER 31, 1995, 1994 AND 1993

                        ==============================

NOTE 4 - ECONOMIC DEPENDENCY

Weissman is economically dependent on three major customers for annual sales as follows:

                                           1995       1994         1993
                                       ---------  ---------    ---------
         Customer A                          38%        32%          28%

         Customer B                          19%        22%          12%

         Customer C                          14%        16%          29%

Weissman also purchased inventory from two of these customers as follows:

                                           1995       1994         1993
                                       ---------  ---------    ---------
         Customer A                           5%         6%           9%

         Customer B                          20%        19%          15%


NOTE 5 - COMMITMENTS AND CONTINGENCIES

ENVIRONMENTAL LIABILITIES
- -------------------------
In November 1993, Weissman Industries, Inc. received a notice from the US Environmental Protection Agency (EPA) that it may be a potentially responsible party (PRP), along with hundreds of others, with regard to a recycling site in Alabama which received a shipment of material from Weissman. Under the law, a PRP may be ordered to perform response actions, may be liable for costs incurred and may be required to pay damages for injury.

In October 1995, the EPA notified Weissman Industries, Inc. that since Weissman had a lower volumetric ranking, EPA intends to offer a de minimus settlement to Weissman Industries, Inc. after completing negotiations with larger ranking PRPs. Weissman has recorded an accrual in the amount of $30,000 for a de minimus settlement allowance.

The assessment of the required response and remedial costs associated with the clean up is extremely complex. Among the variables that management must assess are imprecise engineering estimates, continually evolving governmental standards, potential recoveries from insurance coverage and laws which impose joint and several liability.

SELF FUNDED EMPLOYEE HEALTH CARE PLAN
- -------------------------------------
Weissman maintains and self funds a health care plan for all full time employees after 90 days of employment. A third party administrator is employed to control costs. The maximum specific costs are covered by a reinsurance provider.

LOAN GUARANTEE
- --------------
Weissman's trade receivables and inventories are collateral for a line of credit with a maximum of $1,000,000 maintained by Weissman Industries, Inc.. There was $-0- and $775,000 outstanding under this line of credit as of December 31, 1995 and 1994, respectively.

                            WEISSMAN IRON AND METAL
                         NOTES TO FINANCIAL STATEMENTS
                       DECEMBER 31, 1995, 1994 AND 1993

                        ==============================

NOTE 5 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

UNION CONTRACT
- --------------
Substantially all of the labor force that works in the recycling operations in the yard are members of the International Union of United Automobile, Aerospace and Agricultural Implement Workers of America and work under a collective bargaining agreement which expires November 30, 1996. Management has not yet commenced negotiations, however, in the past have successfully negotiated contract renewals.

TURNINGS AND BORINGS CONTRACT
- -----------------------------
On September 1, 1991, Weissman entered into a service agreement with a significant customer to process the customer's turnings and borings for a term of seven years for a range of $13 to $22 per ton based on the product plus approximately $4,000 per month for reimbursement of equipment costs.

NOTE 6 - RELATED PARTY TRANSACTIONS

In addition to transactions with related parties discussed throughout the notes to the financial statements, the following related party transactions have taken place.

Weissman purchases raw material inventory, sells miscellaneous services and pays certain expenses to a related division of Weissman Industries, Inc. This related division was sold to third parties in February 1995. The related party transactions were as follows:


                                     FOR THE YEARS ENDED DECEMBER 31,
                                     --------------------------------
                                        1995        1994      1993
                                     ---------   ---------  ---------
        Purchase of inventory        $  31,000   $ 168,000  $  99,000
        Management fee charge        $ 180,000   $ 180,000  $ 180,000
        Sales of services, net       $  19,000   $ 205,000  $ 168,000

The purchase of the raw material approximates the cost paid to other large bulk suppliers of Weissman. Costs charged are based upon actual amounts paid by Weissman.

The balances due from the other divisions are shown as distributions from Division Equity.

NOTE 7 - RETIREMENT PLAN

Weissman Industries, Inc. has a defined benefit plan (the Plan) covering substantially all of its employees. The Plan provides for payment of retirement benefits commencing between the ages of 55 and 65. After meeting certain qualifications, an employee acquires a vested right to future benefits. The benefits payable under the Plan are generally determined on the basis of an employee's length of service and earnings. Annual contributions to the Plan are sufficient to satisfy legal funding requirements.

                            WEISSMAN IRON AND METAL
                        NOTES TO FINANACIAL STATEMENTS
                       DECEMBER 31, 1995, 1994 AND 1993

                         =============================


NOTE 7 - RETIREMENT PLAN (CONTINUED)

Benefits under the Plan were frozen on October 31, 1995 and effective December 30, 1995 the Plan was terminated. Upon receipt of a favorable Internal Revenue Service determination letter and approval from Pension Guaranty Trust the assets will be distributed to the participants. The termination was approved by the union. The accrued loss due to curtailment at the termination date was $47,000.

Upon adoption of Financial Accounting Standard Number 87 (FAS 87) Employers' Accounting for Pensions in 1989, the fair value of Plan assets exceeded projected benefit liability by $83,000. This initial net asset is being amortized over 9.4 years.

Plan assets consist of a Group Annuity Contract with Principal Financial Group.

Weissman pension activity consists of approximately 43% of the total Plan. The following disclosures are for Weissman:

In accordance with FAS 87, Weissman was required to record an additional minimum pension liability at December 31, 1995 and 1993. This amount represents the excess of the accumulated benefit obligations over the fair value of Plan assets and accrued pension liabilities. The liabilities have been offset by intangible assets to the extent possible. Because the asset recognized may not exceed the amount of unrecognized prior service cost, the balance of the liability at the end of each period is reported as a separate reduction to Division Equity.

Amounts are summarized as follows:

                                                    DECEMBER 31,
                                          -------------------------------
                                            1995       1994       1993
                                          ---------  ---------  ---------
        Intangible assets                 $     -    $    -     $   4,000
        Reduction to Division Equity         47,000       -        64,000
                                          ---------  ---------  ---------

          Additional minimum liability    $  47,000  $    -     $  68,000
                                          =========  =========  =========

                            WEISSMAN IRON AND METAL
                        NOTES TO FINANACIAL STATEMENTS
                       DECEMBER 31, 1995, 1994 AND 1993

                         =============================

NOTE 7 - RETIREMENT PLAN (CONTINUED)

The net periodic pension cost for the years ended December 31, 1995, 1994 and 1993 is as follows:

                                               1995       1994       1993
                                            ---------  ---------  ---------
     Service costs - benefits earned
        during the period                   $  21,000  $  25,000  $  18,000
     Interest cost on projected
        benefit obligation                     19,000     18,000     15,000
     Actual return on assets                  (84,000)    15,000    (23,000)
     Net amortization and deferral             60,000    (33,000)     3,000
                                            ---------  ---------  ---------
          Net periodic pension cost         $  16,000  $  25,000  $  13,000
                                            =========  =========  =========

Assumptions used in the accounting were:

                                               1995       1994       1993
                                            ---------  ---------  ---------
     Discount rate                              6.25%      7.25%      5.75%
     Rate of increase in compensation
        levels                                  5.26%      5.36%      6.00%
     Expected long-term rate of
        return on assets                        7.75%      7.75%      7.75%

The following table sets forth the plan's funded status and amounts recognized in Weissman's balance sheet at December 31, 1995 and 1994 for its pension plan:


                                                          1994       1993
                                                       ---------  ---------
Accrual present value of benefit obligation:

     Vested benefit obligation                         $ 358,000  $ 237,000
                                                       =========  =========

     Accumulated benefit obligation                    $ 358,000  $ 244,000
                                                       =========  =========

     Projected benefit obligation                      $(358,000) $(268,000)
     Plan assets at fair value                           330,000    263,000
                                                       ---------  ---------

     Projected benefit obligation in excess
        of plan assets                                   (28,000)    (5,000)

Items not yet recognized in earnings:

        Unrecognized net loss                             63,000     52,000
        Unrecognized (net asset)
          at January 1, 1989                             (15,000)   (22,000)
        Unrecognized prior service cost                      -        3,000
        Contributions made prior to year end                 -        6,000
        Loss on curtailment                              (47,000)       -
                                                       ---------  ---------

        Pension (liability) asset recognized in
          the balance sheet                            $ (27,000) $  34,000
                                                       =========  =========

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. ANY INFORMATION OR REPRESENTATIONS NOT HEREIN CONTAINED, IF GIVEN OR MADE, MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN RESPECT TO THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS. HOWEVER, IN THE EVENT OF A MATERIAL CHANGE, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                             _________________

                             TABLE OF CONTENTS                              Page
                             -----------------                              ----

AVAILABLE INFORMATION.......................................................  vi
PROSPECTUS SUMMARY..........................................................   1
RISK FACTORS................................................................   6
USE OF PROCEEDS.............................................................  10
PRICE RANGE OF THE COMMON STOCK.............................................  11
DIVIDEND POLICY.............................................................  12
CAPITALIZATION..............................................................  12
DILUTION....................................................................  13
SELECTED FINANCIAL INFORMATION..............................................  14
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS...............................  17
BUSINESS....................................................................  28
MANAGEMENT..................................................................  41
PRINCIPAL SHAREHOLDERS......................................................  50
CERTAIN TRANSACTIONS........................................................  52
SELLING SECURITYHOLDERS.....................................................  53
DESCRIPTION OF CAPITAL STOCK................................................  55
SHARES ELIGIBLE FOR FUTURE SALE.............................................  58
UNDERWRITING................................................................  61
LEGAL MATTERS...............................................................  62
EXPERTS.....................................................................  62
INDEX TO FINANCIAL STATEMENTS............................................... F-1
FINANCIAL STATEMENTS................................................ F-3 to F-96

                             _________________



                                    [logo]

                          RECYCLING INDUSTRIES, INC.

                           4,892,448 Shares of Common
                            Stock, $.001 Par Value









                                 May ___, 1996



                                  PROSPECTUS

                              PRIME CHARTER LTD.

               PART II -  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities being offered. All expenses are estimated except the registration fee and the NASD fee.


   Registration and filing fee                  $11,695
   NASD filing fee                                3,892
   Nasdaq National Market listing fee            50,000
   Printing and engraving                       100,000
   Accounting fees and expenses                 200,000
   Underwriter's Expense Allowance              363,000
   Legal fees and expenses                      225,000
   Blue sky fees and expenses                    50,000
   Transfer Agent                                15,000
   Miscellaneous                                  6,413
                                             ----------
     Total                                   $1,025,000
                                             ==========


ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification provided under the Company's Articles of Incorporation

     The Colorado Business Corporation Act (the "CBCA") authorizes the indemnification of and advancement of expenses to directors, officers, employees, fiduciaries and agents of a Colorado corporation against liabilities which they may incur in such capacities. Article V.B of the Company's Amended and Restated Articles of Incorporation provides that the Company shall indemnify and may advance expenses to its directors to the maximum extent permitted by the CBCA and shall indemnify its officers, employees or agents who are not directors to the maximum extent permitted by the CBCA or to a greater extent as may be consistent with law and provided for by resolution of the Company's shareholders or directors, or in a contract. A summary of the circumstances in which such indemnification is allowable under the CBCA is provided below, but that description is qualified in its entirety by reference to the relevant section of the CBCA.

     In general, the CBCA provides that any director may be indemnified against liabilities (including the obligation to pay a judgment, settlement, penalty, fine or reasonable expense) incurred in a proceeding and have expenses advanced for such a proceeding (including any civil, criminal or investigative proceeding whether threatened, pending or completed) to which the director was made a party because he is or was a director, except that, if the proceeding is brought by or in the right of the Company, indemnification is permitted only with respect to reasonable expenses incurred in connection with the proceeding. The CBCA prohibits indemnification of a director in connection with a proceeding brought by or in the right of the Company in which a director is adjudged liable to the Company, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

     Indemnity may be provided only if the director's actions resulting in the liability: (i) were taken in good faith; (ii) were reasonably believed to have been in the Company's best interest with respect to actions taken in the director's official capacity; (iii) were reasonably believed not to be opposed to the Company's best interest with respect to actions other than those taken in the director's official capacity; and (iv) with respect to any criminal action, the director had no reasonable cause to believe his or her conduct was unlawful. Indemnification may be awarded only after the applicable standard of conduct has been met by the director to be indemnified as determined by (i) a majority vote of directors not party to the proceeding comprising a quorum of the Board of Directors or, if a quorum cannot be obtained, by committee thereof consisting of two or more directors not party to the proceeding; (ii) by independent legal counsel selected by the Board of Directors; or (iii) by the shareholders.

     The CBCA further provides that unless limited by the Company's articles of incorporation, a director or officer who is wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party, is entitled to receive indemnification against reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. The Company's Amended and Restated Articles of Incorporation do not limit the foregoing provisions.

     The Company may indemnify or advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent than permitted for indemnification of directors, if consistent with law and if provided for by its articles of incorporation, bylaws, resolution of its shareholders or directors or in a contract. The provision of indemnification to persons other than directors is subject to such limitations as may be imposed on general public policy grounds.

     Upon petition by a director or officer, a court may order the Company to indemnify such director or officer against liabilities arising in connection with any proceeding. A court may order the Company to provide such indemnification, whether or not he was entitled to indemnification by the Company. To order indemnification, the court must determine that the director or officer is fairly and reasonably entitled to indemnification in light of the circumstances. With respect to liability incurred by a director or officer, or in any proceeding where liability results on the basis that a personal benefit was received improperly, a court may only require that the director or officer be indemnified as to reasonable expenses incurred.

     The CBCA specifies that any provisions for indemnification of or advances for expenses to directors which may be contained in the Company's articles of incorporation, bylaws, resolutions of its shareholders or directors, or in a contract (except for insurance policies) shall be valid only to the extent such provisions are consistent with the CBCA and any limitations upon indemnification set forth in the articles of incorporation.

     The CBCA also grants the power to the Company to purchase and maintain insurance policies which protect any director, officer, employee, fiduciary or agent against any liability asserted against or incurred by them in such capacity arising out of their status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it. No such policies have been obtained by the Company.

     Article V.A of the Company's Amended and Restated Articles of Incorporation provides for the elimination of personal liability for monetary damages for the breach of fiduciary duty as a director except for liability (i) resulting from a breach of the director's duty of loyalty to the Company or its shareholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) for approving payment of a dividend, a stock repurchase, a distribution of assets to shareholders during liquidation or the making or guaranteeing of a loan to a director, to the extent that any such actions are illegal under the CBCA; or (iv) for any transaction from which a director derives an improper personal benefit. This Article further provides that the personal liability of the Company's directors shall be eliminated or limited to the fullest extent permitted by the CBCA.

Indemnification Provided in Connection with the Offering

     The Company and the Underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, and, if such indemnifications are unavailable or insufficient, the Company and the Underwriter have agreed to damage contribution agreements between them based upon relative benefits received from this offering and relative fault resulting in such damages.

     The Selling Securityholders and the Company have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Indemnification Provided in Connection with Private Placements of the Company's Securities

     The placement agent for and investors in the private placements of the Company's securities occurring in February and May, 1995 and January and March, 1996, have agreed to indemnify, to the extent permitted by law, the Company, its directors, its officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in a registration statement, prospectus, private placement memorandum or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information or affidavits relating to such investors or the placement agent furnished to the Company for use therein.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

     During the past three years, the Company has sold its securities in the following transactions pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act for transactions not involving a public offering and Rule 506 of Regulation D promulgated thereunder. The Company believes that each purchaser in such transactions was an accredited investor within the meaning of Regulation D. The share amounts and prices set forth below have been adjusted to reflect the Company's one-for-five reverse split of the Common Stock effective June 27, 1995:

     1. Between September 30, 1992 and September 30, 1994, the Company issued 567,291 shares of Common Stock to various creditors in exchange for the cancellation of $1,040,249 of indebtedness owed to such creditors by the Company.

     2. In connection with the Company's acquisition of its Las Vegas, Nevada facility on May 12, 1994, the Company issued 38,000 shares of Series A Convertible Preferred Stock valued at $2,500,000 to Nevada Recycling Corporation, in partial payment of the purchase price for such acquisition. On December 27, 1994, 25,000 of those shares were cancelled pursuant to a restructuring of the terms of the Nevada facility acquisition. In connection with such restructuring, the Company issued to Nevada Recycling (i) a $2,300,000 secured promissory note payable by the Company, (ii) 120,000 shares of the Company's Common Stock valued at $1,200,000 and (iii) warrants to purchase 20,000 shares of Common Stock at an exercise price of $1.25 per share.

     3. On May 13, 1994, the Company issued 591,333 shares of Series B Convertible Preferred Stock to First Dominion Holdings, Inc. ("First Dominion"), a corporation owned and controlled by Thomas J. Wiens, the Company's chief executive officer, in satisfaction of outstanding indebtedness payable to First Dominion in the amount of approximately $880,000 incurred prior to March 31, 1994.

     4. On July 15, 1994, the Company issued an option to acquire 360,000 shares of Common Stock to Caside Associates (the "Caside Option"). The exercise price of the Caside Option was originally $2.50 per share. On January 25, 1995, the exercise price was reduced to $.90 per share and the Company issued to Caside Associates warrants to purchase 180,000 shares of the Company's Common Stock at $7.50 per share. The Caside Option was subsequently exercised with respect to 55,556 shares of Common Stock.

     5. From September through December 1994, in connection with approximately $459,000 of bridge loan financing provided to the Company by unaffiliated lenders, the Company issued to the lenders warrants to acquire 39,880 shares of Common Stock at an exercise price of $.90 per share. In April 1995, $450,000 of bridge loans plus accrued interest were converted into 510,000 shares of Common Stock and warrants to purchase 255,000 shares of Common Stock at an exercise price of $7.50 per share.

     6. On January 25, 1995, the Company granted NCO Investors III, L.P. warrants to purchase a total of 100,000 shares of Common Stock in consideration for lending the Company $125,000 and in consideration for financial consulting services rendered. These warrants were cancelled on June 30, 1995 in connection with the Company's acquisition of a 20% interest in The Loef Company. NCO Investors III, L.P. and its affiliates own the remaining 80% interest in The Loef Company.

     7. On January 25, 1995, the Company granted Nagelvoort & Co. warrants to purchase a total of 300,000 shares of Common Stock in exchange for services rendered to the Company in connection with the financing of a proposed acquisition. These warrants were cancelled on June 20, 1995 in connection with the termination of the relationship between the Company and Nagelvoort & Co.

     8. On January 25, 1995, the Company repurchased 291,333 shares of the Company's Series B Convertible Preferred Stock, acquired the rights to certain technology and received forgiveness of certain accrued obligations in exchange for consideration of $750,000. In connection with this transaction, the Company granted to Thomas J. Wiens the right to acquire Common Stock valued at $1,187,000 at a purchase price equal to the lesser of 50% of the market value of the Common Stock or $.90 per share. Upon exercise of this right on August 8, 1995, Mr. Wiens purchased 1,319,445 shares of Common Stock at $.90 per share.

     9. From February 1, 1995 through April 17, 1995, the Company conducted a private placement through First Equity Capital Securities, Inc. as Placement Agent, of units consisting of 1,200 shares of Common Stock and Series C warrants to purchase 600 shares of Common

Stock at an exercise price of $7.50 per share, at an offering price of $1,080 per unit. Pursuant to this private placement, the Company sold 2,473,711 shares of Common Stock and 1,295,876 warrants, including units issued in connection with the cancellation of bridge debt described in paragraph 5 above, to 34 accredited investors. In connection with the private placement, the Company issued to First Equity Capital Securities, Inc. 139,828 Placement Agent's Warrants, each to acquire two shares of Common Stock and one Series H Warrant at an exercise price of $1.80. Each Series H Warrant entitles the holder to acquire one share of Common Stock at an exercise price of $7.50 per share.

     10. From May 24, 1995 through July 31, 1995, the Company conducted a private placement through First Equity Capital Securities, Inc. as Placement Agent, of units consisting of 1,200 shares of Common Stock and Series E warrants to purchase 600 shares of Common Stock at an exercise price of $7.50 per share, at an offering price of $1,080 per unit. Pursuant to this private placement, the Company sold 1,800,000 shares of Common Stock and 900,000 warrants to 42 accredited investors. In connection with the private placement, the Company issued to First Equity Capital Securities, Inc. and certain selected dealers, 73,560 Placement Agent's Warrants, each to acquire two shares of Common Stock and one Series H Warrant at an exercise price of $1.80. Each Series H Warrant entitles the holder to acquire one share of Common Stock at an exercise price of $7.50 per share.

     11. In connection with the Company's acquisition of its southern Texas facilities, on December 11, 1995, the Company issued 227,693 shares of Common Stock valued at $925,000 to Anglo Metal, Inc., in partial payment of the purchase price for that acquisition. In addition, in connection with the equipment financing for the acquisition, the Company issued to Ally Capital Corporation a warrant to acquire up to 53,600 shares of Common Stock at an exercise price of $5.00 per share.

     12. During December 1995 and January 1996, the Company borrowed $1,500,000 of bridge financing and issued to the bridge lenders Series I warrants to acquire 359,250 shares of Common Stock at a purchase price of $1.50 per share, exercisable through the end of a three-year period commencing on the effective date of a registration statement covering the shares issuable upon their exercise.

     13. In December 1995, the holders of the Company's then outstanding Series C and Series E warrants agreed to amend the terms of these warrants and related registration rights, and to sell a specified percentage of the shares of Common Stock acquired by them in the February 1995 and May 1995 private placements, discussed above, to the Company for $3.40 per share. To evidence the amended terms of the Series C and Series E warrants, the Company issued to each of the holders of such warrants Series G warrants to replace all outstanding Series C and Series E warrants.

     14. From January 17, 1996 through January 31, 1996, the Company conducted a private placement through First Equity Capital Securities, Inc. as Placement Agent, of units consisting of 2,000 shares of Common Stock and Series J warrants to purchase 1,000 shares of Common Stock at an exercise price of $7.50 per share, at an offering price of $5,500 per unit. Pursuant to this private placement, the Company sold 1,364,156 shares of Common Stock and 682,079 warrants, including units issued upon the conversion of certain bridge financing, to 60 accredited investors. In connection with the private placement, the Company issued to First Equity Capital Securities, Inc. and certain selected dealers, 65,445 Placement Agent's Warrants, each to acquire two shares of Common Stock and one Series H Warrant at an exercise price of $2.75. Each Series H Warrant entitles the holder to acquire one share of Common Stock at an exercise price of $7.50 per share.

     15. From February 15, 1996 through April 8, 1996, the Company conducted a private placement through First Equity Capital Securities, Inc. as Placement Agent, of units consisting of 2,000 shares of Common Stock and Series J warrants to purchase 1,000 shares of Common Stock at an exercise price of $7.50 per share, at an offering price or $5,500 per unit. Pursuant to this private placement, the Company sold 90,000 shares and 45,000 warrants to nine accredited investors. In connection with the private placement, the Company issued to First Equity Capital Securities, Inc. and certain selected dealers, 4,500 Placement Agent's Warrants, each to acquire two shares of Common Stock and one Series H Warrant at an exercise price of $2.75. Each Series H Warrant entitles the holder to acquire one share of Common Stock at an exercise price of $7.50 per share.

     With respect to the sales of unregistered securities described in paragraphs 2 through 15 above, based on representations made to the Company and further investigation by the Company, the Company believes that (i) each purchaser was an accredited investor as that term is defined under Rule 501(a) of Regulation D promulgated under the Securities Exchange Act of 1934, as amended ("Regulation D"), or (ii) alone, or with their purchaser representative (as that term is defined in Rule 501(h) of Regulation D), had sufficient knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of an investment in the Company.

ITEM 16(A) - EXHIBITS

     (a) The following is a complete list of exhibits filed as part of this Registration Statement, which Exhibits are incorporated herein.


Exhibit
 Number        Description
- -------        -----------

1.1            Form of Underwriting Agreement.*

1.2            Form of Dealer Agreement.**

3.1            Amended and Restated Articles of Incorporation.*

Exhibit
 Number        Description
- -------        -----------

3.2            Amended and Restated Bylaws.*

4.1            Form of Common Stock Certificate.*

4.2            Certificate of Designations, Rights and Preferences for the
               Series A Convertible Preferred Stock of Recycling Industries,
               Inc. with Amendment.*

4.3            Form of Series G Warrant Agreement.*

4.4            Form of Series G Registration Rights Agreement.*

4.5            Form of Series I Warrant Agreement.*

4.6            Form of Series J Warrant Agreement.*

4.7            Form of Series J Registration Rights Agreement.*

4.8            Form of 1995 Placement Agents Warrant Agreement.*

4.9            Form of Underwriter Warrant Agreement.**

4.10           Form of 1995 Placement Agents Registration Rights Agreement.*

4.11           Form of 1996 Placement Agents Warrant Agreement.*

4.12           Form of 1996 Placement Agents Registration Rights Agreement.***

5.1            Opinion of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC.***

10.1           Agreements Related to the Acquisition of Nevada Recycling, Inc.:

10.1.1 Bill of Sale and Assumption Agreement dated April 30, 1995 between Nevada Recycling Corporation and Nevada Recycling,
                    Inc., incorporated by reference to Exhibit (d)(1) to the Company's Current Report on Form 8-K filed May 12, 1994, reporting an event of May 10, 1994, Commission file No.
                    0-20179;

Exhibit
 Number        Description
- -------        -----------

10.1.2 Real Estate Installment Sale Agreement dated May 10, 1994 by and between Recycling Industries, Inc. and Nevada Recycling
                    Corporation, incorporated by reference to Exhibit (d)(2) to the Company's Current Report on Form 8-K filed May 12, 1994, reporting an event of May 10, 1994, Commission file No.
                    0-20179;

10.1.3              Stock Exchange Agreement dated May 10, 1994 between
                    Recycling Industries, Inc. and Nevada Recycling Corporation, incorporated by reference to Exhibit (d)(3) to the Company's
                    Current Report on Form 8-K filed May 12, 1994, reporting an event of May 10, 1994, Commission file No. 0-20179; and

10.1.4              Sale and Security Agreement dated May 10, 1994 by and among
                    Recycling Industries, Inc. and Nevada Recycling Corporation, incorporated by reference to Exhibit (d)(4) to the Company's
                    Current Report on Form 8-K filed May 12, 1994, reporting an event of May 10, 1994, Commission file No. 0-20179.

10.2 Agreements related to the Restructuring of the Acquisition of Nevada Recycling, Inc.:

10.2.1              Termination, Restructuring and Purchase Agreement, effective
                    December 30, 1994, between Recycling Industries, Inc., NR
                    Holdings, Inc., Nevada Recycling, Inc. and Nevada Recycling
                    Corporation, incorporated by reference to Exhibit (c)(2) to the Company's Current Report on Form 8-K reporting an event of December 30, 1994, as amended April 3, 1995 on Form
                    8-K/A, as further amended May 1, 1995 on Form 8-K/A-2 and as further amended June 5, 1995 on Form 8-K/A-3, Commission
                    File No. 0-20179;

10.2.2              Purchase Agreement, dated December 30, 1994, between NR
                    Holdings, Inc. and Nevada Recycling Corporation, incorporated by reference to Exhibit (c)(3) to the Company's
                    Current Report on Form 8-K reporting an event of December
                    30, 1994, as amended April 3, 1995 on Form 8-K/A, as further amended May 1, 1995 on Form 8-K/A-2 and as further amended
                    June 5, 1995 on Form 8-K/A-3, Commission File No. 0-20179;

Exhibit
 Number        Description
- -------        -----------

10.2.3              Real Estate Installment Sale Agreement, dated December 30,
                    1994, between NR Holdings, Inc. and Nevada Recycling corporation, incorporated by reference to Exhibit (c)(4) to the Company's Current Report on Form 8-K reporting an event of December 30, 1994, as amended April 3, 1995 on Form
                    8-K/A, as further amended May 1, 1995 on Form 8-K/A-2 and as further amended June 5, 1995 on Form 8-K/A-3, Commission
                    File No. 0-20179;

10.2.4 Security and Option Agreement, effective December 30, 1994, between Recycling Industries, Inc., NR Holdings, Inc.,
                    Nevada Recycling, Inc. and Nevada Recycling Corporation, incorporated by reference to Exhibit (c)(5) to the Company's
                    Current Report on Form 8-K reporting an event of December
                    30, 1994, as amended April 3, 1995 on Form 8-K/A, as further amended May 1, 1995 on Form 8-K/A-2 and as further amended
                    June 5, 1995 on Form 8-K/A-3, Commission File No. 0-20179;

10.2.5              $2,000,000 Promissory Note; December 30, 1994, from NR
                    Holdings, Inc. to Nevada Recycling Corporation, incorporated by reference to Exhibit (c)(6) to the Company's Current
                    Report on Form 8-K reporting an event of December 30, 1994, as amended April 3, 1995 on Form 8-K/A, as further amended
                    May 1, 1995 on Form 8-K/A-2 and as further amended June 5,
                    1995 on Form 8-K/A-3, Commission File No. 0-20179;

10.2.6              $300,000 Promissory Note; December 30, 1994, from NR
                    Holdings, Inc. to Nevada Recycling Corporation, incorporated by reference to Exhibit (c)(7) to the Company's Current
                    Report on Form 8-K reporting an event of December 30, 1994, as amended April 3, 1995 on Form 8-K/A, as further amended
                    May 1, 1995 on Form 8-K/A-2 and as further amended June 5,
                    1995 on Form 8-K/A-3, Commission File No. 0-20179;

10.2.7              ERS Corporate Guaranty, dated December 30, 1994, by
                    Recycling Industries, Inc., incorporated by reference to Exhibit (c)(8) to the Company's Current Report on Form 8-K reporting an event of December 30, 1994, as amended April 3, 1995 on Form 8-K/A, as further amended May 1, 1995 on Form
                    8-K/A-2 and as further amended June 5, 1995 on Form 8-K/A-3,
                    Commission File No. 0-20179;

Exhibit
 Number        Description
- -------        -----------

10.2.8              NRI Corporate Guaranty, dated December 30, 1994, by Nevada
                    Recycling, Inc., incorporated by reference to Exhibit (c)(9) to the Company's Current Report on Form 8-K reporting an event of December 30, 1994, as amended April 3, 1995 on Form
                    8-K/A, as further amended May 1, 1995 on Form 8-K/A-2 and as further amended June 5, 1995 on Form 8-K/A-3, Commission
                    File No. 0-20179; and

10.2.9              Subscription to Shares of NR Holdings, Inc., dated December
                    30, 1994, for 100 Shares of Common Stock, incorporated by reference to Exhibit (c)(10) to the Company's Current Report on Form 8-K reporting an event of December 30, 1994, as amended April 3, 1995 on Form 8-K/A, as further amended May
                    1, 1995 on Form 8-K/A-2 and as further amended June 5, 1995 on Form 8-K/A-3, Commission File No. 0-20179.

10.3           Agreements Related to the Acquisition of Metal Recovery, Inc.:

10.3.1              Memorandum of Understanding dated January 18, 1995 between
                    Recycling Industries, Inc., the ACI Principals, Sierra
                    Holdings Limited Partnership, Military Scrap, L.P. and
                    Thomas J. Wiens, incorporated by reference to Exhibit
                    (c)(1) to the Company's Current Report on Form 8-K reporting an event of December 30, 1994, as amended April 3, 1995 on Form 8-K/A, as further amended May 1, 1995 on Form 8-K/A-2 and as further amended June 5, 1995 on Form 8-K/A-3, Commission File No. 0-20179;

10.3.2              ACI Option Agreement dated February 28, 1995 by and between
                    Recycling Industries, Inc., Ralph Paglieri, Peter Lukesch and Scott Fischer;*

10.3.3              Option Agreement by and between Thomas J. Wiens, Ralph
                    Paglieri, Peter Lukesch and Scott Fischer;*

10.3.4              Pledge and Hypothecation Agreement by and among Recycling
                    Industries, Inc., Nevada Recycling Corporation, Ralph
                    Paglieri, Peter Lukesch and Scott Fischer. *


10.4           Warrant Solicitation Agreement between First Equity Capital
               Securities, Inc. and Recycling Industries, Inc.*

Exhibit
 Number        Description
- -------        -----------

10.5           Placement Agency Agreement dated February 1, 1995 between First
               Equity Capital Securities, Inc. and Recycling Industries, Inc.*

10.6           Placement Agency Agreement dated June 6, 1995 between First
               Equity Capital Securities, Inc. and Recycling Industries, Inc.*

10.7           Placement Agency Agreement dated January 17, 1996 between First
               Equity Capital Securities, Inc. and Recycling Industries, Inc.*

10.8           Amended and Restated Stock Acquisition Agreement dated July 10,
               1995 by and among Recycling Industries, Inc., Thomas J. Wiens and
               First Dominion Holdings, Inc.*

10.9           Agreements related to the Acquisition of Anglo Iron & Metal

10.10.1             Asset Purchase Agreement dated December 1, 1995 by and among
                    Recycling Industries of Texas, Inc., Recycling Industries,
                    Inc., Anglo Metal, Inc. d/b/a Anglo Iron & Metal and Robert
                    C. Rome, incorporated by reference to the Company's current report on Form 8-K reporting an event of December 11, 1995, as Amended April 15, 1996 on Form 8-K/A, Commission File No.
                    0-20179.

10.10.2             First Addendum dated December 11, 1995 to the Asset Purchase
                    Agreement dated December 1, 1995 by and among Recycling
                    Industries of Texas, Inc., Recycling Industries, Inc., Anglo
                    Metal, Inc. d/b/a Anglo Iron & Metal and Robert C. Rome, incorporated by reference to the Company's current report on Form 8-K reporting an event of December 11, 1995, as Amended
                    April 15, 1996 on Form 8-K/A, Commission File No. 0-20179.

10.10.3 Inventory Purchase Agreement dated December 11, 1995 by and between Recycling Industries of Texas, Inc. and Anglo Metal,
                    Inc. d/b/a Anglo Iron & Metal, incorporated by reference to the Company's current report on Form 8-K reporting an event of December 11, 1995, as Amended April 15, 1996 on Form
                    8-K/A, Commission File No. 0-20179.

10.10.4 Consulting and Non-Compete Agreement dated December 11, 1995 by and between Recycling Industries of Texas, Inc. and Robert C. Rome,

Exhibit
 Number        Description
- -------        -----------

                    incorporated by reference to the Company's current report on Form 8-K reporting an event of December 11, 1995, as Amended
                    April 15, 1996 on Form 8-K/A, Commission File No. 0-20179.

10.10.5 Real Estate Purchase Contract dated December 11, 1995 by and between Recycling Industries of Texas, Inc. and Anglo Metal,
                    Inc. d/b/a Anglo Iron & Metal, incorporated by reference to the Company's current report on Form 8-K reporting an event of December 11, 1995, as Amended April 15, 1996 on Form
                    8-K/A, Commission File No. 0-20179.

10.10.6             Form of Proposed Remediation Escrow Agreement by and between
                    Recycling Industries of Texas, Inc., Recycling Industries,
                    Inc., Anglo Metal, Inc. d/b/a Anglo Iron & Metal, incorporated by reference to the Company's current report on Form 8-K reporting an event of December 11, 1995, as Amended
                    April 15, 1996 on Form 8-K/A, Commission File No. 0-20179.

10.10.7             Escrow Agreement dated December 11, 1995 by and between
                    Recycling Industries of Texas, Inc., Recycling Industries,
                    Inc., Anglo Metal, Inc. d/b/a Anglo Iron & Metal, Robert C.
                    Rome and Stewart Title of Hidalgo County, Inc., incorporated by reference to the Company's current report on Form 8-K reporting an event of December 11, 1995, as Amended April
                    15, 1996 on Form 8-K/A, Commission File No. 0-20179.

10.10.8             Master Lease Agreement dated December 12, 1995 by and among
                    Ally Capital Corporation as lessor and Recycling Industries of Texas, Inc. and Recycling Industries, Inc. as co-lessees, incorporated by reference to the Company's current report on Form 8-K reporting an event of December 11, 1995, as Amended
                    April 15, 1996 on Form 8-K/A, Commission File No. 0-20179.

10.10.9             Equipment Schedule to the Master Lease Agreement dated
                    December 12, 1995 by and among Ally Capital Corporation as lessor and Recycling Industries of Texas, Inc. and Recycling
                    Industries, Inc. as co-lessees, incorporated by reference to the Company's current report on Form 8-K reporting an event of December 11, 1995, as Amended April 15, 1996 on Form
                    8-K/A, Commission File No. 0-20179.

Exhibit
 Number        Description
- -------        -----------

10.11          Agreements Related to the Acquisition of Mid-America Shredding,
               Inc.:

10.11.1 Asset Purchase Agreement dated February 16, 1996 by and among Recycling Industries of Missouri, Inc., Recycling
                    Industries, Inc., Mid-America Shredding, Inc. and Linda
                    Lawton incorporated by reference to Exhibit 10.1 to the Company's current report on Form 8-K reporting an event of April 15, 1996, Commission File No. 0-20179.

10.11.2             Assumption Without Release and Modification Agreement, dated
                    April 15, 1996, by and among Mid-America Shredding, Inc.,
                    Recycling Industries of Missouri, Inc., Recycling
                    Industries, Inc., Linda F. Lawton, Personal Representative of the Estate of Robert L. Lawton, Deceased and Linda Lawton incorporated by reference to Exhibit 10.2 to the Company's current report on Form 8-K reporting an event of April 15, 1996, Commission File No. 0-20179.

10.11.3             Security Agreement, dated April 15, 1996, between Recycling
                    Industries of Missouri, Inc. and Southwest Bank of St. Louis incorporated by reference to Exhibit 10.3 to the Company's current report on Form 8-K reporting an event of April 15, 1996, Commission File No. 0-20179.

10.11.4             Continuing Unlimited Guaranty Agreement dated April 15,
                    1996, between Recycling Industries, Inc. and Southwest Bank of St. Louis incorporated by reference to Exhibit 10.4 to the Company's current report on Form 8-K reporting an event of April 15, 1996, Commission File No. 0-20179.

10.11.5             Loan Agreement dated April 8, 1992, between Mid-America
                    Shredding, Inc. and Southwest Bank of St. Louis incorporated by reference to Exhibit 10.5 to the Company's current report on Form 8-K reporting an event of April 15, 1996, Commission
                    File No. 0-20179.

10.11.6             Promissory Note dated February 8, 1996, between Mid-America
                    Shredding, Inc. and Southwest Bank, Inc. incorporated by reference to Exhibit 10.6 to the Company's current report on Form 8-K reporting an event of April 15, 1996, Commission
                    File No. 0-20179.

10.12          Agreements Related to the Acquisition of Weissman Industries,
               Inc.:

Exhibit
 Number        Description
- -------        -----------

10.12.1             Stock Purchase Agreement by and among Wesley J. Weissman,
                    Walt Weissman, Wayne Weissman, Nancy Sarles, Recycling
                    Industries of Iowa, Inc., and Recycling Industries, Inc.**

10.13          Form of Share Repurchase Offer and Agreement.*

10.14          Form of Series I Warrant Exchange Offer and Agreement.***

18.1 Letter from AJ. Robbins, P.C. dated April 11, 1996, addressed to the Securities and Exchange Commission, incorporated by reference to the Company's current report on Form 8-K/A reporting an event of March 25, 1996, Commission File No. 0-20179.

21.1           List of the subsidiaries of Recycling Industries, Inc.*

23.1 Consent of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC - see Exhibit 5.1

23.2           Consent of AJ. Robbins, P.C.**

23.3           Consent of BDO Seidman, LLP**

24             Power of Attorney - See Signature Page of Registration Statement

27             Financial Data Schedule**

____________

*    Previously filed.

**   Filed herewith

***  To be filed by amendment.

ITEM 16(B) -  FINANCIAL STATEMENT SCHEDULES

     Consolidated Financial Statements for the years ended September 30, 1995 and 1994 and for the six months ended March 31, 1996.

ITEM 17 - UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (a) to include any prospectus required by section

10(a)(3) of the Securities Act; (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions discussed under Item 14 - Indemnification of Directors and Officers, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on May 24, 1996.

                                        RECYCLING INDUSTRIES, INC.


                                        By/s/ Thomas J. Wiens
                                          --------------------------------
                                          Thomas J. Wiens, Chairman and Chief
                                          Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and/or directors of Recycling Industries, Inc., by virtue of their signatures appearing below, hereby constitute and appoint Thomas J. Wiens, with full power of substitution, as attorney-in-fact in their names, places and steads to execute any and all amendments to this Registration Statement on Form S-1 in the capacities set forth opposite their names below and hereby ratify all that said attorney-in-fact may do by virtue thereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                              Title                        Date
- ----------                              -----                        ----

/s/ Thomas J. Wiens                Principal Executive           May 24, 1996
- -----------------------------
Thomas J. Wiens                    Officer and Director



/s/ Michael I. Price               Director                      May 24, 1996
- -----------------------------
Michael I. Price



/s/ Jerome B. Misukanis            Principal Financial           May 24, 1996
- -----------------------------
Jerome B. Misukanis                and Accounting
                                   Officer and Director



/s/ Graydon H. Neher               Director                      May 24, 1996
- -----------------------------
Graydon H. Neher



/s/ Barry Plost                    Director                      May 24, 1996
- -----------------------------
Barry Plost